Exhibit 4.06

BNFL/BEG COMMERCIAL IN CONFIDENCE

Dated    July 2003

(1) BRITISH ENERGY GENERATION LIMITED

(2) BRITISH NUCLEAR FUELS plc

(3) BRITISH ENERGY plc

DEED OF AMENDMENT

relating to

Agreement dated 31 March 2003 for the Supply of Fuel for Use in Advanced Gas

Cooled Reactors from 1 April 2006

BNFL/BEG COMMERCIAL IN CONFIDENCE

THIS DEED OF AMENDMENT is made the day of July 2003

BETWEEN

(1)	BRITISH ENERGY GENERATION LIMITED (formerly NUCLEAR ELECTRIC LIMITED), a company incorporated in England and Wales (company number 3076445) whose registered office is at Barnett Way, Barnwood, Gloucester, GL4 3RS (BEG which term shall include its successors in title and permitted assigns);

(2)	BRITISH NUCLEAR FUELS plc, a company incorporated in England and Wales (company number 1002607) whose registered office is at Risley, Warrington, Cheshire WA3 6AS (BNFL which term shall include its successors in title and permitted assigns); and

(3)	BRITISH ENERGY plc, a company incorporated in Scotland (company number SC162273) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (BE which term shall include its successors in title and permitted assigns), herein also referred to individually as Party and collectively as Parties as the context requires.

WHEREAS

(A)	On 31 March 2003 BEG, BNFL and BE entered into an agreement relating to the Supply of Fuel for Use in BEG’s Advanced Gas Cooled Reactors from 1 April 2006 (the Agreement).

(B)	The Parties wish to enter into this Deed of Amendment to make certain amendments to the Agreement with regard to the Conditions set out in Clause 1.6 of the Agreement and the parent-company guarantee set out in Clause 35 of the Agreement.

NOW THIS DEED OF AMENDMENT WITNESSES as follows:

1.	INTERPRETATION

1.1 Unless the context otherwise requires or unless otherwise defined in this Deed of Amendment, words and expressions defined in, or to be construed in accordance with, the Agreement shall have the same meaning and construction when used in this Deed of Amendment.

1.2 Words importing persons or Parties shall include firms, corporations and any organisation having legal capacity.

1.3 Words importing the singular only also include the plural and vice versa where the context requires.

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BNFL/BEG COMMERCIAL IN CONFIDENCE

1.4 Headings in this Deed of Amendment are for ease of reference only and shall not be taken into consideration in the interpretation or construction of this Deed of Amendment.

2.	COMMENCEMENT

This Deed of Amendment shall take effect as at and from the date of this Deed of Amendment.

3.	AMENDMENTS

3.1 The following amendments shall be made to the Agreement to reflect the changes described in Recital B.

(a)	Clause 1.6.3 shall be deleted and replaced with the following:

“BE, the Material Creditors and HMG becoming bound under agreements and/or a scheme of arrangement of BE to give effect to the terms of the Restructuring disclosed by BE to BNFL prior to or at the same time as BNFL entering into this Agreement, and such agreements and/or scheme are not subject to any outstanding conditions (other than any condition in any such agreement to the effect that the unconditionality of such agreement and/or scheme is dependent upon the unconditionality of this Agreement or any other document listed in Appendix 19) and are consistent with the Heads of Terms;”

(b)	Clause 1.6.7 shall be deleted and replaced with: “1.6.7. [Not Used]”.

(c)	Clause 35.5 shall be deleted and replaced with the following:

“In the event that BE ceases to be the ultimate holding company of BEG, BE shall forthwith notify BNFL thereof and, at the request of BNFL, BE shall assign and part with its rights and obligations under (a) this Agreement and (b) all other agreements and deeds entered into by BE, BNFL and either BEG or BEG(UK) (as the case may be) under which BE has any rights or obligations, to the ultimate holding company of BEG, subject to BE being released and discharged from all obligations, duties and liabilities under this Agreement and any such other agreements and deeds.”

3.2 Save as herein amended, the Agreement (including for the avoidance of doubt, the liabilities of, and the rights and remedies of BNFL as against, BE) shall continue in full force and effect.

4.	INCONSISTENCY

4.1 In the event of any inconsistency between this Deed of Amendment and provisions contained in or incorporated into the Agreement, this Deed of Amendment shall prevail.

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BNFL/BEG COMMERCIAL IN CONFIDENCE

5.	GOVERNING LAW

This Deed of Amendment shall be governed by and construed in accordance with English law.

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BNFL/BEG COMMERCIAL IN CONFIDENCE

IN WITNESS WHEREOF the Parties hereto have caused this Deed of Amendment to be duly executed as their Deed the day and year first before written.

EXECUTED as a DEED by	)
)
as attorney for	)
BRITISH ENERGY GENERATION	)
LIMITED	)

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

The Common Seal of	)
BRITISH NUCLEAR FUELS plc	)
was hereunto affixed in the	)
presence of	)

Director

Secretary/ Director

EXECUTED as a DEED by	)
)
as attorney for	)
BRITISH ENERGY plc	)

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

4

BNFL/BEG COMMERCIAL IN CONFIDENCE

EXECUTION COPY

Dated                                2003

BRITISH NUCLEAR FUELS plc

BRITISH ENERGY GENERATION LIMITED

BRITISH ENERGY plc

AGREEMENT

for the Supply of Fuel for Use in

Advanced Gas Cooled Reactors

from 1 April 2006

[LOGO OF FRESHFIELDS BRUCKHAUS DERINGER]

BNFL/BEG COMMERCIAL IN CONFIDENCE

I

BNFL/BEG COMMERCIAL IN CONFIDENCE

II

BNFL/BEG COMMERCIAL IN CONFIDENCE

III

BNFL/BEG COMMERCIAL IN CONFIDENCE

AGREEMENT FOR THE SUPPLY OF FUEL FOR USE IN ADVANCED GAS COOLED REACTORS FROM 1 APRIL 2006

DATE: 31 March 2003

BETWEEN:

BRITISH NUCLEAR FUELS plc, a company incorporated in England and Wales (company number 1002607) whose registered office is at Risley, Warrington, Cheshire, WA3 6AS (BNFL which term shall include its successors in title and permitted assigns);

BRITISH ENERGY GENERATION LIMITED (formerly NUCLEAR ELECTRIC LIMITED), a company incorporated in England and Wales (company number 3076445) whose registered office is at Barnett Way, Barnwood, Gloucester, GL4 3RS (BEG which term shall include its successors in title and permitted assigns); and

BRITISH ENERGY plc, a company incorporated in Scotland (company number SC162273) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (BE which term shall include its successors in title and permitted assigns), herein also referred to individually as Party and collectively as Parties as the context requires.

RECITALS:

(A)	BNFL carries on, through its business group Westinghouse, the business of, inter alia, the manufacture of uranium dioxide Fuel derived from enriched uranium hexafluoride and the supply of Fuel Elements suitable for use in advanced gas-cooled reactors and currently supplies BEG with such Fuel Elements together with associated components for delivery to BEG’s AGR Power Stations pursuant to an Agreement with Nuclear Electric Limited dated 3 June 1997, as amended (the Existing Fuel Supply Agreement).

(B)	On 5 September 2002 BE, the parent company of BEG, announced that it had entered into discussions with HMG with a view to seeking immediate financial support and to enable a longer term solvent restructuring to take place. On 9 September 2002, HMG granted BE a loan for up to £410 million in respect of its working capital requirements and cash collateral in the United Kingdom and North America. This loan was repayable on 27 September 2002 but, on 26 September 2002, was increased to £650 million and extended until 29 November 2002 and, on 28 November 2002, further extended until 9 March 2003.

(C)	In September 2002, BE informed BNFL both that it and its subsidiaries were unable to meet their obligations under the Existing Fuel Supply Agreement and certain of its other arrangements with BNFL and that a solvent restructuring of BE could not take place without the amendment of the commercial terms of the Existing Fuel Supply Agreement and such other arrangements.

(D)	On 28 November 2002, BNFL and BE entered into the Heads of Terms which contained non-binding summary proposals which, together with other proposals agreed between BE and HMG, were intended to lead to a solvent restructuring of BE (assuming that other interested third parties, including BE’s creditors, co-operated to put the solvent restructuring into effect).

(E)	In the Heads of Terms, BE and BNFL agreed, inter alia, to enter into negotiations with a view to entering into a new Fuel supply arrangement to be effective from 1 April 2006.

(F)	This Agreement sets out the terms and conditions upon which BNFL will, subject to the satisfaction (or waiver) of the Conditions, supply Fuel to BEG from 1 April 2006 until the end of the Fuel Supply Period.

BNFL/BEG COMMERCIAL IN CONFIDENCE

(G)	BNFL shall have the obligation to supply Uranic Elements to enable the delivery of Fuel to the AGR Power Stations and to supply Enriched UF6 to BEG or BEG’s PWR fuel fabricator for the fabrication into fuel for delivery to the PWR Power Station in accordance with the terms and conditions set out in this Agreement.

(H)	BNFL shall use all reasonable endeavours to minimise the cost at which it obtains Uranic Elements in accordance with an agreed Security of Supply Policy and the Stock and Procurement Strategy by which BNFL will seek to implement the said policy.

1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

Account means a record of UOC, UF6, Enriched UF6 or WIP held at a supplier or BNFL on behalf of BEG, BNFL or a third party as the context requires;

Additional Pass-Through Contracts has the meaning given to that term in the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

Affiliate means, in relation to a Party, a company over which that Party has control or which controls that Party or which is controlled by the same company as that Party (and, for the purposes of this definition, control has the meaning given to such term in Section 840 of the Income and Corporation Taxes Act 1988);

AGR Power Station means a power station incorporating advanced gas-cooled reactors as specified in Appendix 1;

Agreed means agreed in writing between BEG and BNFL;

Agreement means this Agreement and the Appendixes hereto or agreement in writing between BEG and BNFL as the context may require;

Ancillary Components means all the components, with the exception of Fuel Elements, required for the assembly of Fuel Stringers, which components are more particularly described in the Approved Product List;

Ao and Bo shall be as set forth in Appendix 5;

Approved Product List means the Agreed list of Fuel as amended from time to time which BEG may order and BNFL on acceptance of such order will supply under the terms of this Agreement. The Approved Product List Agreed at the date hereof is referred to in Appendix 2;

Assay means the total weight of U235 isotope divided by the total weight of all uranium isotopes expressed as a weight percent (wt%);

BEG(UK) means British Energy Generation (UK) Limited, a company incorporated in Scotland (company number SC117121) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR;

BEG(UK) AGR Power Station means the power stations incorporating advanced gas-cooled reactors operated by BEG(UK) at Hunterston B and Torness;

BEG(UK) Agreement means the agreement for the supply of Fuel for use in advanced gas- cooled reactors from 1 April 2006 between BEG(UK), BE and BNFL dated the same date as this Agreement;

BNFL Interim Sale Uranium has the meaning given to that term in Clause 2.23.2;

BNFL/BEG COMMERCIAL IN CONFIDENCE

BNFLPass-Through Contracts has the meaning given to that term in Clause 2.27;

Book Transfer means the transfer of the Stocks on the books of BNFL and/or a supplier from BNFL’s Account to BEG’s Account as the context requires;

Book Value of the Remaining Termination A Stocks means the book value used by BNFL to determine the Remaining Termination A Stocks Purchase Price as at the last date of completion in respect of the Remaining Termination A Stocks as shall be certified by BNFL’s auditors pursuant to Clause 2.12.2;

Buying-in Price of Externally Sourced Components has the meaning given to such term in Appendix 17;

Central Store means the central Fuel store referred to in Appendix 16;

Completion means completion of the sale and purchase of the Termination A Stocks or the Termination B Stocks (as the case may be) under the terms of this Agreement;

Conditions means the conditions set out in Clause 1.6;

Contract Specification means the Agreed specifications against which Fuel and its constituent parts are supplied by BNFL more particularly described in Appendix 3 as amended by Agreement from time to time;

Contracts means such of the contracts listed in Schedule 1 to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks as have been or are proposed to be, utilised for the purposes of supplying Fuel to BEG under this Agreement;

Conversion Services means the process of converting natural uranium in the form of UOC into natural uranium in the chemical form of UF6;

Day means any day of any week including Saturday, Sunday and all public holidays;

Decommissioning means following post operational cleanout, the closure, and if required the making safe and surveillance of all BNFL facilities utilised for the performance of this Agreement and the ultimate dismantling of the said facilities, the undertaking of any other operations thereto as may be necessary and clearing that part or parts of the site on which the said facilities stand for release for unconditional use;

Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks means the deed of the same name between BNFL and BEG dated the same date as this Agreement;

Delivery means the Book Transfer of the Stocks and Deliver shall have a corresponding meaning;

EC Treaty means the Treaty Establishing the European Community of 25 March 1957 as from time to time amended;

Enriched means having a content of the isotope uranium 235 higher than 0.711% w/w;

Enriched UF6 means uranium hexafluoride having a content of the isotope uranium 235 higher than 0.711% w/w;

Enriched Uranium Material means products created or used during the processing of enriched Fuel including but not limited to UF6, U02 and UOC powders, Fuel Pellets and process residues;

Enrichment means the process expressed in terms of SWU by which natural UF6 is changed into Enriched UF6 with an increased Assay of U235 and tails, with a lower Assay of U235, are produced;

BNFL/BEG COMMERCIAL IN CONFIDENCE

Existing Designs means designs for Fuel which are included on the Approved Product List at the date hereof;

Existing Fuel Supply Agreement shall have the meaning given to it in Recital (A);

Final Suppliers means the suppliers of Uranic Elements to BNFL under the Contracts and the New Contracts on the date of expiry or early termination of the Uranic Elements Supply Component of this Agreement;

Financial Year 2003 means the financial year ending 31 March 2003;

Forward Contract Cover means such quantity of Uranic Elements as may be made available by BNFL pursuant to the Contracts or New Contracts (or options within the Contracts or New Contracts) for the procurement of such material (excluding the Special Terms);

Fuel means Fuel Elements and Ancillary Components included in the Approved Product List;

Fuel Element means a cluster of Fuel Pins and associated components assembled within a single graphite sleeve or a combination of graphite sleeves to Contract Specification and included in the Approved Product List;

Fuel Pellet means a uranium dioxide pellet manufactured to meet a Contract Specification;

Fuel Pin means a quantity of Fuel Pellets assembled and sealed in a single can in accordance with Contract Specification and ready for incorporation in a Fuel Element;

Fuel Stringer means a complete channel of Fuel Elements together with the Ancillary Components;

Fuel Supply Period means the period from 1 April 2006 until the date specified in the written notice received by BNFL from BEG as the date following which no further Fuel of any type will be loaded into any Reactor in any AGR Power Station or BEG(UK) AGR Power Station;

Group means, in relation to a Party, that Party and each Affiliate of that Party; and Group Company means any company within such a Group;

Heads of Terms means the non-binding heads of terms as initialled by Mr. John Edwards and Mr. Keith Lough, on behalf of BNFL and BE respectively, on 28 November 2002;

Historic Spent Fuel has the meaning given to the term Fuel in the Historic Spent Fuel Agreement;

Historic Spent Fuel Agreement means the agreement entered into by the Parties on the date of this Agreement relating to the storage and reprocessing of irradiated oxide fuel and related services in relation to Historic Spent Fuel;

HMG means the Government of the United Kingdom;

Initial Stocks has the meaning given to that term in the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

Initial Stocks Purchase Price has the meaning given to that term in the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

Initial Termination A Completion Date means:

(a)	in relation to the expiry of the Uranics Term, the date which is 5 Working Days after such date of expiry; or

BNFL/BEG COMMERCIAL IN CONFIDENCE

(b)	in relation to termination of the Uranics Term pursuant to Clause 2.2.1, the date of termination specified in the notice served by either BNFL or BEG pursuant to Clause 2.2.1;

Initial Termination A Stocks means all Enriched Uranium Material (excluding the derivatives of Enriched UF6 described in column numbers 8 and 9 of the latest Enriched Uranium Breakdown Statement issued prior to the Initial Termination A Stocks Completion Date pursuant to paragraph 4 of Appendix 10) and up to 477,000 kgU of UF6;

Initial Termination A Stocks Completion means completion of the sale and purchase of the Initial Termination A Stocks in accordance with Clause 2.9;

Initial Termination A Stocks Purchase Price means the purchase price of the Initial Termination A Stocks as determined in accordance with Clause 2.7;

Interim Sale Uranium has the meaning given to that term in the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

Interim Sale Uranium Purchase Price means the price paid by BNFL for the purchase of Interim Sale Uranium (if any) pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

Instrumented Fuel means that Fuel supplied by BNFL to BEG under the provisions of the Agreement for the Manufacture of Non-Standard Fuel and Provision of Miscellaneous Services dated 31 March 1995, as amended;

Irradiated Fuel Element means a Fuel Element which has been supplied by BNFL and which has subsequently been irradiated in one of BEG’s or BEG(UK)’s Reactors;

Joint Study Team means the joint team established by BNFL, BEG and BEG(UK) to study the end of life optimisation programme for the AGR Power Stations and the BEG(UK) AGR Power Stations;

LCIA means the arbitral institution formerly known as the London Court of International Arbitration;

LIBOR means the three month London Inter-Bank Offer Rate for Sterling loans, quoted daily by the London edition of the Financial Times or, in the event that on a particular day that publication is not published, the three month London Inter Bank Offer Rate at 11.00am as quoted by the National Westminster Bank Plc for Sterling loans or such other rate as BEG and BNFL Agree;

LMA means the Liabilities Management Authority or any other body established by HMG for the purpose of assuming responsibility for cleaning up the “nuclear legacy”, as defined in and contemplated by the White Paper;

Material Creditors means the Creditors as defined in the Standstill Agreement;

Month means a period of time defined as a Month by ESI Standard 99-1 or its equivalent;

month means a calendar month;

New BNFL means a new company to be created pursuant to the restructuring of BNFL and its businesses in connection with the establishment of the LMA, as such restructuring is referred to in and contemplated by the White Paper;

New Contracts means such of those contracts entered into by BNFL for the provision of UOC and/or natural uranium hexafluoride and/or Enriched UF6 and/or the conversion, enrichment and/or storage of such material as have been or are proposed to be for the purposes of supplying Fuel to BEG under this Agreement, excluding the Contracts;

BNFL/BEG COMMERCIAL IN CONFIDENCE

New Pricing Period shall have the meaning given in Appendix 5, Part B;

New Spent Fuel has the meaning given to the term Fuel in the New Spent Fuel Agreement;

New Spent Fuel Agreement means the agreement entered into between the Parties on the date of this Agreement for spent Fuel management services in respect of New Spent Fuel;

New Uranics Commitment means the exercise of an option under, the extension of the term of, or the renegotiation of, any agreement between BNFL and a Supplier or Final Supplier (as the case may be) for the purposes of supplying Fuel to BEG under this Agreement (excluding any firm obligations existing under the Contracts at the time such Contracts were novated to BNFL);

Non-Nuclear Risk means any risk in respect of which a nuclear site licensee is not responsible pursuant to the Nuclear Installations Act 1965, as amended, including any extension or re-enactment thereof;

Novation and Amendment Deed means a novation and amendment deed between BNFL, BEG and a Supplier or Final Supplier (as the case may be) to effect the novation and amendment of a Supply Agreement to which that Supplier or Final Supplier (as the case may be) is a party substantially in the form set out in Schedule 4 to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks amended to reflect BNFL as Seller and BEG as Buyer and a new Effective Date determined in accordance with Clause 2.26.6;

OFC means the Oxide Fuel Complex at Springfields;

Packaging means the containers and all packing material in which Fuel is delivered and transported by BNFL;

Pass-Through Contracts has the meaning given to that term in the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

PIE means post irradiation examination of Fuel;

Pricing Principles means those principles relating to the calculation of Uo, Vo, Wo and Xo as set out in Appendix 21;

Process Float means Enriched Uranium Material in process at Springfields in excess of material to be fabricated into Fuel currently on order;

Process Losses means irrecoverable Enriched Uranium Material losses. For the avoidance of doubt BEG shall have no entitlement to Enriched Uranium Material contained within Process Losses;

PWR Power Station means the power station incorporating a pressurised water reactor at Sizewell B;

Quality Audit Programme means a schedule of audits which BNFL intends to carry out in any one calendar year on its suppliers;

Reactor means an advanced gas-cooled reactor incorporated in an AGR Power Station or BEG(UK) AGR Power Station operated by BEG or BEG(UK), as appropriate;

Reactor Failure means BEG not generating electricity at one or more of its Reactors or the PWR Power Station due to reasons beyond the control of BEG (including without limitation events of Force Majeure pursuant to Clause 21 but not including planned outages);

Regulatory Bodies means any local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of HMG or the European Union with the power of regulation over the activities of BNFL;

BNFL/BEG COMMERCIAL IN CONFIDENCE

Remaining Stocks has the meaning given to that term in the Deed for the Sale and Purchase of Enriched and Natural Uranium Stock;

Remaining Stocks Purchase Price has the meaning given to that term in the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

Remaining Termination A Stocks means all:

(a)	UOC, UF6 and Enriched UF6 held by the Final Suppliers on behalf of BNFL for the purposes of supplying Fuel to BEG under this Agreement;

(b)	Enriched UF6 held by BNFL for the purposes of supplying Fuel to BEG under this Agreement; and

(c)	WIP held by BNFL at Springfields for the purposes of supplying Fuel to BEG under this Agreement,

to the extent that they are so held at the Remaining Termination A Stocks Completion Date and do not form part of the Initial Termination A Stocks or the BNFL Interim Sale Uranium (if any);

Remaining Termination A Stocks Completion means completion of the sale and purchase of the Remaining Termination A Stocks in accordance with Clause 2.10;

Remaining Termination A Stocks Completion Date means the date which is the later of (i) 3 months after the Initial Termination A Stocks Completion Date and (ii) five Working Days after the condition precedent in clause 2.1 of the Novation and Amendment Deed is satisfied;

Remaining Termination A Stocks Purchase Price means the purchase price of the Remaining Termination A Stocks as determined in accordance with Clause 2.8;

Reprocessing means the services outlined in clause 7 of the Historic Spent Fuel Agreement;

Retail Price Index means the Retail Prices Index (All Items) published in the Monthly Digest of Statistics by the Office for National Statistics (or any successor entity performing an equivalent function) of the United Kingdom, which shall be used to the full precision with which it is published. In the event that the Retail Price Index is discontinued or the basis of its calculation is modified, BEG and BNFL shall adopt such alternative index as shall be specified in replacement by the body in the United Kingdom responsible for the production of such statistics or, in the absence of such alternative index being specified or the alternative being unacceptable to BEG or BNFL, such index as may be Agreed;

Second Remaining Termination A Completion Date has the meaning given to that term in Clause 2.11.3;

Security Interest means any security interest of any nature whatsoever including, without limitation, any mortgage, charge, pledge, lien, assignment by way of security or other encumbrance;

Security of Supply Policy means the policy established pursuant to Clause 3.6;

Special Terms means those clauses listed in Appendix 30;

Springfields means the nuclear Fuel manufacturing works of BNFL at Springfields, Preston, PR4 0XJ;

Standstill Agreement means the standstill agreement between BE, BNFL and the other companies and creditors listed in Schedule 2 and 3 thereto, dated 14 February 2003;

BNFL/BEG COMMERCIAL IN CONFIDENCE

Stock and Procurement Strategy means the strategy established pursuant to Clause 3.7;

Stock Cover means such quantity of Uranium Material held in inventory by BNFL for the purpose of supplying Fuel to BEG and BEG(UK) at any time including those quantities required by BNFL to meet its obligations for the supply of Fuel to BEG pursuant to this Agreement;

Stock Cover Trigger means [            ]* escalated from 1 April 2006 in accordance with Appendix 6;

Stocks means the Termination A Stocks or the Termination B Stocks (as the context requires);

Storage means the services outlined in clause 5 of the Historic Spent Fuel Agreement and clause 2 of the New Spent Fuel Agreement;

Supplier means a counterparty to a Contract;

SWU means Separative Work Unit;

TENEX means Techsnabexport Joint Stock Company, Moscow, Russia;

Termination A Stocks means the Initial Termination A Stocks and the Remaining Termination A Stocks;

Termination B Completion means completion of the sale and purchase of the Termination B Stocks in accordance with this Agreement;

Termination B Completion Dates mean the dates set out in the Termination B Completion Schedule, which shall be no later than the fifth anniversary of the date of termination of the Uranics Term pursuant to Clause 23;

Termination B Completion Schedule has the meaning given to that term in Clause 2.19;

Termination B Purchase Price means the purchase price of the Termination B Stocks as determined in accordance with Clause 2.18;

Termination B Stocks means all:

(a)	UOC, UF6 and Enriched UF6 held by the Final Suppliers on behalf of BNFL for the purposes of supplying Fuel to BEG under this Agreement;

(b)	Enriched UF6 held by BNFL for the purposes of supplying Fuel to BEG under this Agreement; and

(c)	WIP held by BNFL at Springfields for the purposes of supplying Fuel to BEG under this Agreement,

to the extent that they are so held at the date of termination specified in the notice pursuant to Clause 23 and do not form part of the BNFL Interim Sale Uranium;

Third Party Risk means the risk of incurring liability to any persons or entities other than the Parties which may result from any damage to property or from any injury (including injury resulting in death) or loss which may be attributable wholly or in part to the matters referred to herein;

Transport Approval Certificates means those certificates issued by the Department for Transport to BNFL approving the use of containers to transport unirradiated Fuel;

tU means tonne(s) of uranium;

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

U means uranium;

UF6 means natural uranium hexafluoride which has been accepted by the relevant supplier holding such material;

Uo has the meaning given to that term in Clause 4.1;

UO2 means uranium dioxide;

UOC means natural uranium ore concentrate, also known as U3O8 (or triuranium octoxide), which has been accepted by the relevant supplier holding such material;

Uranic Elements means UOC (measured in kgU), Conversion Services (measured in kgU) and Enrichment (measured in SWU);

Uranic Elements Supply Component of this Agreement means the provisions relating to BNFL’s obligation to supply Uranic Elements to enable the delivery of Fuel to the AGR Power Stations and to supply Enriched UF6 to BEG or BEG’s PWR fuel fabricator for the fabrication of fuel for delivery to the PWR Power Station;

Uranics Review Board means the review board referred to in Clause 3.5;

Uranics Term has the meaning given to that term in Clause 2.2;

Uranium Material means uranium in any form, including UOC, UF6 or Enriched Uranium Material;

Urenco means the United Kingdom, Netherlands and German joint venture respectively carrying out business under the names Urenco (Capenhurst) Limited, Urenco NL BV and Urenco Deutschland GmbH and represented for the purposes of relevant enrichment contracts with BEG by Urenco Ltd., 18 Oxford Road, Marlow, Buckinghamshire;

Vo has the meaning given to that term in Clause 4.1;

Warranty means a statement contained in Appendix 32;

Waste means all radioactive and non-radioactive material (including without limitation, solids, liquids or gaseous substances) that are produced under or result from the performance or failure thereof by BNFL or any of its sub-contractors under or pursuant to this Agreement;

Westinghouse means Westinghouse Nuclear Fuel Business Unit, a business group of BNFL;

White Paper means the White Paper published by HMG with command number 5552 entitled “Managing the Nuclear Legacy: A Strategy for Action”, presented to Parliament by the Secretary of State for Trade and Industry in July 2002;

WIP means all Enriched UF6 used for the purposes of being manufactured into Fuel under this Agreement, and all Enriched UF6 in the process of being manufactured into Fuel under this Agreement, including those derivatives of such Enriched UF6 described in column numbers 1B,2 and 4 to 9 of Table 4 in Appendix 10;

Wo has the meaning given to that term in Clause 4.1;

Working Day means any day from Monday to Friday between 0900 and 1600 inclusive, other than Christmas Day, Good Friday and (a) statutory bank holidays in England or Scotland and local public holidays in East Kilbride (or wherever else in Scotland BE’s registered office may be situated) where used in respect of a period of time for payment following the issue of an invoice by BNFL, or (b) statutory bank holidays in England only, for all other purposes;

BNFL/BEG COMMERCIAL IN CONFIDENCE

Xo has the meaning given to that term in Clause 4.1; and

Year means a period commencing on any 1 April and ending on the following 31 March (both dates inclusive).

1.2 The expressions in writing or written include any means of representing or reproducing information in a visible, legible and permanent form; and all references to £ shall refer to pounds sterling.

1.3 The headings in this Agreement and the Appendixes hereto are for convenience only and shall not affect its interpretation and all references contained herein to Recitals, Clauses, Sub-Clauses, Schedules, Annexes and Appendixes shall refer to the corresponding Recital, Clause, Sub-Clause, Schedule, Annex or Appendix of this Agreement unless specific reference is made to a Recital, Clause, Sub-Clause, Schedule, Annex or Appendix of another document or instrument.

1.4 Words importing the singular meaning include where the context so admits the plural meaning and vice-versa.

1.5 In the event of any conflict between the provisions of the Clauses and the provisions of the Appendixes hereto, the provisions of the Clauses shall prevail.

CONDITIONS PRECEDENT

1.6 If any of the following Conditions has not been satisfied (or waived) on or before 31 December 2004 (or such other date as is referred to in the relevant Condition) or such later date as is agreed by the Parties in order to ensure compliance with any conditions or obligations attached to a decision referred to in Clause 1.6.4(b) or if, at any time prior to that date, it becomes apparent that one or more of the Conditions which remain unsatisfied will not be satisfied on or before 31 December 2004 (or such other date as is referred to in the relevant Condition), this Agreement shall be terminated:

1.6.1	the documents listed in Appendix 19 having been executed and being subject to no outstanding conditions to their coming into full force and effect other than any condition in any such document to the effect that the unconditionality of such document is dependent on the unconditionality of this Agreement or any other document listed in Appendix 19;

1.6.2	prior to the Restructuring Date (as such term is defined in the Standstill Agreement, but save that for the purposes of this Clause, the definition of Restructuring Date shall be deemed not to include any reference to the execution or delivery of this Agreement or any reference to the satisfaction or waiver of the conditions to the effectiveness of this Agreement) BEG not having received a notice in writing from BNFL, which notice may only be served if the terms agreed between any BEG Group Company and any of the Material Creditors, particularly with respect to the timing of any payment of any sums, taking into account the respective circumstances of BNFL and such Material Creditor, including the differing types of obligation owed by BEG Group Companies to BNFL and such Material Creditor, are more favourable to such Material Creditor than those agreed with BNFL or, having received such a notice, such notice has been withdrawn by BNFL. BNFL shall withdraw any such notice where the relevant conditions cease to exist. For the purpose of evidencing satisfaction of this condition, BE shall:

(i)	make to BNFL full and complete disclosure as to the terms applicable to BE’s Material Creditors and HMG; and

(ii)	provide BNFL with sufficient information and data both on BE’s current financial position and on BE’s likely financial position post BE’s solvent Restructuring;

1.6.3	the entry into by BE of agreements with the Material Creditors and HMG to give effect to the terms of the Restructuring disclosed by BE to BNFL prior to or at the same time as BNFL entering into this Agreement, and such agreements are not subject to any outstanding conditions (other than any condition in any such agreement to the effect that the

BNFL/BEG COMMERCIAL IN CONFIDENCE

unconditionality of such agreement is dependent on the unconditionality of this Agreement or any other document listed in Appendix 19) and are consistent with the Heads of Terms;

1.6.4	the Commission of the European Communities (the Commission) adopting a decision or decisions under Article 88(2) of the EC Treaty that:

(a)	the Restructuring does not involve any State aid granted by or through the resources of HMG within the scope of Article 87(1) of the EC Treaty, whether to any member of the BEG Group or to any other person or undertaking; and/or

(b)	to the extent that the Restructuring does involve State aid granted by or through the resources of HMG within the scope of Article 87(1) of the EC Treaty, whether to any member of the BEG Group or to any other person or undertaking, such aid is nevertheless compatible with the common market;

1.6.5	to the extent that any modification or amendment of this Agreement or any agreement or arrangement contemplated by it is required in order for the Commission to be able to adopt a decision referred to in Clause 1.6.4(a) or a decision referred to in Clause 1.6.4(b) is adopted by the Commission subject to conditions or obligations that require the modification or amendment of this Agreement or any agreement or arrangement contemplated by it, any such modifications or amendments being reasonably acceptable in terms and in form to each of BNFL and BE;

1.6.6	if a decision referred to in Clause 1.6.4(b) is adopted by the Commission subject to conditions or obligations, such conditions and obligations being in terms and in form reasonably acceptable to each of BE and BNFL and to the extent that such conditions or obligations must be complied with or implemented prior to the date immediately following the date upon which the Termination Conditions have been satisfied any such conditions or obligations having been implemented or otherwise complied with by HMG; and

1.6.7	prior to the Restructuring Date (as such term is defined in the Standstill Agreement, but save that for the purposes of this Clause, the definition of Restructuring Date shall be deemed not to include any reference to the execution or delivery of this Agreement or any reference to the satisfaction or waiver of the conditions to the effectiveness of this Agreement) BEG not having received a notice in writing from BNFL, which notice may only be served if, no appropriate assurances from HMG are existing, including arrangements having been made with the relevant BEG Group Companies and BNFL, with regards to the assumption by HMG of all liabilities associated with all Historic Spent Fuel or, having received such a notice, such notice has been withdrawn. BNFL shall withdraw any such notice where the relevant conditions cease to exist.

For the purposes of this Clause 1.6, Restructuring means the implementation of a restructuring plan intended to achieve the solvent reconstruction and long-term financial viability of the BEG Group, as described in the State aid notification made by HMG to the Commission on 7 March 2003 (the State Aid Notification) and any other matters or measures arising therefrom.

1.7 Each of the Parties undertakes to use reasonable endeavours to ensure the Conditions are satisfied as soon as reasonably practicable and in any event by 31 December 2004 or such other date as is referred to in any such Conditions.

1.8 BNFL shall be entitled in its absolute discretion, by written notice (or written notices, from time to time) to the other Parties, to waive the Conditions in Clauses 1.6.1 to 1.6.4 either in whole or in part (provided that at the same time BNFL waives the equivalent Condition (if any) in each of the agreements listed in Appendix 19).

1.9 BNFL acknowledges and agrees that it will not claim that the terms of the Standstill Agreement fail to satisfy the Condition set out in Clause 1.6.2. For the avoidance of doubt, so far as concerns the non-

BNFL/BEG COMMERCIAL IN CONFIDENCE

binding heads of terms annexed to the Standstill Agreement, this acknowledgement does not extend to any eventual arrangements other than as expressly provided in such heads of terms.

2.	DURATION OF AGREEMENT

2.1 Subject to the satisfaction (or waiver) of the Conditions this Agreement shall take effect on 1 April 2006 and, subject to the provisions of Clauses 21 (Force Majeure), 23 (Non-Performance) and 30 (Termination and Survival) continue in force until the end of the Fuel Supply Period. For the avoidance of doubt this Agreement shall remain in force even if BEG is no longer loading Fuel of any type into any Reactor in any AGR Power Stations, provided BEG(UK) continues to load Fuel of any type into any Reactor of at least one of the BEG(UK) AGR Power Stations.

2.1A	This Agreement shall not take effect in the event that the Existing Fuel Supply Agreement has terminated for any reason other than expiry of its term.

2.2	The term of the Uranic Elements Supply Component of this Agreement (the Uranics Term), together with the arrangements relating to the Pass-Through Contracts and the Additional Pass-Through Contracts pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks, shall (subject to Clause 2.2.A) commence on 1 April 2006 and shall continue in force until the end of the Fuel Supply Period, unless:

2.2.1	(subject to BEG’s right to terminate the Uranics Term and the arrangements relating to the Pass-Through Contracts and Additional Pass-Through Contracts pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks pursuant to Clause 23.2) either BEG or BNFL gives no less than 12 months’ written notice to the other that it wishes to terminate the Uranic Elements Supply Component of this Agreement (such termination to take effect on the date specified in the relevant notice), provided that such notice shall not be given by BEG or BNFL before 1 April 2009; or

2.2.2	the Uranic Elements Supply Component of this Agreement is terminated earlier pursuant to Clause 23.2; or

2.2.3	this Agreement is terminated pursuant to Clauses 21 or 23.1.

2.2A	Subject to Clause 2.1A, the Uranics Term shall not commence on 1 April 2006 in the event that BEG has terminated the Uranics Term as defined in the Existing Fuel Supply Agreement pursuant to Clause 23.2 of the Existing Fuel Supply Agreement, and the amendments in Appendix 28 shall come into force on 1 April 2006.

2.3	At the end of the Uranics Term BNFL shall, during the 12 months following the end of the Fuel Supply Period or, in the case where the Uranics Term ends prior to the end of the Fuel Supply Period, during the 12 months following the date of service of the relevant termination notice (as the case may be), take the following actions in connection with BEG taking over the Uranic Elements Supply Component of this Agreement:

2.3.1	provide to BEG, at no cost to BEG, all reports and supporting information, as may reasonably be requested by BEG;

2.3.2	in addition to the provision of information to BEG under Clause 2.3.1, provide to BEG, at no cost to BEG, the services of BNFL staff involved in operating and/or administering the Uranic Elements Supply Component of this Agreement as may reasonably be requested by BEG subject to a maximum cap of three man months’ services; and

2.3.3	where BNFL is providing commercial transport services to third parties, discuss with BEG the possible provision to BEG of such services on terms to be Agreed.

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.4	At the end of the Uranics Term:

2.4.1	BNFL shall sell and BEG shall purchase the Termination A Stocks or Termination B Stocks (as the case may be);

2.4.2	BNFL shall transfer the Contracts and New Contracts to BEG or in the event that such transfer cannot be obtained, pass-through the benefit of such Contracts or New Contracts to BEG; and

2.4.3	the amendments to this Agreement set out in Appendix 28 shall come into force on the date determined under Clause 2.28 (and the rest of this Agreement shall continue unaffected),

in accordance with the provisions of this Agreement.

2.5	BEG and BNFL agree that:

2.5.1	Clauses 2.6 to 2.16 (inclusive) and Clauses 2.23 to 2.36 (inclusive) will apply at the end of the Uranics Term (including where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18), except where the Uranics Term has terminated in accordance with Clause 23; and

2.5.2	Clauses 2.17 to 2.22 (inclusive) and Clauses 2.23 to 2.36 (inclusive) will apply where the Uranics Term has terminated in accordance with Clause 23 (and not where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18, in which case, Clauses 2.6 to 2.16 (inclusive) and Clauses 2.23 to 2.36 (inclusive) shall apply).

Termination A Completion

2.6	At the end of the Uranics Term (including where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18), except where the Uranics Term has terminated in accordance with Clause 23, BNFL agrees to sell and BEG agrees to purchase the Termination A Stocks, on the terms that the same covenants shall be deemed to be given by BNFL on the Initial Termination A Stocks Completion Date and the Remaining Termination A Stocks Completion Date, as are implied under Part I of the Law of Property (Miscellaneous Provisions) Act 1994 (as may be modified from time to time) where a disposition is expressed to be made with full title guarantee.

2.7	The Initial Termination A Stocks Purchase Price shall be an amount determined in accordance with Part B of Appendix 31, and BEG shall pay the Initial Termination A Stocks Purchase Price to BNFL on the Initial Termination A Stocks Completion Date in accordance with the provisions of Clause 2.9.

2.8	The Remaining Termination A Stocks Purchase Price shall be an amount determined in accordance with Part D of Appendix 31, and BEG shall pay the Remaining Termination A Stocks Purchase Price to BNFL on the Remaining Termination A Stocks Completion Date in accordance with the provisions of Clause 2.10.

2.9	Initial Termination A Stocks Completion shall take place, upon the Initial Termination A Stocks Completion Date. At Initial Termination A Stocks Completion:

2.9.1	BEG shall pay the Initial Termination A Stocks Purchase Price in immediately available funds to BNFL or to such person as BNFL directs in writing by transfer of funds for same day value to the account which is notified to BEG by BNFL at least 3 Working Days before the Initial Termination A Stocks Completion Date; and

2.9.2	BNFL shall Deliver the Initial Termination A Stocks to BEG.

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.10	Remaining Termination A Stocks Completion shall take place, upon the Remaining Termination A Stocks Completion Date. At Remaining Termination A Stocks Completion:

2.10.1	BEG shall pay the Remaining Termination A Stocks Purchase Price in immediately available funds to BNFL or to such person as BNFL directs in writing by transfer of funds for same day value to the account which is notified to BEG by BNFL at least 3 Working Days before the Remaining Termination A Stocks Completion Date;

2.10.2	BNFL shall Deliver the Remaining Termination A Stocks to BEG and provide to BEG a confirmation from each Final Supplier that Delivery will take place upon receipt by each Final Supplier of notice from BNFL that the Remaining Termination A Stocks Purchase Price has been received from BEG. In this Clause 2.10.2. Delivery is deemed to have taken place upon receipt by each Final Supplier of the notice by BNFL that the Remaining Termination A Stocks Purchase Price has been received by BNFL; and

2.10.3	BNFL shall send a notice to each Final Supplier that the Remaining Termination A Stocks Purchase Price has been received by BNFL upon receipt of the Remaining Termination A Stocks Purchase Price from BEG as referred to in Clause 2.10.1.

2.11	If on the Remaining Termination A Stocks Completion Date BNFL cannot effect Delivery of all of the Remaining Termination A Stocks:

2.11.1	BEG shall accept that proportion of those Remaining Termination A Stocks which BNFL is able to Deliver on the Remaining Termination A Stocks Completion Date, provided that (except in the event that BNFL’s inability to effect Delivery of those Remaining Termination A Stocks is solely due to the failure of BEG to maintain an Account with the Final Suppliers or other act or omission of BEG) BEG may elect not to accept any of the Remaining Termination A Stocks to the extent that BNFL is unable to Deliver equal to or more than 75% of the Book Value of the Remaining Termination A Stocks on the Remaining Termination A Stocks Completion Date;

2.11.2	BEG shall pay to BNFL, on account of the Remaining Termination A Stocks Purchase Price, an amount which represents that proportion of the Remaining Termination A Stocks Purchase Price applying to the Remaining Termination A Stocks which BNFL has Delivered on the Remaining Termination A Stocks Completion Date and in respect of which BEG has not exercised its right not to accept under Clause 2.11.1; and

2.11.3	completion in respect of such of the Remaining Termination A Stocks which BNFL has not Delivered on the Remaining Termination A Stocks Completion Date will take place at such later date (the Second Remaining Termination A Stocks Completion Date) as specified by BNFL to BEG (which in any case shall be no later than one month after the Remaining Termination A Stocks Completion Date or, in the event that BEG does not have an Account at the relevant Final Supplier or an act or omission of BEG, such later date as BNFL shall stipulate to BEG), on which date:

(a)	BEG shall pay to BNFL in the same manner as referred to in Clause 2.10.1 (but not subject to Clause 2.11.1) on account of the Remaining Termination A Stocks Purchase Price, an amount which represents that proportion of the Remaining Termination A Stocks Purchase Price applying to the Remaining Termination A Stocks which BNFL has Delivered on the Second Remaining Termination A Stocks Completion Date; and

(b)	BNFL shall Deliver such Remaining Termination A Stocks to BEG in the same manner as set out in Clause 2.10.2.

2.12	On or before:

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.12.1	seven Working Days after the Remaining Termination A Stocks Completion Date or the Second Remaining Termination A Stocks Completion Date, BNFL shall deliver to BEG a statement of Enriched UF6 and WIP held by BNFL at Springfields; and

2.12.2	one month after the Remaining Termination A Stocks Completion Date (or if any, the Second Remaining Termination A Stocks Completion Date) BNFL shall deliver to BEG certificates from BNFL’s auditors confirming:

(a)	the level of Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date; and

(b)	the Book Value of the Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date.

2.13	If on delivery of the certificates referred to in Clause 2.12, it is established that the Remaining Termination A Stocks Purchase Price is less than the Book Value of the Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date, BEG shall pay to BNFL within seven Working Days of the date of delivery of the certificates referred to in Clause 2.12:

2.13.1	the shortfall between that portion of the Remaining Termination A Stocks Purchase Price paid on the Remaining Termination A Stocks Completion Date and the Book Value of the Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date, together with any interest thereon at the rate of 1 per cent per annum plus LIBOR applying as at the Remaining Termination A Stocks Completion Date accruing on a daily basis from the Remaining Termination A Stocks Completion Date to the date of payment by BEG; and

2.13.2	the shortfall between that portion of the Remaining Termination A Stocks Purchase Price paid on the Second Remaining Termination A Stocks Completion Date and the Book Value of the Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date, together with any interest thereon at the rate of 1 per cent. per annum plus LIBOR applying as at the Remaining Termination Stocks Completion Date accruing on a daily basis from the Second Remaining Termination A Stocks Completion Date to the date of payment by BEG.

2.14	If on delivery of the certificates referred to in Clause 2.12, it is established that the Remaining Termination A Stocks Purchase Price exceeds the Book Value of the Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date, BNFL shall repay to BEG within seven Working Days of the date of delivery of the certificate referred to in Clause 2.12;

2.14.1	the amount by which that portion of the Remaining Termination A Stocks Purchase Price paid on the Remaining Termination A Stocks Completion Date exceeds the Book Value of the Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date, together with any interest thereon at the rate of 1 per cent per annum plus LIBOR applying as at the Remaining Termination A Stocks Completion Date accruing on a daily basis from the Remaining Termination A Stocks Completion Date to the date of payment by BNFL; and

2.14.2	the amount by which that portion of the Remaining Termination A Stocks Purchase Price paid on the Second Remaining Termination A Stocks Completion Date (if any) exceeds the Book Value of the Remaining Termination A Stocks as at the Remaining Termination A Stocks Completion Date, together with any interest thereon at the rate of 1 per cent per annum plus LIBOR applying as at the Second Remaining Termination A Stocks Completion Date accruing on a daily basis from the Second Remaining Termination A Stocks Completion Date to the date of payment by BNFL.

2.15	Title and risk to the:

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.15.1	Initial Termination A Stocks shall pass to BEG on payment of the Initial Termination A Stocks Purchase Price; and

2.15.2	Remaining Termination A Stocks shall pass to BEG on payment of the Remaining Termination A Stocks Purchase Price.

2.16	BNFL warrants to BEG that each Warranty is true, accurate and not misleading immediately before the Initial Termination A Stocks Completion Date, the Remaining Termination A Stocks Completion Date and the Second Remaining Termination A Stocks Completion Date (if any).

Termination B Completion

2.17	Without prejudice to any other rights or obligations of the parties under this Agreement, where the Uranics Term has terminated in accordance with Clause 23 (and not where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18), BNFL agrees to sell and BEG agrees to purchase the Termination B Stocks, on the terms that the same covenants shall be deemed to be given by BNFL on each of the Termination B Stocks Completion Dates, as are implied under Part I of the Law of Property (Miscellaneous Provisions) Act 1994 (as may be modified from time to time) where a disposition is expressed to be made with full title guarantee.

2.18	The Termination B Purchase Price shall be an amount determined in accordance with Part E of Appendix 31, and BEG shall pay the Termination B Purchase Price to BNFL on the Termination B Stocks Completion Date in accordance with the provisions of Clause 2.20.

2.19	As soon as reasonably practicable after the date on which BEG serves notice to BNFL pursuant to Clause 23, BEG shall provide to BNFL a schedule (the Termination B Completion Schedule) which sets out the dates on which the Termination B Stocks shall be sold by BNFL and purchased by BEG, the proportion of the Termination B Stocks to be sold by BNFL and purchased by BEG on such dates, and the proportion of the Termination B Purchase Price payable on such dates and the appropriate method of charging. BNFL shall have one month in which to give notice to BEG of its acceptance or rejection of the Termination B Completion Schedule. BNFL shall be deemed to have agreed the Termination B Completion Schedule if it has not provided such notice to BEG within the one month period referred to above. BEG may reasonably request amendments to the Termination B Completion Schedule, which shall take immediate effect subject to BNFL’s prior consent (which shall not be unreasonably withheld or delayed). The dates in the Termination B Completion Schedule shall be no later than the fifth anniversary of the date of termination specified in the notice served pursuant to Clause 23. BEG and BNFL hereby recognise and agree that, notwithstanding Clause 2.4.3 and Appendix 28, in agreeing the Termination B Completion Schedule, it shall be necessary to reflect the possibility that both BEG and BNFL will be responsible for the supply of Uranic Elements for the purposes of BNFL supplying Fuel to BEG under this Agreement until the final Termination B Completion Date. In reflecting such possibility, BEG and BNFL agree that neither party shall be disadvantaged (financially or operationally) and that the value of Uo shall remain unaltered and calculated in accordance with Appendix 21.

2.20	Termination B Completion shall take place, upon each Termination B Completion Date. On each Termination B Completion Date:

2.20.1	BEG shall pay that proportion of the Termination B Purchase Price as Agreed in accordance with the Termination B Completion Schedule in immediately available funds to BNFL or to such person as BNFL directs in writing by transfer of funds for same day value to the account which is notified to BEG by BNFL at least 3 Working Days before the relevant Second Termination Completion Date;

2.20.2	in respect of the Termination B Stocks which are held by BNFL, BNFL shall Deliver the relevant portion of the Termination B Stocks to BEG in accordance with the Termination B Completion Schedule;

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.20.3	in respect of the Termination B Stocks which are held by the Final Suppliers, BNFL shall Deliver the relevant portion of the Termination B Stocks to BEG in accordance with the Termination B Completion Schedule and provide to BEG a confirmation from each Final Supplier that Delivery will take place upon receipt by each Final Supplier of notice from BNFL that the relevant proportion of the Termination B Purchase Price has been received from BEG. In this Clause 2.20.3, Delivery is deemed to have taken place upon receipt by each Supplier of the notice by BNFL that the relevant portion of the Termination B Purchase Price has been received by BNFL; and

2.20.4	BNFL shall send a notice to each Final Supplier that the relevant proportion of the Termination B Purchase Price has been received by BNFL upon receipt of such proportion of the Termination B Purchase Price from BEG as referred to in Clause 2.20.1.

2.21	Title and risk to the Termination B Stocks shall pass to BEG on payment of the relevant proportion of the Termination B Purchase Price in accordance with the Termination B Completion Schedule.

2.22	BNFL warrants to BEG that each Warranty is true, accurate and not misleading immediately before each Termination B Completion Date.

Interim pass-through of Contracts and New Contracts

2.23	Between (i) the Initial Termination A Stocks Completion Date and the Remaining Termination A Stocks Completion Date where the Uranics Term ends (including where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18), except where the Uranics Term has terminated in accordance with Clause 23; or (ii) the date of termination specified in the notice served by BEG pursuant to Clause 23 where the Uranics Term has terminated in accordance with Clause 23, and the date on which the Contracts and New Contracts are novated or passed through to BEG under the provisions of this Agreement (as the context requires):

2.23.1	BNFL agrees that it shall do each act and thing reasonably requested of it by BEG to fulfil BNFL’s obligations under this Agreement and to enforce BNFL’s rights under the Contracts and the New Contracts;

2.23.2	BNFL shall at the request of BEG, sell to BEG (subject to the provisions of Part C of Appendix 31), any UOC, UF6 or Enriched UF6 purchased under the Contracts and New Contracts pursuant to Clause 2.23.1 (the BNFL Interim Sale Uranium) and BNFL shall sell any BNFL Interim Sale Uranium to BEG and BEG shall purchase any BNFL Interim Sale Uranium from BNFL, for an amount which shall be determined in accordance with the provisions of Part C of Appendix 31, on the terms that the same covenants shall be deemed to be given by BNFL in relation to any BNFL Interim Sale Uranium on Delivery as are implied under Part I of the Law of Property (Miscellaneous Provisions) Act 1994 (as may be modified from time to time) where a disposition is expressed to be made with full title guarantee. BEG shall pay the relevant amount to BNFL and the risk in and title to such BNFL Interim Sale Uranium will transfer upon payment by BEG to BNFL of the amount referred to above on account of the purchase price of such BNFL Interim Sale Uranium.

2.24	BEG shall indemnify and hold harmless BNFL at all times against all and any losses, liabilities, costs (including legal costs), damages, expenses, actions, proceedings, claims, demands and awards that may be incurred by BNFL to the extent the same arises as a result of BEG’s requests to BNFL under Clause 2.23.1 but not to the extent that the same is a result of fraud, wilful default, bad faith or negligence on the part of BNFL.

2.25	BNFL shall indemnify and hold harmless BEG at all times against all and any losses, liabilities, costs (including legal costs), damages, expenses, actions, proceedings, claims, demands and awards incurred by BEG to the extent the same arises as a result of BNFL’s failure to comply with BEG’s reasonable requests to BNFL under Clause 2.23.1, but not to the extent that the same is a result of fraud, wilful default, bad faith or negligence on the part of BEG.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Novation	of the Contracts and New Contracts

2.26	At the end of the Uranics Term:

2.26.1	BNFL shall seek the consent of each Final Supplier to the disclosure of the Contracts and New Contracts to BEG and shall provide the Contracts and New Contracts to BEG immediately upon receiving such consent.

2.26.2	subject to the provisions of Clause 2.26.3, each of BEG and BNFL agrees to enter into a Novation and Amendment Deed with each Final Supplier, subject only to such amendments as BNFL may consent to (which consent shall not be unreasonably withheld or delayed), and BEG and BNFL agree to use all reasonable endeavours to procure that each Final Supplier enters into a Novation and Amendment Deed on, or as soon as reasonably practicable after, the date of expiry or earlier termination of this Agreement or the Uranics Term (as the case may be) as referred to in this Clause 2.26.

2.26.3	BNFL shall not be obliged to consent to the inclusion in a relevant Novation and Amendment Deed of any such amendment as is referred to in Clause 2.26.2 to the extent that to do so would impose any greater liability on BNFL under the relevant Novation and Amendment Deed than would be the case if that Novation and Amendment Deed were not to contain the proposed amendment.

2.26.4	BNFL shall introduce BEG to the Final Suppliers and use all reasonable endeavours to arrange a meeting (or meetings, as necessary) between itself, BEG and each Final Supplier to discuss the proposed novation of the relevant Contract or New Contract and such amendments as BEG proposes to the relevant Novation and Amendment Deed in accordance with Clauses 2.26.2 and 2.26.3.

2.26.5	during such discussions, BEG shall:

(a)	act reasonably and shall not permit the outcome of its discussions with each Final Supplier to prejudice its obligations under Clause 2.26.2; and

(b)	in the event that BNFL is unable to attend any such meeting or meetings, BEG shall keep BNFL regularly informed (on a reasonable basis having regard to any relevant confidentiality restrictions) of the progress of its discussions with each Final Supplier related to the relevant agreement.

2.26.6	The Effective Date of each Novation and Amendment Deed shall be either:

(a)	the Remaining Termination A Stocks Completion Date, where the Uranics Term ends (including where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18), except where the Uranics Term has terminated in accordance with Clause 23); or

(b)	the date which is the later of:

(i)	3 months after the date of termination specified in the notice of termination pursuant to Clause 23; and

(ii)	the date on which the condition precedent in clause 2.1 in that Novation and Amendment Deed is satisfied,

where the Uranics Term has terminated in accordance with Clause 23,

as the context requires. BEG and BNFL shall, after the date referred to above in this Clause 2.26, use reasonable endeavours to seek the consent of the Euratom Supply Agency to each Novation and Amendment Deed in accordance with the provisions of Clause 2.1 of each Novation and Amendment Deed.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Pass-through of the Contracts and New Contracts if novation cannot be effected

2.27	In the event the consents of the Final Suppliers to the novation of any of the Contracts or New Contracts has not been obtained or novation of any of the Contracts or New Contracts cannot be effected prior to (i) the Remaining Termination A Stocks Completion Date where the Uranics Term ends (including where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18), except where the Uranics Term has terminated in accordance with Clause 23, or (ii) 3 months after the date of termination of the Uranics Term specified in the relevant termination notice pursuant to Clause 23, as the context requires (such agreements to be defined as the BNFL Pass-Through Contracts):

2.27.1	From the date specified in this Clause 2.27 above until the expiry or early termination of each relevant BNFL Pass-Through Contract:

(a)	BNFL agrees to provide BEG with such information in relation to each BNFL Pass-Through Contract as BEG reasonably requests (subject to any relevant confidentiality restrictions);

(b)	(subject to Clause 2.27.4) BNFL agrees that it shall do each act and thing reasonably requested of it by BEG, to enable the performance of each BNFL Pass-Through Contract and to enforce its rights under the BNFL Pass-Through Contracts;

(c)	BNFL agrees to transfer title to any UOC, UF6 or Enriched UF6 acquired by BNFL pursuant to the BNFL Pass-Through Contracts to BEG immediately upon title to such material transferring from the relevant Final Supplier to BNFL, and BEG shall pay to BNFL the price paid by BNFL for such UOC, UF6 or Enriched UF6; and

(d)	the risk in any UOC, UF6 or Enriched UF6 purchased by BNFL on BEG’s instructions will pass to BEG immediately upon the risk thereon passing to BNFL in accordance with the provisions of the relevant BNFL Pass-Through Contract.

2.27.2	BEG shall indemnify and hold harmless BNFL at all times against all and any losses, liabilities, costs (including legal costs), damages, expenses, actions, proceedings, claims, demands and awards incurred by BNFL to the extent the same arises as a result of:

(a)	BEG’s requests to BNFL under Clause 2.27.1(b); or

(b)	the failure of BEG to comply with BNFL’s requests to BEG under Clause 2.27.4,

but not to the extent that the same is a result of fraud, wilful default, bad faith or negligence on the part of BNFL.

2.27.3	BNFL shall indemnify and hold harmless BEG at all times against all and any losses, liabilities, costs (including legal costs), damages, expenses, actions, proceedings, claims, demands and awards incurred by BEG to the extent the same arises as a result of:

(a)	the failure or inability of BNFL to provide information in relation to the Pass-Through Contracts as required under Clause 2.27.1(a); or

(b)	BNFL’s failure to comply with BEG’s requests to BNFL under Clause 2.27.1,

but not to the extent that the same is a result of fraud, wilful default, bad faith or negligence on the part of BEG.

2.27.4	If necessary, BEG shall (to the extent it is able) do each act and thing reasonably requested of it by BNFL to enable the performance of each BNFL Pass-Through Contract.

BEG taking up the Uranic Elements Supply Component of this Agreement

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.28	The amendments to this Agreement set out in Appendix 28 shall come into force on either:

2.28.1	the Remaining Termination A Stocks Completion Date where the Uranics Term ends (including where the Uranics Term ends in connection with BNFL ceasing to carry on business in Fuel supply or as described in Clause 18), except where the Uranics Term has terminated in accordance with Clause 23; or

2.28.2	(subject to Clause 2.19) the date which is the later of:

(a)	3 months after the date of termination specified in the notice of termination pursuant to Clause 23; and

(b)	the date on which the condition precedent in clause 2.1 in that Novation and Amendment Deed is satisfied,

where the Uranics Term has terminated in accordance with Clause 23,

as the context requires.

Indemnity

2.29	BEG and BNFL declare that they each agree that the transaction contemplated by this Clause 2 does not constitute the transfer of an undertaking for the purpose of the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as may be modified from time to time) (the Employment Regulations) and that, accordingly, the contracts of employment of the Employees (as defined in Clause 2.30 below) together with all rights powers duties and liabilities in respect of the Employees shall not pass to BEG by virtue of the transactions contemplated by this Clause 2.

2.30	BNFL shall indemnify BEG from and against any liabilities incurred by BEG by virtue of the operation of the Employment Regulations which are attributable to the termination or dismissal by BNFL prior to the close of business on the date on which the last portion of the Termination A Stocks or Termination B Stocks (as the case may be) is transferred by BNFL to BEG under this Clause 2 (the Relevant Date) of the employment of any employee or former employee of BNFL (the Employees). Those liabilities shall include any liability for unfair dismissal compensation, statutory redundancy pay and any contractual severance pay, increased pension costs, pay in lieu of any period of notice, and pay in respect of accrued holiday.

2.31	All amounts payable to or in relation to the Employees by BNFL in respect of the period to the close of business on the Relevant Date shall be discharged by BNFL and BNFL shall indemnify BEG against any liabilities which BEG may incur arising out of or in connection with such amounts. Amounts payable under this Clause 2.31 shall include wages and salaries, overtime, bonus or commission (earned but unpaid), expenses, accrued holiday pay, season ticket or other loans, income tax, national insurance contributions, pension contributions and premiums in respect of life assurance, private medical and permanent health insurance schemes.

2.32	BNFL shall indemnify BEG from and against any liabilities incurred by BEG which are attributable to any act or omission by BNFL prior to the close of business on the Relevant Date in respect of any of BNFL’s obligations or duties to or in relation to any of the Employees. This shall include any liability arising out of the termination or dismissal of any Employee.

2.33	BNFL shall indemnify BEG in respect of any awards, losses, damages, costs, liabilities and expenses (including legal expenses) that may be incurred by BEG and which arise from a failure on the part of either BEG or BNFL to comply with its obligation to inform and/or consult with Employees and/or any other affected employees and/or their representatives pursuant to Regulation 10 of the Employment Regulations.

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.34	BNFL shall use all reasonable endeavours to ensure that no such liability as is referred to in any of Clauses 2.30, 2.31, 2.32 and 2.33 arises prior to the Relevant Date by reassigning Employees to alternative duties where possible.

2.35	In the event that any Employee or any other employee asserts or establishes that his employment has transferred to BEG pursuant to the Employment Regulations as a result of this Agreement BNFL shall within 7 days of being so informed either by that individual or by BEG (whichever is the earlier) offer employment to that individual on terms and conditions which are the same in all material respects as that individual’s current terms and conditions of employment and in the event that (a) such an offer is not made within that 7-day period or (b) such an offer is made and not accepted by that individual then BEG shall be entitled to terminate that individual’s employment and BEG shall be indemnified by BNFL in respect of all and any awards, losses, damages, costs, liabilities, expenses and legal fees which it may sustain arising under or in connection with that individual’s contract of employment and/or the termination of his or her employment.

Value	added tax

2.36	If value added tax is chargeable on the sale of the Stocks, BEG shall against delivery of tax invoices in respect of the Stocks, pay the amount of value added tax in addition to the relevant price.

3. SUPPLY

3.1 During the Fuel Supply Period BNFL shall sell and BEG shall purchase from BNFL Fuel required for the operation of AGR Power Stations, which shall:

3.1.1	be within the quantity range and supplied to a programme described in Clause 7; and

3.1.2	be to the specifications and designs described in Clause 6.

BNFL shall ensure that it complies with all relevant safety standards imposed by Regulatory Bodies in discharging its obligations under this Agreement.

3.2	BNFL shall at no cost to BEG be responsible for:

3.2.1	the Decommissioning of all facilities and equipment used to provide and/or manufacture directly or indirectly Fuel to BEG; and

3.2.2	the treatment and disposal of all Wastes arising from the same and/or otherwise in connection with this Agreement unless otherwise Agreed.

3.3 BNFL shall provide all materials, and all services necessary to manufacture and deliver Fuel to AGR Power Stations, throughout the Fuel Supply Period. During the Uranics Term, BNFL shall provide Uranic Elements together with Incidental Services (as defined in Appendix 5, part C), for the purposes of the manufacture and delivery of Fuel to AGR Power Stations.

3.3A	All Uranium Material delivered to BEG pursuant to this Agreement shall be free from all Security Interests.

3.4	BNFL shall deliver Enriched UF6, together with Incidental Services, in respect of the PWR Power Station during the Uranics Term in accordance with Appendix 29.

3.5	BEG and BNFL agree that the Uranics Review Board established and operated under the Existing Fuel Supply Agreement shall continue to exist and operate under this Agreement in the manner described in Appendix 23.

3.6	With respect to the Security of Supply Policy:

BNFL/BEG COMMERCIAL IN CONFIDENCE

3.6.1	BEG and BNFL agree that the final Security of Supply Policy in operation under the Existing Fuel Supply Agreement shall continue to apply in respect of the first Year under this Agreement. Thereafter, BEG shall develop a draft Security of Supply Policy for Enriched Uranium Material in accordance with (but not necessarily limited to) the items listed in Appendix 22. The draft Security of Supply Policy shall be reviewed and finalised by the Uranics Review Board in accordance with the provisions of Appendix 24.

3.6.2	The outcome of the final Security of Supply Policy will include (but not be limited to) the following:

(a)	Stock Cover measured in forward months’ Fuel requirements (n forward months);

(b)	Forward Contract Cover expressed in a proportion of years of future Fuel requirements; and

(c)	such other policy issues as may be deemed necessary by the Uranics Review Board.

3.7 On or before the last Working Day in April in each relevant Year and following the finalisation of the final Security of Supply Policy in accordance with the provisions of Appendix 24, BNFL shall deliver to the Uranics Review Board for its information only, a copy of its Stock and Procurement Strategy. BNFL will develop its Stock and Procurement Strategy in accordance with the provisions of Appendix 25 to achieve the requirements of the final Security of Supply Policy.

3.8 Having regard to the final Security of Supply Policy BNFL shall, in executing its procurement obligations to BEG in accordance with the Stock and Procurement Strategy:

3.8.1	use all reasonable endeavours to achieve the lowest possible cost at which it obtains Uranic Elements; and

3.8.2	take into account the items listed in Appendix 22, and in particular:

(a)	existing Contracts (including any options available under such Contracts);

(b)	available BNFL contracts and options;

(c)	market conditions; and

(d)	other available sources of supply of Uranium Material.

3.9	During the Fuel Supply Period:

3.9.1	BNFL shall provide BEG with statements of Enriched Uranium Material stocks held by BNFL for the purposes of supplying Fuel to BEG under this Agreement and owned by BEG or BNFL (as the case may be), at the frequency and within the timescales defined in Appendix 10; and

3.9.2	BEG and BNFL shall meet regularly to exchange information conducive to the smooth running of this Agreement. Either BNFL or BEG shall have the right to call for a meeting and shall give the other, unless otherwise Agreed, at least three weeks’ notice of such a meeting. Such information shall include (but shall not be limited to) the following:

(a)	production programmes for BEG products;

(b)	notification of possible BNFL supply difficulties;

(c)	BEG’s predictions of Fuel requirements;

BNFL/BEG COMMERCIAL IN CONFIDENCE

(d)	BEG’s future requirements for Fuel design changes;

(e)	quality assurance related matters;

(f)	copies of bid evaluations undertaken by BNFL in respect of the procurement of Uranic Elements;

(g)	details of inventory levels and forward contract cover for Uranic Elements;

(h)	in the event that BEG becomes aware of a Reactor Failure exceeding three months in duration, BEG shall advise BNFL in writing of the expected duration of the Reactor Failure. If the expected duration of the Reactor Failure advised in accordance with this Clause 3.9.2(h) changes then BEG shall advise BNFL in writing of such revised period. In the event that the Reactor Failure exceeds three months then BEG shall advise BNFL as soon as reasonably practicable thereafter of the exact duration of the Reactor Failure once the relevant Reactor has recommenced generating electricity. The provision of information by BEG relating to a Reactor Failure under this Clause 3.9.2(h) shall be subject to BEG’s obligations under the rules of any stock or investment exchange, or any other law or regulation to which BEG is subject at any time;

(i)	summaries of the material terms and conditions of each New Contract and New Uranics Commitment; and

(j)	such other information as may be reasonably requested by BEG relating to any matter in respect of BNFL’s procurement of Uranic Elements under this Agreement.

For the avoidance of doubt such information exchange shall in no way prejudice the operations, terms and conditions contained elsewhere in this Agreement.

3.10 If the total level of Uranium Material expressed as UOC, Conversion Services and Enrichment available for BEG and BEG(UK) combined is below, for a period of three consecutive months, [            ]* multiplied by Fuel requirements for BEG and BEG(UK) combined for “n” forward months, where “n” has been decided in accordance with Clause 3.6.2 (the Shortfall Level):

3.10.1	BEG may request BNFL in writing to procure sufficient Uranium Material to increase the level of Uranium Material above the Shortfall Level as soon as reasonably practicable and in any event within six weeks from receipt of BEG’s request by BNFL;

3.10.2	any costs (including but not limited to the cost of procuring such Uranium Material) incurred by BNFL in procuring such Uranium Material shall be borne by BNFL; and

3.10.3	if BNFL fails to procure sufficient Uranium Material in accordance with Clauses 3.10.1 and 3.10.2, BEG may give notice to BNFL that it will procure Uranium Material on its own account for delivery to Springfields, in which case BNFL shall reimburse BEG’s reasonable and direct costs in accordance with Clause 5.2 provided always that BEG exercises such right with reasonable skill and diligence.

3.11	On or before:

3.11.1	the last Working Day in November in each year preceding the relevant Year, BNFL shall provide to BEG a report (the Market Report) containing an overview of the market based upon publicly available trade publications and information of which BNFL has become aware in performing its obligations under this Agreement so as to assist BEG in its development of the draft Security of Supply Policy. BNFL shall also provide a quarterly review of the Market Report to BEG on or before the last Working Day in each of February, May and August in each relevant Year to the extent that such review identifies material changes which have occurred or, to the best knowledge of BNFL, may occur in relevant

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

markets, or more frequently if such changes are of immediate significance in relation to the final Security of Supply Policy;

3.11.2	the last Working Day of each relevant Year, BNFL shall deliver to BEG the risk catalogue (the Risk Catalogue) setting out an overview of and BNFL’s opinions on, macro industry risk factors which could have a material adverse effect on either the final Security of Supply Policy or the Stock and Procurement Strategy. BNFL shall also update the Risk Catalogue in the event there is a material change in the risks referred to in the Risk Catalogue. BNFL shall also undertake a quarterly review of the Risk Catalogue and deliver this review to BEG on or before the last Working Day in each of February, May and August in each relevant Year;

3.11.3	the last Working Day in December in each year preceding each relevant Year, BNFL shall provide to BEG a report (the Portfolio Management Report) containing information regarding the items listed in Appendix 27). The purpose of the Portfolio Management Report is to provide BEG with information for its internal business planning;

3.11.4	the last Working Day of each calendar month in each relevant Year, BNFL shall provide to BEG an update (the Monthly Update to the Portfolio Management Report) to the information set out in the relevant Portfolio Management Report, which shall contain the information set out in Appendix 27.

3.12	BNFL shall not enter into a New Contract or New Uranics Commitment:

3.12.1	with a value (calculated by deriving the sum of all years of the contract by multiplying the annual base quantity of the contract for each year of the contract by the base price for that year, and factoring this by the relevant exchange rate if necessary, or if the price is market based, by multiplying the total base quantity of the contract for all years of the contract by the relevant market price at the time of submission, and factoring this by the relevant exchange rate if necessary) exceeding [ ]*; or

3.12.2	with any other member of the BNFL Group or any company in which a member of the BNFL Group has the ability to exercise or right to obtain direct or indirect control over that company’s affairs, in particular (without prejudice to the generality of the foregoing) the possession or entitlement to acquire 30% or more of the voting shares in that company, without the prior written consent of BEG (such consent not to be unreasonably withheld or delayed).

3.13 Clauses 3.14 to 3.16 (inclusive) shall apply in the event that the Tenex Contract and/or the Urenco Contract (each as defined in Appendix 30) have been novated to BNFL pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks.

3.14 On and from the effective date (as such term is defined in the relevant novation and amendment deed relating to the Tenex Contract or the Urenco Contract) of each novation and amendment deed relating to the Tenex Contract or the Urenco Contract (as the case may be):

3.14.1	BNFL agrees that it shall not exercise its rights under the relevant Special Terms without the prior consent of BEG.

3.14.2	BNFL shall identify ways in which its rights under the relevant Special Terms may be exercised in the execution of its Stock and Procurement Strategy or otherwise and shall make proposals to BEG at the time BNFL delivers its Stock and Procurement Strategy to BEG and at any other time BNFL decides in relation to such opportunities to exercise its rights under the relevant Special Terms, which BEG will consider together with any additional information it may reasonably request from BNFL which may be relevant.

3.15 Upon receipt of the proposals prepared by BNFL referred to under Clause 3.14.2 and the acceptance of such proposals by BEG (whether in the form proposed by BNFL or subject to such modifications as may

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

be Agreed between BNFL and BEG), BEG and BNFL shall discuss the ways in which they may share the costs and benefits of BNFL exercising its rights under the Special Terms (except where the Special Terms exercised by BNFL are for the exclusive benefit of BEG, in which case BEG will bear the costs and take all benefits associated with the exercise of such Special Terms). BNFL may invoice BEG for BEG’s share of the costs referred to in this Clause in accordance with Clause 5.2.

3.16 Notwithstanding any other provision of this Agreement, BEG may at any time on one or more occasions during this Agreement instruct BNFL to exercise its rights under article 1.3 (emergency back-up supply) of the Urenco Contract and its right under any other Special Terms under the Urenco Contract and to carry out such other acts as are necessary or desirable in order for BEG to achieve the benefit of the rights under article 1.3 of the Urenco Contract.

4.	CHARGES

4.1 Charges for Fuel Elements (other than Instrumented Fuel) of Existing Designs on the Approved Product List within the quantity range described in Clause 7.1 shall comprise the following charging components: a fixed annual component (Ao) and a variable component (Bo) as specified in Appendix 5 and dependent on the selected range described in Clause 7, and, during the Uranics Term, a further variable uranics component (Uo), together with variable components covering incidental services (Vo), administration charge (Wo) and a fixed service charge (Xo) which are specifically set out in Appendix 5. Ao, Bo, Vo and Xo are subject to escalation from 1 July 2002 or Financial Year 2003 or January 2003, as appropriate, in accordance with the formulae set out in Appendix 6 and shall cover all the costs and liabilities associated with providing the said Fuel Elements (including, for the avoidance of doubt, those associated with the manufacture, storage and transport, decommissioning, treatment and disposal of all Waste) except where specifically provided for elsewhere in this Agreement or other Agreements with BEG.

4.2	[Not Used]

4.3	[Not Used]

4.4	[Not Used]

4.5	[Not Used]

4.6	[Not Used]

4.7	[Not Used]

4.8	[Not Used]

4.9	[Not Used]

4.10	[Not Used]

4.11	[Not Used]

4.12 During the Fuel Supply Period charges for Fuel Elements of new designs, for quantities outside the range described in Clauses 7.1 and 7.2 and for changes in Fuel orders placed in accordance with Clause 7.6 will be Agreed pursuant to Clauses 6 and 7.

4.13 In respect of the supply of Ancillary Components from 1 April 2006 for the duration of this Agreement pursuant to Clause 2.1, the charges shall be in accordance with Appendix 17. These charges shall be amended in accordance with the criteria laid down in Appendix 17.

4.14 Where in this Agreement there is reference to BEG and BNFL reaching Agreement on prices for additional or an extension of services (or for substituted services to the extent specified below) to be supplied by BNFL under this Agreement for which payment will be due from BEG and for which the price is not currently fixed, BNFL shall, in a timely manner consistent with the time BEG and BNFL require to reach

BNFL/BEG COMMERCIAL IN CONFIDENCE

such Agreement, provide BEG with all such information (including, without limitation, justification, the strategy and programme for such work, technical options, details of relevant accounting practices and cost allocations) as BEG may reasonably require in order to review any cost estimates relating to such work and/or services where costs are to be borne by BEG and to review whether such costs are reasonable and necessary. With regard to substituted services BNFL shall only be obliged to provide the information aforesaid insofar as it relates to the difference in scope and price between the original service and the substituted service. BNFL, however, shall not be obligated to reveal to BEG such details of costs insofar as they relate to services which BEG could reasonably secure following competitive tender and BNFL shall act reasonably in this respect. For the avoidance of doubt, the level of BNFL’s reasonable price in relation to such costs shall be related to the relevant services, the commercial circumstances pertaining at the time and risks involved.

5.	INVOICING AND PAYMENT

5.1 In respect of Fuel delivered pursuant to Clause 12.9 or consigned to the Central Store pursuant to Clause 11.2, the following shall apply:

5.1.1	BEG shall pay to BNFL on the first Working Day of each month an instalment of one twelfth of the annual charges (Ao) payable for the Year in which that month occurs PROVIDED THAT BNFL has invoiced BEG for such instalment no later than 38 days prior to the end of the month preceding the month in which the instalment is due to be paid.

5.1.1.1	If an accurate value for the annual charge (Ao) is not available, then BEG shall pay to BNFL on the first Working Day of each month an instalment of one twelfth of the estimated annual charge (Aoest) calculated in accordance with Appendix 5 payable for the Year in which that month occurs PROVIDED THAT BNFL has invoiced BEG for such instalment no later than 38 days prior to the end of the month preceding the month in which the instalment is due to be paid.

5.1.1.2	Any difference between the actual value of the annual charge (Ao) and the estimated annual charge (Aoest) will be reconciled in accordance with Appendix 6.

5.1.2	BNFL shall submit invoices to BEG on or before the last Sunday of the month for the per Fuel Element charges (Bo, Uo and Vo) in respect of each Fuel Element delivered in respect of Fuel deliveries, together with charges in respect of Wo and Xo during the month to which the invoices relate and BEG shall pay the said invoices on or before the twentieth Day of the following month or the first Working Day thereafter.

5.1.3	BNFL shall submit invoices to BEG on or before the last Sunday of the month for the charges for Ancillary Components delivered. Ancillary Component invoices will include copies of supplier invoices demonstrating the Buying-in Price of Externally Sourced Components procured and BEG shall pay the said BNFL invoices on or before the twentieth Day of the following month or the first Working Day thereafter.

5.2 Where sums are due to BEG under this Agreement, BEG shall invoice BNFL for the sums due. Payment shall be due on the twentieth Day of the month following the date of invoice or the first Working Day thereafter.

5.3 All references to invoices in this Clause 5 are to tax invoices within the meaning of Part III of the Value Added Tax Regulations 1995.

5.4 All sums payable by a Party hereunder are exclusive of any applicable value added tax which shall be additionally payable by that Party together with the sum in question.

5.5 If a Party fails to pay on the due date any amount which is payable to the other hereunder then without prejudice to any other rights the Party so owed may have, that amount shall bear interest from the due date until payment is made to that Party (both before or after any judgement) at 2% per annum over the average LIBOR prevailing from the date the debt fell due to be paid until the date of actual payment thereof.

BNFL/BEG COMMERCIAL IN CONFIDENCE

5.6 In the event of a dispute between BEG and BNFL relating to any charges or other sums invoiced by BNFL under this Agreement, BEG shall, if so requested by BNFL, pay to BNFL on a provisional basis the undisputed amount of any such invoice or invoices. On resolution of the dispute any overpayment by BEG or underpayment to BNFL, as the case may be, in respect of any such invoice or invoices, shall bear interest at the average LIBOR prevailing from the date payment was made or the date payment should have been made, whichever is the earlier, until the date of repayment by BNFL or further payment by BEG whichever is appropriate. Such payment or repayment date shall not be more than 21 days after the date of settlement of the said dispute.

5.7 Both BNFL and BEG shall use reasonable endeavours to meet each other’s requirements for deferring payments or making advance payments under this Agreement, as long as neither is adversely affected.

6.	FUEL SPECIFICATION AND DESIGN

6.1 All Fuel shall be manufactured and supplied in accordance with the Contract Specification, which Contract Specification, together with any revisions thereto Agreed, shall be made available as controlled copies to BNFL by BEG. All proposals relating to Fuel design that have potential implications for safety and performance and/or for acceptance of Fuel which is not fully compliant with the requirements of the Contract Specification must be submitted by BNFL to BEG. The authority within BEG accountable for assessment of such proposals is the Director of Engineering (the Design Authority). The authority within BNFL accountable for decisions taken by BNFL pursuant to this Clause 6, resides with the Product Design Manager (the Fuel Designer).

6.2 The Contract Specification is set out in Appendix 3.

6.3 In respect of any proposed changes (change being defined in Section 3 of the Contract Specification) to the Fuel design, manufacturing specifications or process routes (whether at Springfields or at its subcontractor’s premises) which change may result in Fuel which may deviate from the Contract Specification, BNFL shall maintain an auditable procedure to manage the said changes. Within this system, BNFL shall review proposed changes to establish their acceptability or otherwise. Proposed changes which are acceptable to BNFL shall be categorised by BNFL in line with the requirements of the Contract Specification and as follows:

Category A: A minor change, defined as one having no impact on any of the functional performance of the Fuel, the Fuel safety case or the overall Fuel quality.

Category B: A major change, defined as one having an impact or potential impact on any one (or more) of the Fuel functional performance, the Fuel safety case or the overall Fuel quality.

The staff authorised for the above mentioned review and categorisation of changes shall be competent and such competence shall be demonstrable through BNFL’s quality assurance system as referred to in Clause 9.1 and Appendix 7.

6.4 Full records relating to changes and to decisions on categorisation of changes shall be retained by BNFL in accordance with the Agreed records schedule (as referred to in Paragraph 8 of Appendix 7) and shall be available for review or audit, pursuant to Clause 6.6, by BEG in order for it to be satisfied that BNFL is acting in a proper and responsible manner.

6.5 All Category B changes shall be submitted in writing to BEG for its approval prior to implementation by BNFL. BNFL shall not implement a Category B change without the said approval of BEG in writing. BNFL shall provide supporting information as reasonably required by BEG for it to arrive at an informed decision as to whether or not to approve the Category B changes. BNFL shall confirm in respect of any change that, immediately following such change and thereafter, Fuel Elements will be (i) acceptable for Reprocessing, and (ii) based on the best understanding at the time of such change, acceptable for Storage. All said approvals or rejections shall be made in writing. BEG shall use reasonable endeavours to effect a timely response. Any change that is implemented shall be deemed to be approved by BNFL.

BNFL/BEG COMMERCIAL IN CONFIDENCE

6.6 BNFL shall maintain a list of all proposed and implemented Category A and B changes, (i.e. changes classified pursuant to Clause 6.3 by suitably qualified and authorised persons) together with those intended changes formally proposed for approval and which are under consideration and submit it to BEG monthly or as mutually Agreed. Assessment of each Category A change will be completed and details thereof submitted to BEG prior to the first scheduled delivery date for Fuel affected by the change. For the avoidance of doubt, it shall be BNFL’s responsibility to satisfy itself that each and every proposed Category A change has been properly assessed pursuant to Clause 6.3 prior to the delivery of any Fuel subject to such change. In the event that Fuel subject to any Category A change is delivered to BEG and BEG for any reason considers the change or change categorisation to be unacceptable, then such Fuel shall be deemed non-compliant with the Contract Specification.

6.7 BEG shall have the right to:

6.7.1	undertake surveillance of manufacturing processes at Springfields and/or at BNFL’s subcontractors’ premises for the purpose of making an informed decision on whether or not to approve Category B changes and to confirm that the procedures in place for reviewing, categorising and implementing changes are satisfactory and being worked to. Such surveillance shall not be exercised in an unreasonable manner and shall be limited to those plants and processes relevant, in the reasonable opinion of BEG, to the change. Surveillance of subcontractors shall be undertaken only in conjunction with BNFL staff and to the extent that BNFL is able to secure such access with its suppliers. In cases where BNFL does not have contractual right of access to suppliers, it shall use all reasonable endeavours to secure such access for BEG, and shall use all reasonable endeavours to ensure that such rights are incorporated into its contracts with suppliers on contract review; and

6.7.2	audit the systems in place at BNFL for the purpose of reviewing and categorising any proposed or implemented changes. Such audit shall include but not be limited to confirmation that the staff employed in making decisions on BNFL’s behalf are competent to do so.

Such rights are without prejudice to BEG’s existing contractual rights of access to BNFL and its subcontractors.

6.8 In the event that such surveillance/audit shows in BEG’s reasonable opinion that BNFL is not acting in accordance with the procedures, including BNFL’s quality assurance system as referred to in Clause 9.1 and Appendix 7, BNFL, BEG and where appropriate BEG(UK) shall forthwith consult to agree corrective actions and the timescale for implementation to ensure compliance as soon as reasonably practicable. In respect of any changes implemented prior to the said audit which in BEG’s reasonable opinion render the Fuel non-conformant (as defined in Paragraph 10(a) of Appendix 7), BEG shall have the right to reject any affected Fuel and BNFL shall identify and bond such Fuel (and any affected Fuel components) at Springfields pending resolution of the issue. No further changes shall be implemented until BEG is satisfied that adequate procedures have been implemented.

6.9 In the event of a proposed change to the Contract Specification, the Party requesting the change shall make available all relevant information to the other to enable it to make an informed decision.

6.10 In the event that BEG can demonstrate to BNFL’s reasonable satisfaction that any changes adopted pursuant to this Clause 6 do or will result in the discharge burn-ups above the design Fuel Stringer mean irradiation referred to in Clause 13.3.6 (subject to increase in accordance with Clause 13.3.8) not being achieved or do or will result in any reduction in Reactor performance or the ability to handle Fuel or any adverse impact on the safety cases, then:

6.10.1	if the said change were a Category A change, BNFL shall, at its own cost, amend or reverse such change to result in the said deficiencies being rectified; and

BNFL/BEG COMMERCIAL IN CONFIDENCE

6.10.2	if the said change were a Category B change, BNFL and BEG shall amend or reverse such change to result in the said deficiencies being rectified, the cost of such amendment or reversal to be borne:

(a)	by BNFL to the extent that any such deficiency arose due to any failing in an assessment, carried out by or on behalf of BNFL, of the impact of such change; and

(b)	by BEG to the extent that any such deficiency arose due to any failing in an assessment, carried out by or on behalf of BEG, of the impact of such change.

In the event that any such change as aforesaid is amended or reversed, all Fuel manufactured by BNFL prior to such amendment or reversal shall be, or be deemed to be, capable of having Reprocessing or Storage carried out on such Fuel for the purpose of both the Historic Spent Fuel Agreement and the New Spent Fuel Agreement.

Both BNFL and BEG shall use reasonable endeavours to assist each other to achieve the least cost solution in the case of any of the above.

6.11 New Fuel designs may be added to and obsolete Fuel designs may be removed from the Approved Product List on terms and conditions to be Agreed. Such terms and conditions shall include, without limitation, Agreement on a new Contract Specification for the new Fuel designs. In reaching Agreement on new Fuel designs BEG and BNFL shall follow the procedures set out in Clause 6.12 and Appendix 18. Drawings on the Approved Product List may be amended at the request of BEG on terms and conditions to be Agreed. The Approved Product List shall be made available to BEG as a controlled document.

6.12 If BEG requests a new Fuel design pursuant to Clause 6.11 BNFL shall as soon as reasonably practicable and in consultation with BEG propose a costed development programme, a timescale for introduction and a best estimate of the charge for supplying Fuel of the requested new design. The proposed development costs will be Agreed. Immediately following completion of the development programme BEG and BNFL shall Agree a charge for the new Fuel which shall take into account the said estimated charge together with the implications for costs of Fuel to the new design arising from the development programme. The timescale for supply of Fuel to the new design shall be as soon as reasonably practicable.

6.13 To assist in Fuel design and Reactor operation, BEG and BNFL agree to exchange certain technical information as follows:

6.13.1	BEG will accept from BNFL any reasonable request for PIE data and, as a minimum, it will make available at no charge PIE and Fuel performance information reasonably required by BNFL to meet its obligations during the Fuel Supply Period. In addition, BEG will grant BNFL facilities to discuss the programme for the said PIE.

6.13.2	BNFL will accept from BEG any reasonable request for Fuel manufacturing data and materials property data and as a minimum it will make available at no charge any Fuel manufacturing and materials property data reasonably required by BEG for the purposes of Fuel development and PIE activities. In addition BNFL shall grant to BEG facilities to discuss detailed drawings, material and other specifications and processes and shall provide BEG with copies of drawings and other information that BEG can reasonably demonstrate are necessary for the safe and efficient operation of its AGR Power Stations.

6.13.3	BNFL will notify BEG if it intends to undertake examination of irradiated Fuel following storage in ponds and will provide BEG with the results of any such examination.

6.14 Wherever in this Clause 6 there is a provision for BNFL and BEG to Agree on a charge or any other matter and they fail to Agree, the said charge or other matter shall be settled in accordance with Clause 27.

BNFL/BEG COMMERCIAL IN CONFIDENCE

7. ORDERING PROCEDURE

7.1 Subject to Clauses 7.2, 7.3, 7.4, 7.5, 7.7 and 21 of this Agreement and to Clauses 7.2, 7.3, 7.5, and 22 of the BEG(UK) Agreement, the total combined quantity of Fuel required by BEG under this Agreement and BEG(UK) under the BEG(UK) Agreement for any twelve month period of the Fuel Supply Period shall be within the range of 2850 to 6100 Fuel Elements inclusive together with associated Ancillary Components.

7.2 Notwithstanding Clause 7.1, BEG and BEG(UK) together may change between any of the Fuel Element ranges set out in Appendix 5, subject to:

7.2.1	six months’ notice being given prior to the placing of a Fuel order which would effect such change; and

7.2.2	any such change of range remaining in effect for a period of at least twelve months following the notice referred to in Clause 7.2.1, but for the avoidance of doubt, such change of range may remain in effect for a longer period.

The above ranges shall relate to any twelve month period and shall include associated Ancillary Components. BEG shall be allowed to give a lesser period of notice of a Fuel Element range change than the said six months and the requirements range shall be adjusted subject to BNFL being so able to do and subject to BEG paying BNFL’s reasonably demonstrable costs (if any) arising from such a reduction of period of notice (subject to BNFL mitigating said costs).

7.3 Notwithstanding Clause 7.2, BNFL shall, subject to manufacturing capability, supply Fuel Elements above the maximum of the ranges specified in Clause 7.2 if so requested by BEG provided that the additional amount is minor and in any such event BEG shall not be treated as if it had moved into a higher Fuel Element range, subject to:

7.3.1	such requests being exercised in a reasonable manner by BEG. For the avoidance of doubt, if in BNFL’s reasonable opinion requests are unreasonable BNFL shall notify BEG of the same and BEG may at its discretion advise BNFL that it is either prepared to comply with Clause 7.2 or no longer wishes to move above the relevant range maximum;

7.3.2	BEG paying BNFL’s reasonable demonstrable costs (if any) in respect of such minor excursion.

7.4 Notwithstanding Clauses 7.1 and 7.2, BNFL shall endeavour within its production capacity to comply with any changes to Fuel Element and associated Ancillary Component requirements from BEG outside the defined ranges subject to Agreement as to charges, such charges to be demonstrably fair and reasonable to BEG and BNFL.

7.5 Notwithstanding the provisions of Clause 7.1 but subject to the provisions of Clause 21:

7.5.1	if any Reactor is temporarily taken out of commission or cannot be refuelled for a continuous period of six months or more BEG shall not be obliged to order Fuel which is not required as a result of such outage and the Fuel requirements range in place at the time of the outage if not already amended pursuant to Clauses 7.1 or 7.2 to take account of this event shall be reduced pro rata at BEG’s option for so long as such Reactor remains out of commission or cannot be refuelled; or

7.5.2	if any Reactor is permanently shut down the Fuel requirements range in place at the time of permanent shutdown if not already amended pursuant to Clauses 7.1 or 7.2 to take account of this event shall at BEG’s option be reduced by an amount equal to BEG’s reasonable estimate of the amount of Fuel which would have been required for that Reactor had it remained in commission; or

BNFL/BEG COMMERCIAL IN CONFIDENCE

7.5.3	if for any other reason it is likely that BEG’s actual Fuel requirements will be outside the range specified in Clauses 7.1 and 7.2 for a period of not less than two years the said Fuel requirements range shall be varied at BEG’s option for so long as it deems necessary.

7.5A It is recognised by both BEG and BNFL that BEG may desire additional services related to Fuel as a result of the closure of AGR Power Stations or BEG(UK) AGR Power Stations.

7.5A.1 For the period during which BEG and/or BEG(UK) are loading Fuel into either Reactor of four or more of the AGR Power Stations or the BEG(UK) AGR Power Stations, if requested by BEG, BNFL agrees to provide services related to Fuel required as a result of the closure of AGR Power Stations or BEG(UK) AGR Power Stations (such as the decommissioning of surplus Fuel stocks, the refurbishment of surplus Fuel stocks at each AGR Power Station closure, the long term provision of Packaging for storage and return of surplus Fuel or the storage of surplus Fuel), subject to BEG and BNFL Agreeing the terms and conditions for such services;

7.5A.2 For the period during which BEG and/or BEG(UK) are loading Fuel into either Reactor of three, two or one of the AGR Power Stations or the BEG(UK) AGR Power Stations, the Joint Study Team shall make recommendations as to the provision of services related to Fuel by BNFL to BEG required as a result of the closure of AGR Power Stations or BEG(UK) AGR Power Stations;

7.5A.3 For the period during which BEG and BEG(UK) have ceased operating all Reactors of all of the AGR Power Stations and all of the BEG(UK) AGR Power Stations, if requested by BEG, BNFL agrees either:

(a)	to provide services related to Fuel required as a result of the closure of AGR Power Stations or BEG(UK) AGR Power Stations subject to BEG and BNFL Agreeing the terms and conditions for such services; or

(b)	if BNFL is unable to provide such services, to provide access and rights for BEG to use BNFL intellectual property and such AGR-specific equipment needed to perform services related to Fuel required as a result of the closure of AGR Power Stations or BEG(UK) AGR Power Stations as BNFL has available at such time, subject to BEG and BNFL Agreeing the terms and conditions for such access to intellectual property and equipment (including, if appropriate, the terms of purchase or lease of such intellectual property and equipment);

PROVIDED that the terms and conditions to be Agreed in accordance with Clause 7.5A.1 and 7.5A.3 shall include a reasonable profit margin for BNFL and that, if requested by BEG, BNFL shall procure that BNFL’s auditors shall certify to BEG that the information provided pursuant to Clause 4.14 (including information as to the allocation of overheads (including whether such allocation was made according to throughput or manpower) was prepared in accordance with applicable standards, principles and practice generally accepted in the United Kingdom; PROVIDED FURTHER that no Agreement under this Clause 7.5A as to terms and conditions shall be subject to the provisions of Clause 27.

7.6 Subject to Clause 7.6.1 and subject to the Fuel being on the Approved Product List and the total requirement being within the defined range in the twelve month period ending with that order, BEG shall place firm orders for Fuel on a Monthly basis no later than the third week of the eighth Month preceding the date the delivery is due to take place, as referred to in Clause 12.1.

7.6.1	BEG shall confirm prior to the date the delivery is due to take place, as referred to in Clause 12.1, any changes to burnable poison cable requirements for said delivery in accordance with Appendix 15.

7.6.2	BEG shall provide on a monthly basis coincident with Fuel ordering, forecasts of the Fuel requirements for such a period that a combination of forecasts and firm orders are provided for the higher of 12 months and (n+3) months. The forecasts shall as a minimum detail

BNFL/BEG COMMERCIAL IN CONFIDENCE

BEG’s Fuel requirements by Assay on a monthly basis. BEG shall use reasonable endeavours to ensure that the forecasts accurately reflect its expected Fuel requirements.

7.6.3	BNFL shall place orders for Uranic Elements in accordance with contractual notice periods to ensure that Uranium Material is available to make deliveries of Fuel Elements as required by BEG.

7.6.4	For the purpose of the supply of Uranium Material, the forecast described in this Clause 7 will be considered fixed and firm.

7.6.5	After the end of each month, BNFL will prepare a forecast of Stock Cover values for the following 12 months, using material delivery data from firm orders placed with suppliers and the latest Fuel order forecast from BEG provided pursuant to this Clause 7.

7.6.6	Should the value of the Stock Cover forecast at the end of the first month of the forecast exceed the Stock Cover Trigger, to the extent that the resulting increase is due to a reduction in BEG’s Fuel order for that first month of the forecast from the BEG Fuel forecast given for the same month 12 months previously, BEG agrees to purchase from BNFL Enriched Uranium Material with a book value equal to the amount by which the value of the Stock Cover forecast exceeds the Stock Cover Trigger. For the avoidance of doubt, the total such excess shall be purchased by BEG under this Agreement and BEG(UK) under the BEG(UK) Agreement combined, and the respective portions of such total excess to be purchased by BEG and BEG(UK) shall be decided jointly between BEG and BEG(UK).

7.6.7 (a)	The purchase price for such Enriched Uranium Material shall be calculated in accordance with paragraph 1 of Appendix 21 and invoiced in accordance with Clause 5.1.2 and shall be treated as Uo for the purposes of invoicing and payment.

(b)	Title to all material purchased by BEG in accordance with this Clause 7.6.7 shall pass to BEG on the first Working Day of the month following the month of the relevant forecast. For the avoidance of doubt, all risk in the material shall remain with BNFL until risk in the relevant Fuel passes to BEG pursuant to Clause 12.9.

(c)	BNFL shall not utilise any Enriched Uranium Material purchased by BEG pursuant to this Clause 7.6.7 without the prior consent of BEG (such consent not to be unreasonably withheld or delayed). In the event BNFL wishes to utilise Enriched Uranium Material pursuant to this Clause 7.6.7(c), BNFL shall purchase such material from BEG and BEG shall sell such material to BNFL. In no event shall BEG be obliged to sell more material to BNFL than BEG has purchased pursuant to Clause 7.6.7(a).

(d)	BNFL shall use reasonable endeavours to repurchase the relevant Enriched Uranium Material before taking delivery of additional Enriched Uranium Material under the Contracts or any New Contract.

7.7 BNFL agrees to consider requests for changes in requirements and types of Fuel ordered pursuant to Clause 7.6 and shall endeavour to comply with such requests on terms and conditions to be Agreed.

7.8 BNFL and BEG shall use their reasonable endeavours to reduce the period referred to in Clause 7.6 to the third Month in accordance with the revised programme developed in accordance with Annex 3 of Appendix 9 to this Agreement.

7.9 During October of each Year of the Fuel Supply Period, BEG shall, on a non-binding basis, provide an estimate of its requirements for the period beginning the following October and extending over the lifetime of each station. Such estimate shall show:

7.9.1	for the following twelve months estimated detailed requirements on a Month by Month basis of Fuel (types and Assays) and Ancillary Components; and

BNFL/BEG COMMERCIAL IN CONFIDENCE

7.9.2	for the remainder of the said Fuel Supply Period overall annual requirements of Fuel Elements.

7.10 Any dispute or difference in connection with this Clause 7 shall be settled in accordance with the provisions of Clause 27.

8.	WARRANTY

8.1 BNFL shall provide Fuel which is free of defective materials and workmanship and in accordance with the Contract Specification and the quality assurance arrangements in Appendix 7. BNFL undertakes to maintain control of its manufacturing processes.

8.2 The warranties set forth in this Clause 8 are in lieu of all other warranties whether statutory, express or implied including all warranties of merchantability and fitness for a particular purpose and all warranties arising from a course of dealing or usage of trade.

8.3 If BEG wishes to transfer title in any Fuel delivered hereunder to any third party (other than BEG(UK) while BEG(UK) is still a BEG Group Company) it shall obtain for BNFL written assurances from the transferee of limitation of and protection against liability following the proposed transfer at least equivalent to that afforded BNFL under the provisions of this Agreement. In the event of a transfer contrary to the provisions hereof, in addition to any other legal or equitable rights of BNFL, BEG shall indemnify BNFL against any liabilities incurred by BNFL in excess of those that would have been incurred had no such transfer taken place. Any transfer of title from BEG to BEG(UK) while BEG(UK) is still a BEG Group Company shall be treated as a delivery from the Central Store to a BEG(UK) AGR Power Station pursuant to Appendix 16 and therefore the relevant remedies, warranty and limitation of liability provisions of the fuel supply agreement relating to the Fuel in question will be those contained in the fuel supply agreement of the party taking ultimate delivery to its advanced gas-cooled reactor power station.

9.	QUALITY ASSURANCE

9.1 Appendix 7 describes the quality assurance arrangements established by BNFL which meet the applicable requirement of BS-EN-ISO 9000-2000 and which will be implemented for the performance of this Agreement. In addition BNFL is committed to the adoption of BS-EN-ISO14001 “Environmental Management Systems: Specification with Guidance for Use” and the introduction of arrangements to comply with the requirements of this standard as an integral part of BNFL’s Quality Assurance Systems which will be implemented for the performance of this Agreement.

9.2 BNFL shall use reasonable endeavours to meet BEG’s reasonable requirements concerning performance indicators and quality measurables relating to work carried out under this Agreement. This Clause shall not apply to the Uranic Elements Supply Component of this Agreement.

9.3 In the event that BEG appoints an agent to carry out, on its behalf, the activities referred to in Appendix 7, BEG shall ensure that there is a confidentiality agreement between the said agent and BNFL to observe the terms of Clause 19 of this Agreement.

9.4 BEG and BNFL agree to review the existing quality assurance management arrangements between them on a regular basis with a view to improving the efficiency of working between BEG and BNFL whilst not compromising levels of Fuel quality existing immediately prior to the start of the review.

10.	PACKAGING

10.1 Subject to Clause 10.3, BNFL shall without additional charge to BEG, provide such Packaging as may be required for the proper and safe transport and storage of Fuel.

10.2 The Packaging shall remain the property of BNFL and when empty and not required for the return of faulty or damaged Fuel Elements or Ancillary Components in pursuance of Clauses 13.1 and 13.2 shall be

BNFL/BEG COMMERCIAL IN CONFIDENCE

returned to BNFL where operationally feasible, in BEG’s reasonable opinion, intact and in the same condition as received. BEG shall use reasonable endeavours to return said Packaging promptly.

10.3 If the return of the Packaging is delayed beyond four months from the date of its arrival at an AGR Power Station or from the due date of such arrival, whichever is the later, BNFL shall after consultation with BEG purchase additional Packaging, in so far as it is necessary to meet the requirements of this Agreement and BEG shall pay to BNFL the reasonable cost of such additional Packaging, which Packaging shall remain the property of BNFL.

11.	STORAGE

11.1 BEG shall provide a suitable store at each AGR Power Station for the storage of Fuel under such conditions as are not likely to impair the quality. BEG shall grant to BNFL reasonable facilities at mutually convenient times to inspect the store to ensure that the provisions of this Clause have been and are being observed.

11.2 BNFL agrees to store during the Fuel Supply Period as requested by and on behalf of BEG, Fuel Elements in accordance with the terms laid down in Appendix 16.

11.3 If at any time during the Fuel Supply Period BEG requests BNFL to store Fuel in excess of the maximum quantity specified in Appendix 16, BNFL shall provide accommodation suitable for the storage of said Fuel on its own premises if BNFL determines that suitable accommodation is available. Charges for such storage pursuant to this Clause 11.3 shall be Agreed from time to time and be demonstrably fair and reasonable to both parties.

11.4 In respect of Fuel stored pursuant to Clauses 11.2 and 11.3 BNFL shall take all reasonable steps to ensure the safe custody of such Fuel in storage. BNFL shall be liable for all injury or damage arising from any occurrence involving nuclear matter but subject thereto shall not be liable for any loss or damage to the said Fuel, howsoever caused (other than by reason of the negligence or wilful default of BNFL, its servants or agents). The containers shall be suitably and sufficiently marked by BNFL to indicate that the Fuel therein is the property of BEG and BNFL shall grant to BEG reasonable facilities to carry out such periodical sample inspection of the containers as may be agreed.

11.5 In the second week of each month BNFL shall provide a statement of Fuel held in store on BEG’s behalf pursuant to Clauses 11.2 and 11.3 as of the last Day in the preceding month. The said statement shall be in the form shown in Appendix 11 or as otherwise Agreed.

11.6 Where Fuel Elements are returned to BNFL under Clauses 13.1.1 or 13.1.2 BNFL shall store the said Fuel Elements until actions to rectify the Fuel Elements or recover the uranium from the Fuel Elements are initiated. Such storage shall be in addition to that provided for in Clause 11.2.

12.	TRANSPORT AND DELIVERY

12.1 Subject to Clauses 12.2, 12.3 and 12.4, BNFL shall deliver Fuel in accordance with the Monthly delivery schedules for each AGR Power Station for each Year during the Fuel Supply Period, as specified in the plan set out in Appendix 12. As soon as reasonably practicable and from time to time during the Fuel Supply Period, BEG and BNFL shall review the provisions of this Clause 12.1 in order to permit flexible delivery patterns consistent with all of BEG’s AGR Power Station requirements, minimisation of BNFL costs and any related joint improvement activities.

12.2 BNFL may at any time give at least one month’s notice from the scheduled delivery date that delivery cannot be made on the scheduled Day and provide in such notice at least two alternative days for such delivery within two weeks of the scheduled Day. In such case BEG may accept delivery on any one of the said alternative days or at its option postpone such delivery until the scheduled delivery Day in the following Month.

12.3 BEG may at any time give at least one month’s notice from the scheduled delivery date that delivery cannot be accepted on the scheduled Day and provide in such notice at least two alternative days for such

BNFL/BEG COMMERCIAL IN CONFIDENCE

delivery within two weeks of the scheduled Day. In such case BNFL may deliver on any one of the said alternative days or at its option postpone such delivery until the scheduled delivery Day in the following Month.

12.4 BEG and BNFL may Agree a revised delivery date in any Month for their mutual convenience.

12.5 Notwithstanding the provisions of Clause 11.3 BEG shall not be liable to pay any storage charges and notwithstanding the provisions of Clause 12.4 BNFL shall not be liable to pay liquidated damages in both cases arising from the postponed delivery of Fuel in accordance with Clauses 12.2 and 12.3.

12.6 BNFL acknowledges that failure to make a delivery of Fuel which meets the provisions of Clause 8.1 to BEG on time in accordance with this Agreement could cause BEG substantial losses as a result of the delay or loss of use including, without limitation, generation losses. BEG and BNFL agree that the liquidated damages set out in Clause 12.7 are a pre-estimate of the minimum extent of loss likely to be incurred by BEG in the event of a failure by BNFL to deliver on time and as aforesaid.

12.7 Subject to Clause 12.5 if any deliveries of Fuel Elements are made more than two weeks after the due delivery date (or revised delivery date Agreed pursuant to Clause 12.4) in accordance with Clauses 12.1 and/or 12.2 and/or 12.3 as the case may be or the Fuel Elements delivered does not meet the provisions of Clause 8.1 for any reason other than the default of BEG, its servants or agents and subject always to Clause 21, BNFL shall pay BEG liquidated damages for each week or part thereof beyond the due date that such Fuel Element delivery is delayed or for each week or part thereof from notification of any failure to meet the provisions of Clause 8.1 until such failure is remedied in accordance with Clause 13.1 or such Fuel Elements are delivered:

12.7.1	in respect of each Fuel Element at a rate of £128.74 per Fuel Element for the first 16 weeks after such delivery is delayed or notification of failure to meet the provisions of Clause 8.1 is made; and

12.7.2	thereafter BNFL will pay an additional sum so that the total liquidated damages paid (i) for Ancillary Components is equivalent to the total price of such Ancillary Components and (ii) for fuel elements is equivalent to an amount calculated in accordance with the formula below:

where:

Z=	total liquidated damages payable;

D=	quantity of BEG Fuel Elements delayed or not delivered in compliance with the provisions of Clause 8.1;

R=	Combined requirements in Fuel Elements for BEG and BEG(UK) for the Year in which the said due delivery date falls; and

Bo, A1 and D2 are as defined in Appendix 5.

This Clause 12.7 shall not apply in the event that, and to the extent that, BNFL demonstrates to the reasonable satisfaction of BEG that its inability to deliver Fuel to BEG is solely and directly caused by the forecasts provided by BEG pursuant to Clause 7.6.2 resulting in insufficient Enriched UF6 being available for the manufacture of Fuel for delivery to BEG in accordance with this Agreement.

12.8 All liquidated damages payable pursuant to this Clause 12 shall be escalated from 1 July 2002 until the date when such liquidated damages become due in accordance with the formula set out in Appendix 6.

BNFL/BEG COMMERCIAL IN CONFIDENCE

12.9 Delivery of the Fuel together with any Packaging shall be effected on the passage of each consignment in through the gates of the relevant AGR Power Station. Property and risk in the Fuel and risk in any Packaging shall pass to BEG at whichever is the earlier of the following events:

12.9.1	the delivery of the Fuel as aforesaid; or

12.9.2	the marking of the containers in accordance with Clause 11.4 (subject to the provisions as to nuclear liability described therein); or

12.9.3	the delivery of the Fuel to the Central Store provided always that risk therein shall revert to BNFL when the Fuel is removed from storage for transport to the relevant AGR Power Station and shall finally pass to BEG pursuant to Clause 12.9.1 and that risk in any Fuel stored by BNFL which is potentially or proves to be not in compliance with Clause 8.1 shall revert forthwith to BNFL until compliance with Clause 8.1 is Agreed.

12.10 BNFL shall be responsible for:

12.10.1	the transport of the Fuel to the Central Store;

12.10.2	the transport of Packaging to Springfields in pursuance of Clause 10.2;

12.10.3	the transport of faulty or damaged Fuel to Springfields in pursuance of Clauses 13.1 and 13.2;

12.10.4	certification that items delivered from Springfields to AGR Power Stations including but not limited to Fuel and its Packaging shall be clean and decontaminated in accordance with the applicable International Atomic Energy Agency transport regulations;

12.10.5	providing the necessary clearances and documentation for Fuel transport containers to enable BEG to act as consignor for unirradiated Fuel (including faulty and damaged Fuel) from AGR Power Stations;

12.10.6	insurance of the Fuel and Packaging during any transport pursuant to this Clause; and

12.10.7	ensuring that suitable security measures are in place in accordance with BNFL policy and to demonstrate to BEG that the said BNFL policy complies with the Security Regulations in force from time to time and to advise BEG, as soon as reasonably practicable, of any changes in said BNFL policy.

12.11 BEG shall be responsible for:

12.11.1	off-loading the packed containers into the store, referred to in Clause 11.1, as soon as possible after the arrival of each consignment;

12.11.2	loading empty Packaging for transport to Springfields;

12.11.3	packing and loading faulty or damaged Fuel for transport to Springfields; and

12.11.4	certification that items returned from AGR Power Stations to Springfields including but not limited to Fuel and its Packaging shall be clean and decontaminated in accordance with the applicable International Atomic Energy Agency transport regulations.

Risk in the items specified in Clauses 12.11.2 and 12.11.3 shall revert to BNFL when the vehicle carrying them passes out through the gates of the appropriate AGR Power Station.

12.12 If any container on delivery is found to have sustained visible damage, BEG shall forthwith inform BNFL and return the damaged container to Springfields at BNFL’s expense. If any container on arrival at the store referred to in Clause 11.1 is found to have sustained visible damage, the container shall be set aside

BNFL/BEG COMMERCIAL IN CONFIDENCE

in the store and as soon as practicable thereafter shall be opened in the presence of a representative nominated by BNFL for the purpose of jointly inspecting the container and its contents with a representative nominated by BEG to assess the extent of the damage. If after inspection the Fuel inside the container is found to conform with the Contract Specification, BEG shall accept the Fuel. If after inspection, the Fuel is found not to conform with the Contract Specification, then either:

12.12.1	subject to Clause 12.12.3, the Fuel shall be returned to Springfields as soon as reasonably practicable at BNFL’s expense and the provisions of Clause 13.1 shall apply; or

12.12.2	subject to BEG’s Agreement and Clause 12.12.3, BNFL shall submit a concession application in accordance with the provisions of Paragraph 10 of Appendix 7 and pending BEG’s approval or rejection of the said application, BEG shall have the option of retaining the Fuel in the aforementioned store or returning the Fuel to Springfields in accordance with Clause 12.12.1. In the event that BEG rejects the concession application, the Fuel shall be returned to Springfields in accordance with Clause 12.12.1 and the provisions of Clause 13.1 shall apply.

12.12.3	BNFL’s cost and liabilities referred to in this Clause 12.12 shall be waived in the event that the said damage was caused by BEG following delivery as aforesaid.

12.13 All containers which have not sustained any visible damage shall, except for such periodical sample inspection as may be Agreed, be left closed (excluding opening for the purposes of a Euratom inspection) in the said store except when it is necessary to prepare the Fuel immediately before loading into a Reactor or, after written notice to BNFL, immediately before testing any plant. If any Fuel Element or Ancillary Component is in the opinion of BEG not in accordance with the Contract Specification when it is being prepared for loading, BEG shall inform BNFL within three Working Days of forming that opinion and shall set aside such Fuel Element or Ancillary Component suitably packed in a container for joint inspection as soon as possible to establish whether or not it complies with the Contract Specification and if not in what way it does not comply.

12.14 The preparation of Fuel for loading into a Reactor shall be carried out by and at the expense of BEG at the appropriate AGR Power Station. BEG shall give to authorised representatives of BNFL such facilities as may be Agreed in order that BNFL may satisfy itself regarding the standards adopted by BEG in carrying out such preparation but BNFL shall have no responsibility for any damage to the Fuel which may occur during such preparation unless caused or contributed to as a result of the negligence or wilful default of BNFL, its servants or agents or failure of the Fuel to meet the Contract Specification.

12.15 BNFL shall provide to BEG for information, copies of the current AGR Fuel Package Transport Approval Certificates, together with such supporting information as BEG reasonably requires, including but not limited to handling and packing instructions and essential maintenance instructions.

13.	FAULTY FUEL

13.1 If, as soon as reasonably practicable, before irradiation BEG demonstrates or BNFL advises that any Fuel Element or Ancillary Component does not comply with the Contract Specification unless such non-compliance is caused by the negligence or wilful default of BEG, its servants or agents or as a result of deterioration of the Fuel resulting from storage at BEG sites after unpacking then unless BEG grants approval to accept said non-conforming Fuel under a concession pursuant to Paragraph 10 of Appendix 7, BNFL shall at its discretion, and as soon as reasonably practicable, either:

13.1.1	rectify the Fuel Element or Ancillary Component either at Springfields or, subject to BEG’s approval, at the relevant AGR Power Station. All such rectification shall be in conformance with the quality assurance arrangements specified in Appendix 7 or such other arrangements as may be approved by BEG in such a manner so that it complies with the Contract Specification; or

BNFL/BEG COMMERCIAL IN CONFIDENCE

13.1.2	replace the Fuel Element or Ancillary Component provided that it has been returned to BNFL;

and subject to Clause 13.4 shall bear the cost of rectification or replacement as the case may be including any uranic recovery costs PROVIDED THAT, subject to the consent of BEG, BNFL may, in respect of any Fuel Element or Ancillary Component returned to them under this Clause and instead of the alternatives set out in Clauses 13.1.1 and 13.1.2, credit with a sum which shall, in the case of a Fuel Element, take into account the charge which would have been payable for and appropriate to the Fuel Element if it had been due for delivery on the date on which it was so returned (including all charges associated with the supply of Uranic Elements by BNFL to BEG) or, in the case of an Ancillary Component, take into account the charge which would have been payable for the Ancillary Component if it had been due for delivery as aforesaid. For the avoidance of doubt BNFL shall be responsible for the recovery of the Enriched UO2 content of the Fuel so affected including any Process Losses and shall carry out such recovery in a timely manner. If for reasons solely attributable to BNFL, BNFL does not recover the Enriched UO2 content of the Fuel it shall reduce the quantity of Stock Cover by such amount.

In the event that BNFL elects to rectify or replace Fuel as specified in Clauses 13.1.1 and 13.1.2, it shall be deemed not to have been delivered until such rectification or replacement has been carried out and the Fuel delivered to BEG. Accordingly, the provisions of Clause 12.7 shall apply. For the avoidance of doubt, when such Fuel is replaced by BNFL, BNFL shall not invoice BEG and BEG shall not be required to pay to BNFL, Uo or Vo in respect of such Fuel, except in the case of Uo and Vo applying to differences in the uranium weight of the returned Fuel and the replacement Fuel. Where the uranium weight of the returned Fuel is different from the uranium weight of the replacement Fuel, Uo and Vo shall apply to such difference.

13.2 If so requested by BEG, BNFL shall take all reasonable steps to rectify, either at Springfields or the relevant AGR Power Station, as BEG and BNFL may Agree, any Fuel Element or Ancillary Component which has been damaged in the course of handling by BEG to conform the same to the Contract Specification or such other specifications as may be Agreed. The terms and conditions of acceptance for rectification and the charges thereof and associated costs of transport and insurance shall be Agreed. Any Fuel Element or Ancillary Component accepted by BNFL for rectification under this Clause shall (where appropriate) be returned to Springfields suitably packed by BEG and at BEG’s expense.

13.3 If during the irradiation of Fuel in a Reactor or in the two Years following its removal from the Reactor BEG or BNFL has cause to believe that Fuel does not comply with the Contract Specification, then that Party shall inform the other of this as soon as is reasonably practicable, and, after consultation, BEG shall take such actions as BEG deems necessary to minimise the cost to BEG of such non-compliance and the following shall apply and at BEG’s expense.

Fuel which fails in service shall be deemed non-compliant with the Contract Specification and the factor F (set out in Clause 13.3.3) shall have the value of 1, provided that BEG has provided to BNFL evidence that such Fuel has not been subject to abnormal stresses in the Reactor. The said evidence shall be based on performance analysis of operational data (but for the avoidance of doubt shall not require BEG to submit such Fuel to Post Irradiation Examination) and must show, inter alia, that any failed Fuel has not been over pressurised as a result of increased fission gas release within its Fuel Pins.

13.3.1	If pursuant to Clause 13.3 BEG and BNFL cannot Agree that such failed Fuel is non-compliant then the following shall apply:

BEG shall provide to BNFL evidence of non-compliance of Fuel with the Contract Specification and BEG and BNFL shall Agree on the extent of the deviation from the Contract Specification. If BEG and BNFL cannot Agree that the Fuel does not comply with the Contract Specification or the extent of a deviation therefrom BEG or BNFL shall have the option to have PIE carried out on any such Fuel to ascertain whether the Fuel meets the Contract Specification or, in the case of a deviation, the extent of that deviation. Except in

BNFL/BEG COMMERCIAL IN CONFIDENCE

the event that the severity of the failure of the Fuel requires BEG to immediately subject the said Fuel to PIE, in which case BEG shall inform BNFL as soon as reasonably practicable thereafter and shall consult as PIE proceeds, the Party exercising the option shall first consult with the other Party regarding the PIE work programme. The Party exercising the option shall be responsible for the costs of the said PIE unless the results support the case of that Party in which instance the other Party shall pay.

13.3.2	Whenever there is a deviation from the Contract Specification, BEG and BNFL shall agree a factor F (as set out in the formula specified in Clause 13.3.3) which shall determine the allocation to BNFL of responsibility for deterioration in Fuel performance, taking into account the relative contribution to the deterioration of any deviation from the Contract Specification and any effects attributable to the Reactor in which the Fuel was irradiated being either shutdown or operated both in a manner which could not have reasonably been anticipated by BNFL at the time the Fuel was manufactured to meet the Contract Specification.

13.3.3	If BEG discharges any Fuel from a Reactor consequent upon a deviation from the Contract Specification BNFL shall credit BEG with a sum which for each Fuel Stringer discharged shall be calculated in accordance with the following formula:

R = P x A x F

where:

R = sum credited;

P = (P1 + P2) where

P1=	Bo as defined in Appendix 5 and escalated in accordance with the formula set out in Appendix 6 to the month of discharge multiplied by the number of Fuel Elements in the Fuel Stringer;

P2=	the price paid by BEG for Ancillary Components associated with the discharged Fuel Stringer, where BEG can reasonably demonstrate that such Ancillary Components cannot be re-used;

A=	IF—IA

  IF

IF=	design Fuel Stringer mean irradiation specified in Clauses 13.3.6 and 13.3.7 as may be amended from time to time pursuant to Clause 13.3.8;

IA=	actual Fuel Stringer mean irradiation achieved on discharge;

F=	responsibility factor determined in Clause 13.3.2.

13.3.4	In addition BNFL shall, at its sole discretion and at no cost to BEG, reprocess or store a quantity of Fuel (Q) in respect of each of the aforementioned discharged Fuel Stringers calculated in accordance with the following formula:

Q = T x A x F

where:

T = total quantity of Fuel in each discharged Fuel Stringer.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Such reprocessing or storage under this Clause 13 by BNFL shall be undertaken in accordance with the terms and conditions of (a) the Historic Spent Fuel Agreement, for any Historic Spent Fuel or (b) the New Spent Fuel Agreement, for any New Spent Fuel.

13.3.5	If in the event of a non-compliance with the Contract Specification Fuel is not discharged, but BEG incurs costs in consequence of the said non-compliance other than those costs relating to administration or Fuel handling as are referred to and more particularly described in Clause 13.4 then BNFL shall credit BEG with a sum equal to that incurred by BEG but not greater than R where R is calculated by the formula in Clause 13.3.3 except that IA = actual irradiation of Fuel affected by deviation from the Contract Specification at the date of notification of the deviation and Bo is escalated in accordance with the formula set out in Appendix 6 to the Year of notification of the said non-compliance.

13.3.6	Design Fuel Stringer mean irradiation shall be the lesser of 35GWd/tU and the mean Fuel Stringer irradiation that would have been achieved had failure not occurred.

13.3.7	[Not Used]

13.3.8	The design Fuel Stringer mean irradiation shall be increased above the limits specified in Clause 13.3.6 as Agreed between BEG and BNFL subject to BEG demonstrating to BNFL’s reasonable satisfaction, the granting of which shall not be unduly withheld or delayed, that any failure at an increased irradiation is due to non-conformance with the Contract Specification, said demonstration to include where necessary inter alia sufficient PIE data to demonstrate the satisfactory performance of the Fuel at the increased irradiation.

13.3.9	If BEG and BNFL fail to Agree on a matter to which this Clause 13.3 relates it shall be settled in accordance with Clause 27.

13.4 Subject to Clause 13.5 BNFL shall bear BEG’s reasonably demonstrable direct costs arising as a result of any non-compliance with the Contract Specification as specified in Clauses 13.1 and 13.3 and Paragraph 10 of Appendix 7. Such costs shall include, but not be limited to, the costs of technical evaluation of the non-compliant Fuel, preparation of reports and modification proposals and their independent nuclear safety assessment under the Nuclear Site Licence Condition compliance arrangements and where appropriate processing concession applications pursuant to and in accordance with Appendix 7.

13.5 The liability of BNFL in relation to any direct costs incurred by BEG as specified in Clause 13.4 shall not exceed £236,107 in the two Year period from 1 April 2006 to 31 March 2008 and each subsequent two Year period thereafter, said sum to be subject to escalation from July 2002 in accordance with Appendix 6.

14.	OPERATING RECORDS

14.1 BEG shall keep adequate records to enable:

14.1.1	the date of loading into and of discharge from a Reactor of Fuel to be established;

14.1.2	the isotopic composition of Irradiated Fuel Elements to be calculated by an Agreed method; and

14.1.3	the operating conditions of the Fuel to be established during the period of irradiation commencing on the date of loading for all purposes in connection with Clause 13.

BEG shall, pursuant to Clause 6.13.1, grant BNFL reasonable access to such records and the data from which they were compiled and shall accord BNFL reasonable facilities to discuss such records and data with BEG and to observe the methods and equipment used by BEG in handling Fuel at each of the AGR Power Stations. The exercise by BNFL of the right to observe the said methods and equipment shall not imply its acceptance or approval of the said methods and equipment.

BNFL/BEG COMMERCIAL IN CONFIDENCE

14.2 BNFL shall maintain the records relating to Fuel referred to in Paragraph 8 of Appendix 7.

15.	EFFICIENCY AND EFFECTIVENESS

BEG and BNFL have Agreed a number of areas related to the supply of Fuel where they consider that there is the potential opportunity for further efficiency improvements and cost savings, as listed in Appendix 9. BEG and BNFL recognise that achieving the same is in some cases dependent upon the co-operation of BEG(UK) and in such circumstances BEG and BNFL will work together with a view to securing such co-operation. BEG and BNFL anticipate that further such opportunities for efficiency improvements and cost savings may arise over the period of this Agreement. BEG and BNFL undertake to work together in good faith on a continuous basis to identify, develop and exploit any such opportunities.

The provision of this Clause 15 shall not apply to the Uranic Elements Supply Component of this Agreement except where:

(a)	they relate to proposed changes to all or part of the Uranic Elements Supply Component of this Agreement which could have an impact on all or part of the process of manufacturing of Fuel Elements by BNFL; or

(b)	they relate to proposed changes to all or part of the process of manufacturing of Fuel Elements by BNFL which could have an impact on all or part of the Uranic Elements Supply Component of this Agreement.

16.	LIABILITY FOR LOSS OR DAMAGE

16.1 In respect of Non-Nuclear Risks BNFL shall have no responsibility for any damage to any property or for any Third Party Risk or any other loss which may be attributable wholly or in part to any Fuel Element, Ancillary Component or Packaging after the delivery thereof to BEG pursuant to Clause 12.9 unless due to the fault or deficiency of BNFL.

16.2 In respect of Non-Nuclear Risks BEG shall have no responsibility for any damage to any property or for any Third Party Risk or any other loss which may be attributable wholly or in part to any Fuel Element, Ancillary Component or Packaging before the delivery thereof by BNFL pursuant to Clause 12.9 or any such item returned to BNFL pursuant to Clause 13.1 or 13.2, unless due to the fault or deficiency of BEG.

16.3 Notwithstanding the generality of Clause 16.1 it is Agreed that BNFL shall have no responsibility for any damage to any Reactor or for any damage to any other property of BEG or third party claim as a consequence of damage to a Reactor which may be attributable wholly or in part to any Fuel Element or Ancillary Component supplied under this Agreement.

16.4 Notwithstanding any other provision of this Agreement but subject to paragraph 4.6 of Appendix 29, in respect of damage or injury to any person or property arising out of or resulting from ionising radiations or contamination by radioactivity, the liability of the Parties shall be governed by the Nuclear Installations Act 1965, as amended, including any modification, extension or re-enactment thereof. For the avoidance of doubt Clauses 11.4 and 12.9 shall constitute written agreements to accept liability only to the extent Agreed in Clauses 11.4 and 12.9 pursuant to Section 12(3A) of the Nuclear Installations Act 1965, as amended.

17.	LIMITATION OF LIABILITY

17.1 (Without prejudice to BEG’s obligations to make payments to BNFL under Clauses 2.13, 2.24 and 2.27.2, or BNFL’s obligations to make payments to BEG under Clauses 2.14, 2.25 and 2.27.3), the liability of each of BNFL and BEG (and BE for the purposes of Clauses 1.7, 19, 21 and 33) to the other whether in contract or in tort (including negligence or otherwise) arising out of or in connection with the performance or non performance of its obligations under this Agreement shall be limited as follows:

17.1.1	liability for incidental, special, indirect or consequential loss or damage (even if the possibility of any such loss or damage is known to the Parties) is excluded, including but not

BNFL/BEG COMMERCIAL IN CONFIDENCE

limited to that arising from loss of use of equipment or power generating systems or cost of capital, loss of profits or revenues or the loss of use thereof provided always that the liability in respect of the latter three specifically identified instances of loss shall not hereby be excluded where such loss flows as a direct loss as a result of a relevant breach of contract or a relevant act or default;

17.1.2	liability of BNFL to BEG arising from or in connection with BEG’s contractual liability to third parties in respect of the sale or supply of electricity is excluded; and

17.1.3	liability for economic loss in tort (including negligence or otherwise) is excluded.

17.2 BNFL’s total cumulative liability for any failure to deliver Fuel on time or for any defective Fuel shall in respect of claims of any kind whether based on contract, tort (including negligence) or otherwise under any warranty, provision for liquidated damages or otherwise, in no case exceed the provisions of the remedies as expressly set forth in this Agreement at Clauses 12.7 and 13.

17.3 Without prejudice to BEG’s obligations to pay the Initial Termination A Stocks Purchase Price and Remaining Termination A Stocks Purchase Price or the Termination B Purchase Price (as the case may be) and to make payments to BNFL under Clauses 2.13, 2.24 and 2.27.2, any liability of BEG for any loss or damage, however caused or suffered by BNFL in connection with or as a result of the Uranic Elements Supply Component of this Agreement is limited to [            ]*

17.4 Without prejudice to BNFL’s obligations to make payments to BEG under Clauses 2.14, 2.25 and 2.27.3, any liability of BNFL for any loss or damage, however caused or suffered by BEG in connection with or as a result of the Uranic Elements Supply Component of this Agreement is limited to [            ]*

18.	TERMINATION OF SUPPLY BY BNFL

18.1 Notwithstanding BEG’s rights under other Clauses in this Agreement, if BNFL ceases to carry on business in Fuel supply or notifies BEG that it is otherwise unwilling or permanently unable to provide the Fuel supply services under this Agreement or if this Agreement is terminated by BEG under Clause 23 and, in any such circumstance, BEG is unable to procure such services from another party, then:

18.1.1	BNFL shall provide access and rights for BEG to use all relevant BNFL intellectual property and (where appropriate) facilities and equipment reasonably necessary to provide such services; and

18.1.2	BNFL shall also seek to secure rights for BEG to utilise any rights or licences which BNFL may have with third parties which are reasonably necessary for the supply of those services.

The terms and conditions for such access to intellectual property and facilities referred to in Clause 18.1.1 and for the securing of rights by BNFL on behalf of BEG pursuant to Clause 18.1.2 shall be Agreed (including, if appropriate, the terms of purchase of such facilities and intellectual property).

18.2 Notwithstanding BEG’s rights under other Clauses in this Agreement, if BNFL is unable for technical reasons at any stage to supply a service provided for under this Agreement, BNFL shall (at BEG’s request) use its reasonable endeavours to secure such service from an appropriate alternative supplier.

19.	CONFIDENTIALITY

19.1 The terms and conditions of this Agreement shall be confidential and no Party shall disclose the same to any third party except its Group Companies without the consent of the other Parties (which consent shall not be unreasonably withheld) except to such extent as may be necessary for the proper performance of this Agreement and after such third party (if not a director, officer or employee of the disclosing party to whom disclosure is reasonably necessary) has agreed in a legally binding manner to be bound by the provisions of this Clause or as may be required under proper statutory authority by relevant Government authorities or other authorities having due legal competence or as required by the rules of the Stock Exchange.

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

19.2 Each Party shall keep confidential all data, drawings, designs and other information received by it from the other Parties in the course of, or in connection with, the performance of this Agreement and shall not use the same for any purpose other than the performance of its obligations hereunder, and the receiving Party shall not disclose the same to any third party except its Group Companies without the consent of the disclosing Party which consent shall not be unreasonably withheld.

19.3 Notwithstanding the provisions of Clause 19.2, BEG shall, on giving notice to BNFL, be entitled to disclose information given to it by BNFL to relevant BEG contractors for the purpose only of carrying out contracts with BEG provided that such contractors first enter into a confidentiality undertaking in favour of BNFL, unless BNFL decides this is not required.

19.4 Without prejudice to the foregoing provisions of this Clause 19 and subject to Clause 19.7, each Party shall treat all information supplied to it by the other Party under this Agreement as Commercial Information.

19.5 BNFL shall not knowingly use Commercial Information in any way which would place a BNFL Group Company or any company in which it has a shareholding in either case which is an electricity generator at a competitive advantage to BEG in the UK electricity generation market.

19.6 BE and BEG shall not knowingly use Commercial Information concerning BNFL’s electricity generation business to place a BNFL Group Company at a competitive disadvantage in the UK electricity generation market.

19.7 Notwithstanding the provisions of Clause 19.2, BE and BEG shall, on giving notice to BNFL, be entitled to disclose information given to them by BNFL to relevant BE or BEG contractors for the purpose only of carrying out contracts with BE or BEG, provided that such contractors first enter into a confidentiality undertaking in favour of BNFL, unless BNFL agrees this is not required.

19.8 Subject to Clause 19.9, BE and BEG shall keep confidential all data, drawings, designs and other information which may come into their knowledge as a result of them attending at the premises of BNFL’s suppliers and that any such information shall not be disclosed to any third party without BNFL’s prior written consent.

19.9 The provisions of Clauses 19.1,19.2, 19.3, 19.4, 19.5, 19.6, 19.7 and 19.8 shall not, however, apply to any Commercial Information which:

19.9.1	is or becomes within the public domain through no act of the receiving Party in breach of the provisions of this Clause 19;

19.9.2	was lawfully in the possession of the receiving Party prior to its receipt from another Party; or

19.9.3	is legally received from another source without any restriction on use or disclosure.

19.10	The restrictions in Clauses 19.5 and 19.6 shall also not apply to information provided in good faith at multiparty meetings involving the Parties, BEG(UK) and other parties whose objective is to optimise the services provided by BNFL of the kind covered by this Agreement in the interests of all parties concerned.

20.	ASSIGNMENT

20.1 Subject to Clauses 20.2, 20.3, 20.4 and 20.5 no Party shall have the right to assign or to part with or sub-contract any of its rights and obligations under this Agreement without the prior written consent of the others. Such consent may only be withheld if an assignment is not Reasonable.

For the purposes of this Clause an assignment shall be Reasonable if:

BNFL/BEG COMMERCIAL IN CONFIDENCE

20.1.1	the intended assignor can demonstrate that the intended assignee is financially and technically competent to carry out the obligations of this Agreement, and in particular the financial obligations; and

20.1.2	if so requested in writing by the non-assigning Party, an appropriate parent-company guarantee is provided from the intended assignee’s parent company, if any, or the intended assignee enters into a further agreement in relation to this Agreement containing such reasonable provisions as the non-assigning Party would reasonably need to ensure that the intended assignee is able to carry out the obligations of this Agreement until each and every obligation has been fully discharged.

20.2 It is acknowledged and agreed by BE and BEG that BNFL may, upon or at any time after the establishment of the LMA, assign or part with or sub-contract any of its rights and obligations under this Agreement to the LMA to the extent required by or as a necessary consequence of, or to take a benefit available by reason of, any relevant legislation. No consent under Clause 20.1 shall be required for an assignment under this Clause 20.2.

20.3 It is acknowledged and agreed by BE and BEG that BNFL may assign or part with or sub-contract any of its rights and obligations under this Agreement to New BNFL with the prior written consent of BEG, such consent not to be unreasonably withheld (but for the purposes of this Clause 20.3, the definition of “Reasonable” in Clause 20.1 shall not apply). For the avoidance of doubt, the Parties acknowledge that, in determining whether or not consent has been unreasonably withheld, any considerations may be taken into account, including without limitation those specified in Clauses 20.1.1 and 20.1.2.

20.4 It is acknowledged and agreed by BNFL that BEG may at any time assign or part with or sub-contract any of its rights and obligations under this Agreement to any BEG Group Company which holds a nuclear site licence in respect of any of the AGR Power Stations or the BEG(UK) AGR Power Stations. No consent under Clause 20.1 shall be required for an assignment under this Clause 20.4.

20.5 It is acknowledged and agreed by BE and BEG that BNFL may at any time assign or part with or sub-contract any of its rights and obligations under this Agreement to any BNFL Group Company, subject to a parent-company guarantee being provided in accordance with Clause 20.1.2 with the liability of the parent company in relation to each obligation guaranteed not being greater than that which BNFL would incur in respect of that obligation. No consent under Clause 20.1 shall be required for an assignment under this Clause 20.5.

20.6 In the event that any Party assigns or parts with or sub-contracts any of its rights and obligations under this Agreement, the Parties shall enter into a Deed of Novation substantially in the form of Appendix 13.

21.	FORCE MAJEURE

21.1 Subject to Clause 21.2 hereof if performance of this Agreement or of any obligation hereunder by any of the Parties is prevented through any cause arising from or due to circumstances beyond its reasonable control, which circumstances shall include but not be limited to war, hostile or criminal act, revolution, riot, civil commotion, blockade, embargo, industrial action (including strike) by workpeople, lockout, act or restraint of government or government agency (other than the Parties) or damage by fire, flood, explosion or natural catastrophe, it shall upon giving notice to the other Parties indicating the cause and likely duration of non-performance:

21.1.1	be excused from such performance to such extent and for such period as may be reasonably necessary in the circumstances; and

21.1.2	have no responsibility for the financial or other consequences of such non-performance.

21.2 The Parties shall consult together as soon as practicable after receipt of the aforementioned notice with the object of reaching Agreement on any means by which the cause or consequence of non-performance may be overcome or alleviated.

BNFL/BEG COMMERCIAL IN CONFIDENCE

21.3 If BNFL is prevented from delivering Fuel to one or more AGR Power Stations as a consequence of circumstances beyond its reasonable control the charge Ao shall be reduced in proportion to the reduction in the quantity of Fuel delivered to AGR Power Stations and BEG shall be entitled to obtain from any other source such quantity of Fuel as BNFL is unable to deliver as aforesaid. Notwithstanding the minimum quantity of Fuel that BEG is required to take in accordance with Clause 7.1 BEG will only be obliged to pay for actual Fuel delivered. Such quantity of Fuel as is obtained from another source shall for the purposes only of BEG’s obligations pursuant to Clause 3.1 be deemed to have been supplied pursuant to this Agreement.

21.4 If BNFL is unable to supply Fuel for a continuous period of three months BNFL will thereafter use its reasonable endeavours to acquire supplies of Fuel for BEG from alternative sources.

21.5 If BNFL is unable to supply Fuel for a continuous period of nine months BEG shall be entitled to terminate this Agreement by notice to expire at the end of the said nine month period or at any time thereafter. In case of such termination BNFL will use its best endeavours to assist BEG to acquire supplies of Fuel at reasonable prices from alternative sources.

21.6 If BEG is prevented from receiving deliveries of Fuel at one or more AGR Power Stations under this Agreement as a consequence of circumstances beyond its reasonable control it shall not be obliged to place firm orders for Fuel pursuant to Clause 7.6 in respect of the AGR Power Station or AGR Power Stations so affected for so long as it is so prevented from receiving deliveries. As soon as it is reasonably practicable to do so, BEG shall accept deliveries of all Fuel ordered by it which it was unable to accept as a consequence of such circumstances. BEG shall continue to pay the monthly instalments of the charge Ao escalated in accordance with Appendix 6 but shall not be obliged to pay charges set out in Clause 4.12, in respect of Fuel not delivered which was specifically ordered for the AGR Power Station so affected.

21.7 Each Party shall use reasonable endeavours to avoid, remove or minimise all financial consequences, damage or other effect on the other Party as a result of any force majeure event.

22.	WAIVER

The waiver by any Party of a breach or default of any provisions of this Agreement by another Party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of any Party to exercise or avail itself of any right, power or privilege it has or may have hereunder operate as a waiver of any breach of default by another Party.

23.	NON-PERFORMANCE

23.1 If BNFL persistently commits any breach of contract and BEG serves notice on BNFL specifying such breach the Parties shall consult as to how such breach of contract shall be remedied and as to how similar breaches of contract can be avoided in future. If BNFL fails to participate in such consultation or if after such consultation BNFL does not remedy such breach or continues to commit similar breaches of contract and as a result BEG can demonstrate that it has suffered substantial loss including (but without limitation) loss of generation BEG shall be entitled to terminate this Agreement on such timescales as BEG considers will enable it to secure supplies from other sources. BNFL shall provide to BEG or as BEG directs such reports, supporting information and the services of BNFL staff as BEG can reasonably demonstrate it may require to enable BEG to secure supplies from other sources. BEG shall not copy or disclose to third parties such information, except to the extent that it is necessary to do so for such purposes. BNFL shall grant such licences as is necessary for such purposes.

23.2 BEG may terminate the Uranic Elements Supply Component of this Agreement, together with the arrangements relating to the Pass-Through Contracts or the Additional Pass-Through Contracts pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks and the rest of this Agreement shall continue unaffected:

23.2.1	with immediate effect if BNFL has failed to exercise reasonable care and reasonable diligence in fulfilling its material obligations in relation to the Uranic Elements Supply

BNFL/BEG COMMERCIAL IN CONFIDENCE

Component of this Agreement provided BEG has given written notice to BNFL of such failure and BNFL does not remedy the situation within one month from the date of such notice; and

23.2.2	on 12 months’ notice where the Execution Effectiveness Ratio as referred to in Appendix 26 is greater than 1.05 in any month, such notice to be served within 3 months of BEG’s receipt of the Execution Effectiveness Ratio for that month.

24.	NOTICES

24.1 All notices and other communications required or authorised to be given hereunder shall be in writing and may be given by hand, transmitted by facsimile transmission or mailed by certified, registered or first class mail, postage prepaid.

24.2 All such notices or other communications shall be deemed to have been duly given when delivered, if given by hand during office working hours of the recipient or when transmitted, if transmitted by facsimile transmission (despatch confirmed) during office working hours of the recipient or on the third Working Day following mailing. Any notice or other communication given by hand or sent by facsimile transmission otherwise than during the Working Day shall be deemed to have been given at 10.00 a.m. on the next Working Day following despatch. Any notice or other communication sent by facsimile transmission shall also be confirmed as soon as possible by some other method.

24.3 In each case, unless amended by notice, notices shall be addressed to BNFL, BEG or BE, as the case may be, as follows:

British Nuclear Fuels plc

Westinghouse UK Fuel Business

Springfields

Salwick

Preston

Lancashire

England PR4 0XJ

Fax: 01772 762233

For the attention of:

Business Manager Oxide, AGR Fuel

British Energy Generation Limited

Barnett Way

Barnwood

Gloucester

England GL4 3RS

Fax: 01452 654378

For the attention of:

Head of Fuel Supply

British Energy plc

3 Redwood Crescent

Peel Park

East Kilbride G74 5PR

Fax: 01355 594022

For the attention of: Company Secretary

BNFL/BEG COMMERCIAL IN CONFIDENCE

25.	INVALIDITY AND SEVERABILITY

If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. Subject to Clauses 1.6.4 and 33.5, the Parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of the invalid or unenforceable provision.

26.	LAW

This Agreement shall be governed by and construed in accordance with English Law.

27.	DISPUTE RESOLUTION

27.1 Subject to Clause 27.3 and Clause 27.4, in the event a dispute, controversy or claim arises out of or in connection with this Agreement (including any question regarding its existence, validity or termination) (Dispute), a Party may give the other Parties notice that a Dispute has arisen (a Dispute Notice). Following the service of the Dispute Notice the Parties shall use all reasonable endeavours to settle such Dispute amicably within a period of 60 calendar days (or such longer period as the Parties may mutually agree) starting from the date of receipt of the Dispute Notice by the relevant Party. In the event that the Parties are unable to settle any Dispute within such 60 calendar day period (or such longer period), then such Dispute shall be referred for resolution by negotiation between the respective Chief Executives of BE and BNFL. If the Parties are unable to settle a Dispute by such negotiation within 60 calendar days (or such longer period as the Parties may mutually agree) of it being referred to the Chief Executives, then such Dispute shall be referred to arbitration in accordance with the terms of Clause 27.2.

27.2 Subject to Clause 27.1, any Dispute shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Clause. The tribunal shall consist of one arbitrator. The seat of the arbitration shall be London. The language of the arbitration shall be English.

27.3 Any matter subject to determination by an Expert pursuant to Appendix 20 shall not be subject to Clauses 27.1 and 27.2.

27.4 Any Agreement between BEG and BNFL under Clause 7.5A shall not be subject to Clauses 27.1 and 27.2.

27.5 Where any dispute or difference between BEG and BNFL is in connection with Uo or the calculation of Uo, Vo, Wo and Xo, BEG and BNFL agree that the Pricing Principles shall form part of the agreed scope of reference of the Arbitrator (who, in respect of a dispute or difference under this Clause 27.5, shall have appropriate experience in the uranics market) when dealing with such dispute or difference.

28.	NON-DISCRIMINATION

28.1 BNFL shall not during the term of this Agreement unreasonably discriminate against BEG in favour of any other party (including without limitation Magnox Electric plc) in respect of the performance by BNFL of any services of the kind provided for under this Agreement. For the avoidance of doubt, this Clause shall not relate to the terms on which relevant services are provided by BNFL to its other customers but shall be directed at the manner of performance of those services by BNFL as between BEG and its other customers.

28.2 Without prejudice to the generality of Clause 28.1, in the event that BNFL is unable, or foresees that it will be unable, to perform its obligations under this Agreement with the result that BEG is likely to suffer serious operational difficulties at its power stations in circumstances where there are likely to be similar effects on third parties in the UK electricity generation market to whom BNFL owes similar obligations, BNFL shall:

BNFL/BEG COMMERCIAL IN CONFIDENCE

28.2.1	forthwith consult with BEG and any relevant third party with a view to minimising the loss to and effect on operations of all concerned; and

28.2.2	BNFL shall not unreasonably discriminate in these circumstances against BEG in any way in favour of any such third party.

28.3 Notwithstanding the foregoing, BNFL shall not in any event be obliged to compromise the safety of its operations which shall be paramount.

28.4 If (for the purposes of Clauses 28.1 and 28.2) BEG has reasonable grounds to believe that BNFL has unreasonably discriminated in favour of such a third party, it shall notify BNFL in writing of the basis of its concerns. Following receipt of such notification:

28.4.1	BNFL and BEG shall meet as soon as possible (and in any event no later than four weeks after such receipt) to discuss the basis of BEG’s concerns; and

28.4.2	BNFL shall be obliged to provide to BEG all information reasonably necessary to demonstrate to BEG whether or not discrimination has taken place and BNFL shall not act unreasonably in this regard.

28.5 If BNFL and BEG reach Agreement that BNFL has unreasonably discriminated against BEG in favour of any third party, BNFL and BEG shall Agree an appropriate remedy to resolve the unreasonable discrimination.

28.6 Any failure by BNFL and BEG to reach Agreement on any aspect of this Clause shall be referred to an independent Arbitrator for resolution as provided for under Clause 27 of this Agreement. For the avoidance of doubt, the Arbitrator shall have the right to call for whatever additional information he deems necessary from BNFL and BEG in order to provide the basis for his ruling.

29.	[NOT USED]

30.	TERMINATION AND SURVIVAL

30.1 The provisions of this Agreement except those referred to in Clauses 30.2 shall terminate upon the expiry of the Fuel Supply Period.

30.2 Clauses 2.3 to 2.35 (inclusive), 4.1, 5, 7.5A.3, 13, 16, 17, 19 and 27 and Appendixes 5 and 31 and any provisions of this Agreement which are expressed to survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

30.3 Termination of this Agreement does not affect a Party’s accrued rights and obligations at the date of termination.

31.	ENTIRE AGREEMENT

31.1 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior written or oral agreement(s) or arrangements between the Parties in relation thereto. No prior or collateral representation, promise, warranty or condition made or given by any of the Parties to another Party and not contained herein shall be binding upon any of them and no amendment, modification or extension of this Agreement or waiver of any of the terms and conditions hereof shall be binding upon any of them unless it is Agreed in writing by duly authorised representatives of each of the Parties. For the avoidance of doubt, this Clause 31.1 shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation by any Party or any of its Connected Persons, where Connected Person means in each case, to the extent that they are involved on behalf of a Party, (a) a Party’s officers, employees, group undertakings, agents and advisers; (b) officers, employees, agents and advisers of a Party’s

BNFL/BEG COMMERCIAL IN CONFIDENCE

group undertakings and (c) officers, employees and partners of any such agent or adviser or of any group undertaking of such agent or adviser.

31.2 Without prejudice to the validity of any amendment, modification, extension or waiver that is Agreed by duly authorised representatives of each of the Parties, it is the intention of the Parties as a formal matter to incorporate any amendments or modifications on an annual basis into a Deed in substantially the same form as that contained in Appendix 14.

32.	SAFEGUARDS

32.1 On the territory of the Member States of Euratom, the material under the scope of this Agreement as well as products derived therefrom shall be subject to the safeguards provisions of the Euratom Treaty and the relevant regulations of the Commission of the European Communities as well as the related agreements between the European Atomic Energy Community, the Member States and the International Atomic Energy Agency in Vienna. Moreover, the relevant safeguards provisions contained in international agreements concluded by the European Atomic Energy Community shall apply as the case may be.

32.2 If exported from the Community, the material and the products derived therefrom shall be subject to the obligation of use for exclusively peaceful non-explosive purposes and to IAEA safeguards as applicable.

33.	COMPETITION

33.1 Immediately following the signing of this Agreement, the Parties shall jointly approach HMG to see what assistance the Parties may be able to provide to HMG in relation to the State Aid Notification (as defined in Clause 1.6) either immediately or at any time whilst the Commission is considering the State Aid Notification and in particular within the framework of an investigation under Article 88(2) of the EC Treaty.

33.2 The Parties shall make, on or before 9 April 2003 or such later date as they may agree in respect of this Agreement and any other agreement or arrangement contemplated by it, a notification for negative clearance and an application for an individual exemption on Form A/B to the Commission pursuant to Council Regulation (EEC) No. 17/62 (as amended). They shall also discuss and Agree upon whether to make a notification and an application for a decision on Form N to the Office of Fair Trading pursuant to The Competition Act 1998 (Director’s Rules) Order 2000.

33.3 The Parties shall:

33.3.1	use their reasonable endeavours and co-operate with each other to ensure that all information necessary or desirable for making (or responding to any requests for further information following) any notification or filing made in respect of the Restructuring, this Agreement or any agreement or arrangement contemplated by this Agreement (whether such notification or filing is to be made by a Party or by HMG) is supplied to the person preparing such notification or filing (or response to any information request) and that such notifications, filings and responses to any information requests are properly, accurately and promptly made and in any event in accordance with any applicable time limit laid down by applicable legislation, or set by the Commission or the Office of Fair Trading (as the case may be) or any extension permitted by the Commission or the Office of Fair Trading (as the case may be);

33.3.2	respond promptly and fully to any request for information by the Commission or the Office of Fair Trading (as the case may be) or in relation to the State Aid Notification made by HMG, any request for information or other assistance that may be made by HMG;

33.3.3	before making any notification, filing, submission, response or other communication (whether orally, in writing, in electronic format, or otherwise), other than of a purely administrative nature (each a Communication), with the Commission or the Office of Fair Trading (as the case may be) or, in relation to the State Aid Notification made by HMG, provide draft copies of the Communication (or in respect of an oral Communication, an indication of the proposed content of such oral Communication), together with copies of any

BNFL/BEG COMMERCIAL IN CONFIDENCE

supporting documentation or other relevant material to the other Parties and take due consideration of any reasonable comments that the other Parties may have, who shall communicate any comments promptly to the Party that is proposing to make the Communication; and

33.3.4	keep each other informed on a timely basis of the progress of any notification to or investigation by the Commission or the Office of Fair Trading (as the case may be), including any meetings or conference calls and shall to the extent permitted by the Commission, the Office of Fair Trading or HMG (as the case may be) permit the other Parties and their advisers to attend any such meetings or participate in any such conference calls.

33.4 Nothing in Clause 33.3 shall require a Party to provide to the other Parties any confidential information or business secrets relating to any business of their respective group, insofar as the provision of such information does not infringe any UK or EC Competition laws. Furthermore, nothing in Clause 33.3 or elsewhere in this Agreement shall require BE or any member of the BEG Group to provide any communication or other information (whether orally, in writing, in electronic format or otherwise) to BNFL in connection with the financial position of BEG or of any member of the BEG Group or with any financial assistance whatsoever that HMG may provide to BE or any member of the BEG Group during the consideration by the Commission of the Restructuring, including in connection with the aid measures approved by the Commission on 27 November 2002.

33.5 Following the making of the notifications referred to in Clauses 33.1 and 33.2, the Parties shall use their reasonable endeavours to ensure, and shall not take any steps or commit any act that may reasonably be considered as prejudicial to, the obtaining of a decision by the Commission that the Restructuring does not involve unlawful State aid and a negative clearance, exemption, or analogous decision (or decisions) by the Commission and/or the Office of Fair Trading under Article 81(1) EC and/or the Competition Act 1998 (as the case may be) in relation to this Agreement or any agreement or arrangement contemplated by this Agreement.

33.6 If, notwithstanding the Parties’ compliance with their obligations under Clause 33.5, in relation to any notification, filing or investigation (whether made by the Parties or HMG) the Commission and/or the Office of Fair Trading (as the case may be) shall indicate, or it becomes reasonably apparent to the Parties or HMG that the Commission and/or the Office of Fair Trading (as the case may be) may indicate, that any provision of the Restructuring, this Agreement or any agreement or arrangement contemplated by it, requires to be amended, modified or deleted in order to obtain approval of the Restructuring or this Agreement (or the granting of negative clearance, an individual exemption or any similar or analogous decision), the Parties shall promptly meet to enter into good faith negotiations with a view to meeting the requirements of the Commission and/or the Office of Fair Trading provided that if any modifications or amendments to this Agreement or any agreement or arrangement contemplated by it are required or advisable any such modifications or amendments are reasonably acceptable to BNFL and BE.

34.	NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

35.	PARENT-COMPANY GUARANTEE AND FURTHER ASSURANCE

35.1 In consideration of BNFL entering into this Agreement, BE unconditionally and irrevocably guarantees as a continuing obligation the proper and punctual performance by BEG (to the extent that performance by BE would not be illegal) of all its obligations under or pursuant to this Agreement. BE shall take all reasonable steps within its powers to ensure that it is not illegal for it to comply with its obligations under this Clause.

35.2 BE acknowledges that, although BEG(UK) is not a party to this Agreement, the co-operation of BEG(UK) is necessary to implement and/or give effect to this Agreement. BE agrees to procure the performance by BEG(UK) of all further acts and things as BNFL may reasonably require to implement

BNFL/BEG COMMERCIAL IN CONFIDENCE

and/or give effect to this Agreement and the transactions contemplated by it and for the purpose of vesting in BNFL the full benefit of this Agreement.

35.3 BE’s liability under this Clause 35 shall not be discharged or impaired by:

35.3.1	any amendment to or variation of this Agreement, or any waiver of or departure from its terms, or any assignment of it or any part of it (including any assignment pursuant to Clause 20), or any document entered into under this Agreement;

35.3.2	any release of, or granting of time or other indulgence to, BEG or any third party, or the existence or validity of any other security taken by BNFL in relation to this Agreement or any enforcement of or failure to enforce or the release of any such security;

35.3.3	any winding up, dissolution, reconstruction, arrangement or reorganisation, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, BEG or any other person (or any act taken by BNFL in relation to any such event); or

35.3.4	any other act, event, neglect or omission whatsoever (whether or not known to BEG, BNFL or BE) which would or might (but for this Clause) operate to impair or discharge BE’s liability under this Clause or any obligation of BEG or to afford BE or BEG any legal or equitable defence.

35.4 In relation to each obligation of BEG guaranteed by BE pursuant to Clause 35.1, BE’s liability under Clause 35.1 shall not be greater than that which BEG would incur towards BNFL in respect of that obligation.

35.5 In the event that BEG ceases to be subsidiary of BE, BE shall forthwith notify BNFL thereof and, at the request of BNFL, BE shall assign and part with its rights and obligations under (a) this Agreement, and (b) all other agreements and deeds entered into by BE, BNFL and either BEG or BEG(UK) (as the case may be) under which BE has any rights or obligations, to the ultimate holding company of BEG, subject to BE being released and discharged from all obligations, duties, and liabilities under this Agreement and any such other agreements and deeds.

36.	ACKNOWLEDGEMENTS BY BE AND BEG

36.1 BE and/or BEG have from time to time in the past made various statements concerning the terms of this Agreement and certain other agreements between BNFL and BEG Group Companies, including, inter alia, that certain terms of this Agreement and such other agreements infringe or have infringed EU and/or UK competition law and circumstances exist or have existed that entitle or have entitled BEG to invoke the “hardship” provisions of previous agreements between BNFL and BEG Group Companies (the Past Statements).

36.2 In consideration of BNFL entering into this Agreement, each of BE and BEG hereby acknowledges and agrees, for itself and on behalf of each BEG Group Company, that:

(a)	BNFL’s sole reason for entering into this Agreement is to participate in a process that is intended to lead to the solvent restructuring of BE with a view to ensuring the long term financial viability of a valuable customer;

(b)	any amendments to previous arrangements effected by this Agreement do not represent an admission by BNFL (whether express or implied) that any of the Past Statements have any merit or foundation; and

(c)	neither it nor any BEG Group Company shall bring any claim in relation to the subject matter of the Past Statements, the Heads of Terms or the arrangements contemplated by the Heads of Terms (whether implemented in this Agreement or otherwise), in particular any claim that any of the terms

BNFL/BEG COMMERCIAL IN CONFIDENCE

of this Agreement infringe EU or UK competition law or that hardship conditions exist or have existed.

BNFL/BEG COMMERCIAL IN CONFIDENCE

IN WITNESS whereof the duly authorised representatives of the Parties have hereunto set their hands the Day and year first before written.

SIGNED on behalf of

BRITISH NUCLEAR FUELS plc

Signature:

Name:

in the presence of:

Witness Signature:

Witness Name:

SIGNED by

a duly authorised representative of

BRITISH ENERGY GENERATION LIMITED

Signature:

Name:

in the presence of:

Witness Signature:

Witness Name:

SIGNED by

a duly authorised representative of

BRITISH ENERGY plc

Signature:

Name:

in the presence of:

Witness Signature:

Witness Name:

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 1

EXPECTED DATES FOR AGR POWER STATION LIFETIMES

Station	Accounting Lifetime (Years)	Accounting Closure Date (Last Reactor)
Dungeness B	25	3/2008

Hartlepool	30	3/2014

Heysham 1	30	3/2014

Heysham 2	35	3/2023

Hinkley Point B	35	3/2011

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 2

APPROVED PRODUCT LIST

The current issues (as at 1 February 2003) of the BEG and BEG(UK) Approved Product Lists are as follows:

A	BEG Approved Product List

Approved Product List (APL): AGR Fuel & Stringer Components for Use by BEG, formerly known as Nuclear Electric Limited, dated 30 April 2002

B	BEG(UK) Approved Product List

Approved Product List (APL): AGR Fuel & Stringer Components for Use by BEG(UK), formerly known as Scottish Nuclear Limited, dated 8 February 2002

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 3

CONTRACT SPECIFICATION

The current issue (as at 1 February 2003) of the ‘Head Document’ defining the Contract Specification is the following BEG/BEG(UK) controlled document:

EPD/AGR/REP0269/97 Issue 2 (BEG Reference)

E/DR/97/NT/25 Issue 2 (BEG(UK) Reference)

“AGR Fuel Specification for British Energy Generation Ltd and British Energy Generation (UK) Ltd – The Design and Manufacturing Requirements for Stage 3 and Stage 1c Fuel Elements and for Ancillary Components. Issue 2, dated 13 December 2000”.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 4

[NOT USED]

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 5

PRICES PAYABLE FOR AGR FUEL SUPPLY

Part A

For so long as BEG and BEG(UK) together are loading Fuel into either Reactor of four or more of the AGR Power Stations or BEG(UK) AGR Power Stations, the following charges shall apply:

Subject to Schedule A of this Appendix, the Annual Fixed Charge Ao shall be derived as follows:

Annual Fixed Charge Ao = (Pi*A1) minus (Pi*D2)

Where:

A1 equals the fixed charge detailed in the table below.

Pi equals the final BEG annual fixed charge discount proportion being a value between zero and one, jointly agreed by BEG and BEG(UK) and notified to BNFL, by BEG under this Agreement and by BEG(UK) under the BEG(UK) Agreement, for use in the annual reconciliation. For the avoidance of doubt, Pi shall have the same numerical value when used both in this Agreement and in the BEG(UK) Agreement.

D2 equals the variable discount derived as follows:

D2 = the higher of (i) zero and (ii) the lower of

[            ]* and (([            ]* minus OEP)*5TWh)

Where OEP is defined in accordance with Appendix 20, and shall be specified to five significant figures.

The sums of [            ]* and [            ]* are quoted in Financial Year 2003 money values and will be escalated annually in accordance with Appendix 6. The multiplier of 5.0 TWh is a fixed figure and shall not be subject to escalation.

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

FIXED (A1) £Million pa
Combined Range under this Agreement and the BEG(UK) Agreement (Fuel Elements)	2850-6100		2850-6300		2850-6500

	[	]*	[	]*	[	]*

VARIABLE (Bo) £/Fuel Element
Combined Range under this Agreement and the BEG(UK) Agreement (Fuel Elements)	2850-6500

	[	]*

The values for A1 and Bo are quoted in July 2002 money values and will be escalated in accordance with Appendix 6.

14 days prior to the date on which BNFL is required to invoice BEG pursuant to Clause 5.1, the estimated annual fixed charge (Aoest) pertaining to the month of invoice shall be calculated according to the following formula:

Aoest = ((Piest*A1est) minus (Piest*D2est))

Where:

A1est	is the estimated escalated value of A1 for the relevant month derived in accordance with Appendix 6.

Piest	is, for monthly invoicing purposes, the fixed charge discount proportion (being a value between zero and one) agreed jointly between BEG and BEG(UK) and notified to BNFL by BEG under this Agreement and by BEG(UK) under the BEG(UK) Agreement. The value of Piest used in the pre-reconciliation monthly invoicing may be changed by BEG and BEG(UK), provided that BNFL is notified at least 2 weeks prior to the date by which the fixed charge invoice for the particular month in question is to be received by BEG in accordance with Clause 5.1. For the avoidance of doubt, Piest shall have the same numerical value when used both in this Agreement and in the BEG(UK) Agreement.

D2est	is the estimated value of D2 for the Year derived using a forecast value of OEP (=OEPest) and escalating the terms in the equation for D2 above in accordance with Appendix 6.

Where OEPest is derived in accordance with Appendix 20, and shall be specified to five significant figures.

The monthly fixed charge invoiced in each month shall be adjusted such that the Year to date value of the discount D2 as invoiced at that month end, equals the latest projected cumulative Year to date value of the discount D2 applicable to that month end.

In executing the algorithms outlined in this Appendix 5, all calculations will be performed to the maximum normal computational accuracy, with no imposed rounding to specific levels of precision.

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Part B

For the period where BEG and/or BEG(UK) are loading Fuel into either Reactor of three, two or one of the AGR Power Stations or BEG(UK) AGR Power Stations (the New Pricing Period), the price shall be set on the basis of the recommendations of the Joint Study Team, with a view to lowering the full costs of production of Fuel and sharing the benefits. BEG and BNFL agree to use their respective reasonable endeavours to achieve this objective to the maximum feasible extent, including with respect to the sharing of information. In the event that the Joint Study Team is unable to Agree upon any recommendations which lead to the lowering of the full costs of production of Fuel and the sharing of the benefits, BEG and BNFL agree that in such circumstances, the provisions of Clause 27 shall be applicable. In particular, BEG and BNFL hereby agree that the terms of reference of the arbitration shall be Agreed and shall include but not necessarily be limited to:

(i)	estimated cost of providing services over the New Pricing Period, including allowance for new capital investment;

(ii)	efficiency of labour and resource utilisation in the supply of Fuel to BEG, together with any scope for improvement during the New Pricing Period;

(iii)	allocation of plant, overheads and other costs to the overall cost of supplying Fuel to BEG; and

(iv)	costs associated with ensuring the security of supply of components and Ancillary Components.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Part C

1.	Uranics (Uo)

1.1 The quantity of Uranic Elements contained in the Enriched Uranium Material which is fed into the Fuel fabrication process to produce the said Fuel will be invoiced pursuant to Clause 5.1.2 by BNFL to BEG at the date the Fuel containing the Enriched Uranium Material is delivered to BEG. To cover for Process Losses, an equivalent of [            ]* of the Enriched Uranium Material contained in the delivered Fuel shall be added to the total quantity of Enriched Uranium Material used to produce the said Fuel and this shall be included in the derivation of Uo. The value of [            ]* shall be reviewed periodically by BEG and BNFL.

1.2 The quantities of the Uranic Elements delivered in Fuel will be multiplied by the [            ]* of the Uranic Elements at the date of delivery of Fuel to BEG in accordance with this Agreement.

1.3 The quantity of Uranic Elements contained in Enriched Uranium Material will be identified as originating from one of the 3 following tranches:

1.3.1	Inventory Tranche: comprising material purchased by BNFL as Initial Stocks, Remaining Stocks or Interim Sale Uranium (if any) under the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks;

1.3.2	Contract Tranche: comprising material supplied under the Contracts or the Pass-Through Contracts or the Additional Pass-Through Contracts under the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks (the Contract Stocks); and

1.3.3	Market Tranche: comprising all other materials (the Market Stocks).

1.4 The [            ]* of the Uranic Elements will be established on a First In First Out (FIFO) basis of tranche exhaustion as follows:

1.4.1	The [ ]* of the Initial Stocks, Remaining Stocks and Interim Sale Uranium (if any), until the quantity of the Initial Stocks, Remaining Stocks or Interim Sale Uranium (if any) is deemed to be exhausted;

1.4.2	The [ ]* of the Contract Stocks, until the total quantity procured under the Contracts is deemed to be exhausted;

1.4.3	The [ ]* of the Market Stocks once the total quantity procured under the Contracts is deemed exhausted on a FIFO basis.

1.5 The following formulae shall be used sequentially in the order in which they appear below to determine the tranche from which each Uranic Element (x) contained in the quantity of Uranium Material despatched in Fuel for each month (r) is deemed to have been sourced.

1.5.1	If ISQxr >0 , then Rxr=R(IS)xr

1.5.2	If RSQxr >0 and if Rxr <= RSQxr, then Rxr=R(RS)xr

1.5.3	If RSQxr >0 and if Rxr > RSQxr and if Rxr <= RSQxr + CSQxr, then Rxr = RSQxr + R(CS)xr where R(CS)xr = Rxr-RSQxr

1.5.4	If RSQxr >0 and if CSQxr >0 and if Rxr > RSQxr and if Rxr >RSQxr + CSQxr, then Rxr = RSQxr + CSQxr + R(MS)xr where R(MS)xr = Rxr-RSQxr-CSQxr

1.5.5	If RSQxr =0 and if Rxr <= CSQxr, then Rxr = R(CS)xr

1.5.6	If RSQxr =0 and if CSQxr >0 and if Rxr > CSQxr, then Rxr = CSQxr + R(MS)xr where R(MS)xr = Rxr-CSQxr

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

1.5.7	If RSQxr =0 and if CSQxr =0, then Rxr = R(MS) xr

Where:

CSQxr represents the quantity of Contract Stocks of Uranic Element x in month r

ISQxr represents the quantity which remains of the Initial Stocks of Uranic Element x in month r

Rxr represents the quantity of Uranic Element x required for the fabrication of Fuel in month r

R(CS)xr represents the quantity of Uranic Element x required for the fabrication of Fuel in month r deemed to have been supplied from the Contract Stocks of Uranic Element x in month r

R(IS)xr represents the quantity of Uranic Element x required for the fabrication of Fuel in month r deemed to have been supplied from the Initial Stocks, Remaining Stocks and Interim Sale Uranium (if any) of Uranic Element x in month r

R(MS)xr represents the quantity of Uranic Element x required for the fabrication of Fuel in month r deemed to have been supplied from Market Stocks of Uranic Element x in month r

R(RS)xr represents the quantity of Uranic Element x required for the fabrication of Fuel in month r deemed to have been supplied from Revised Stock of Uranic Element x in month r

RSQx is the quantity of Revised Stock of each Uranic Element x where Revised Stock means that quantity which remains of Initial Stocks of each Uranic Element plus that quantity of Interim Sale Uranium (if any) of each Uranic Element plus that quantity of Remaining Stocks (if any) of each Element

RSQxr represents RSQx in month r

2.	Incidental Services (Vo)

2.1 The incidental services shall cover transport, insurance, cylinder washing, cylinder hire and uranic analysis.

2.2 The price for Fuel will be calculated by multiplying the tonnes of uranium delivered in Fuel of each Assay by a charge of [            ]* per tonneU.

2.3 The price for PWR fuel will be [            ]* per tonneU where cylinders are hired and washed and overpacks are hired. For PWR fuel where no cylinders or overpacks are hired, the price for PWR fuel will be [            ]* per tonneU at other European fabricators. Where BEG is responsible for supplying cylinders and overpacks, BEG will reimburse any costs incurred by BNFL as a result of late arrival or non-arrival of the cylinders and overpacks in accordance with the provisions of Appendix 29.

2.4 The incidental services charge Vo will be invoiced on a monthly basis as described in Clause 5.1.2.

2.5 The prices referred to in paragraphs 2.2 and 2.3 are expressed in January 2003 money values and shall be escalated in line with the Retail Price Index from this date as determined in accordance with Appendix 6.

3.	Administration Charge (Wo)

3.1 The monthly Administration Charge shall be the sum of Administration Charges for each Uranic Element, [            ]*

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

[            ]*

3.2 Fourteen Working Days prior to the date on which BNFL is required to invoice BEG under Clause 5.1.2, BEG shall notify BNFL of the proportion of the Administration Charge which shall apply to BEG in the calculation under paragraph 3.1 above, and the proportion of the Administration Charge which shall apply to BEG(UK) in the relevant clause under the BEG(UK) Agreement for the relevant month. For the avoidance of doubt, the sum of the proportions of the Administration Charge given to BNFL by BEG and BEG(UK) shall always be equivalent to the total Administration Charge at the date on which BNFL is required to invoice BEG under Clause 5.1.2.

3.3 In the event the Uranic Elements Supply Component of this Agreement is terminated pursuant to Clauses 2.2.1, 21 or 23 of this Agreement, the monthly Administration Charge shall be the sum of Administration Charges for each Uranic Element, which are calculated by [            ]*

3.4 The Administration Charge Wo will be invoiced on a monthly basis as described in Clause 5.1.2.

3.5 The Administration Charge Rate is [            ]*

4.	Service Charge (Xo)

4.1 A Service Charge of [            ]* per annum in respect of the Uranic Elements Supply Component of this Agreement shall be payable by BEG under this Agreement and by BEG(UK) under the BEG(UK) Agreement in the amounts determined pursuant to paragraph 4.2 below.

4.2 Fourteen Working Days prior to the date on which BNFL is required to invoice BEG under Clause 5.1.2, BEG shall notify BNFL of the proportion of the Service Charge which shall be invoiced to BEG, and the proportion of the Service Charge which shall be invoiced to BEG(UK) under the BEG(UK) Agreement for the relevant month. For the avoidance of doubt, the sum of the proportions of the Service Charge given to BNFL by BEG and BEG(UK) shall always be equivalent to the escalated value of the total Service Charge of [            ]* applicable at the date on which BNFL is required to invoice BEG under Clause 5.1.2.

4.3 The Service Charge Xo will be invoiced on a monthly basis as described in Clause 5.1.2.

4.4 The Service Charge referred to in paragraph 4.1 is in January 2003 money values and will be escalated in line with the Retail Price Index from this date in accordance with Appendix 6.

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 6

ESCALATION FORMULA

The elements of the Ao and Bo and other charges set out in this Agreement are stated in either July 2002 money values or Financial Year 2003 money values as stated in the specific clauses and shall be escalated in accordance with the following formulae:

For prices escalated monthly from July 2002 money values or such other money values as are Agreed	Cy=	CoRm	For prices escalated annually from Financial Year 2003 money values	Cy=	CiRy

		Ro			Ri

where:

Cy	is the relevant charge as escalated;

Co	is the base charge in July 2002 money values or such other money values as are Agreed;

Ci	are the base values [ ]* and [ ]* used in the calculation of D2;

Rm	is the Retail Price Index for the month in which the event occurs which gives rise to the charge due and shall be estimated as follows if the Retail Price Index for the month in question is not available:-

Rm = Rmn + n (Rmn - Rmn3);

          3

m	is the month for which the Retail Price Index is to be estimated;

n	is the number of months between the month of payment and the month in which the Retail Price Index has been most recently published;

Rmn	is the Retail Price Index for the month in which the index has been most recently published;

Rmn3	is the Retail Price Index for the month three months prior to Rmn;

Ro	is the Retail Price Index for the month of July 2002 (which is 175.9) or such other month as is Agreed;

Ri	is derived by summing the 12 monthly Retail Price Indices for the period from 1 April 2002 until 31 March 2003 and dividing the summation by 12; and

Ry	is the Retail Price Index for the Year in which the event occurs which gives rise to the charge due, derived by summing the 12 monthly Retail Price Indices for that Year and dividing the summation by 12.

14 days prior to the date on which BNFL is required to invoice BEG the Retail Price Index for the relevant Year shall be estimated according to the following formula:

Ryest is the estimated Retail Price Index for the Year in which the event occurs which gives rise to the charge due, derived by summing the 12 monthly Retail Price Indices for that Year and dividing the summation by 12.

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Where a monthly Retail Price Index is not available it will be derived in accordance with the formula for Rm above.

Upon the later of (a) publication of the Retail Price Index for the month of March in each Year hereunder and (b) the derivation of the final values for OEP for each Year in accordance with Appendix 20, such date being referred to as the Reconciliation Date, BNFL shall calculate the value of all sums which would have been payable by either BEG or BNFL during that Year had the Retail Price Indices and Outturn Electricity Prices been known at the times of invoicing and shall within 21 days after the Reconciliation Date render to BEG an adjusting invoice or credit note as the case may be equal in value to the difference between such calculated value and the value of the sums actually paid by BEG or BNFL in that Year. Payment by BEG or BNFL shall be due 38 days after the date of the invoice or credit note as the case may be.

In the event that the Reconciliation Date is later than 35 Working Days after the end of the Year to which it applies, an interim reconciliation shall take place using the best data available on the 35th Working Day after the end of the Year. In such a case, invoicing and settlement on the basis of such data shall take place as outlined above as if the Reconciliation Date were the 35th Working Day after the end of the Year. Following such an interim reconciliation, subsequent reconciliations (including any final reconciliation as outlined above) for that Year shall take place in the following circumstances and no other:

(i)	In the event of manifest error in any relevant calculation or data used;

(ii)	In the event of the resolution of any relevant dispute between BEG and BNFL;

(iii)	If either BEG or BNFL believes in good faith that the impact of updated information will affect payments by more than [ ]*; or

(iv)	With the Agreement of both BEG and BNFL.

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 7

QUALITY ASSURANCE ARRANGEMENTS

1.	GENERAL

(a)	In the following provisions, unless otherwise stated all references to BEG shall be deemed to also include its duly appointed representatives or agents.

(b)	BNFL Westinghouse UK Fuel Business does and shall operate a total quality assurance system compliant with the requirements of BS-EN-ISO 9000-2000 and BS-EN-ISO 14001 or subsequent revisions. This Agreement shall operate and be managed within the Westinghouse quality assurance system.

2.	QUALITY ASSURANCE PROGRAMME

(a)	BNFL’s quality assurance system covers design, procurement and manufacturing activities. BNFL will provide to BEG for approval a Quality Assurance Programme document which identifies the parts of the quality assurance system applicable to Fuel supply and which will be used to give assurance that BNFL complies with the requirements of the Agreement. Any changes shall be reflected prior to implementation in a revised Quality Assurance Programme which shall be submitted to BEG for approval prior to formal issue. BNFL reserves the right to make changes to the said quality assurance system subject always to maintaining compliance with BS-EN-ISO 9000-2000. For the avoidance of doubt approval of the Quality Assurance Programme shall be made by BEG and not its representatives or agents.

(b)	All supporting documents shall, upon receipt of written request, be made available for BEG to review at Springfields. The Quality Assurance Programme and any revisions thereto shall be made available as a controlled copy to BEG by BNFL.

3.	SUB-CONTRACTORS

(a)	BNFL shall require its sub-contractors to control the quality of their products and services by systems and procedures appropriate to the product or services being provided. The requirement for sub-contractors to adopt appropriate quality management arrangements shall be included in the relevant contracts. All such systems and procedures shall meet with the requirements of the relevant part of BS-EN-ISO 9000 series.

(b)	BNFL shall maintain an approved supplier system of the products or services it requires for the manufacture of Fuel, such system to consist of a data base of suppliers and associated BNFL management control system. This system shall be made available for BEG to review at Springfields on written request for the purposes of this Appendix 7.

(c)	BNFL shall provide BEG with a controlled copy of the BNFL Quality Audit Programme on its suppliers indicating thereon those supply components or services that contribute directly to the integrity of Fuel.

(d)	Subject to the giving of reasonable notice BEG shall be allowed to participate in BNFL’s scheduled audits of its suppliers. Such participation will be undertaken on a joint basis, with BNFL retaining the lead auditor role and BEG involved in the planning of audits and assessment of findings, as well as participation in the audit activity. Each of BNFL and BEG shall bear its own costs associated with such audits.

(e)	Subject to Paragraph 3(g) BEG shall inform BNFL of any additional audits that BEG requires to be undertaken and which audits it, would wish to participate in as either a joint auditor under a BNFL lead auditor, or as an observer, or where it would wish to review the audit report.

BNFL/BEG COMMERCIAL IN CONFIDENCE

(f)	BEG’s participation in BNFL’s audits as provided for in Paragraph 3 shall be periodically reviewed by BEG to reflect inter-alia ongoing confidence in the adequacy and effectiveness of BNFL’s suppliers.

(g)	BNFL shall not refuse to accommodate requests for additional audits as referred to in Paragraph 3(e) above provided that such requests are reasonable having regard to supplier performance, the period of notice, working hours, the normal frequency of BNFL quality audits, the results of previous quality audits and BNFL’s contractual rights of access. Where BNFL has no contractual rights of access, BNFL shall use reasonable endeavours to obtain said access. In the event BNFL cannot obtain the said access it shall seek an alternative means other than additional audit of providing BEG with the assurance it requires.

(h)	In respect of its suppliers BNFL shall ensure that documentation is in place at Springfields or at BNFL’s suppliers’ premises to ensure the adequacy and effectiveness of the implementation of quality assurance arrangements, including evidence of conformance to the Contract Specification, effective quality auditing and surveillance. Said documentation shall be made available for review by BEG at Springfields or BNFL’s suppliers’ premises on written request.

(i)	BNFL agrees to arrange a programme of visits, including any necessary follow-up action, to key suppliers for BEG to assure themselves that there is adequate control of the processes that are important to the functional performance of the Fuel and that sufficient surveillance is undertaken by BNFL to provide objective evidence of conformance to the Contract Specification.

(j)	The programme described in Paragraph 3(i) would include a review of appropriate documentation which BNFL shall make available where it is contractually able for review by BEG at Springfields or its suppliers’ premises. Where BNFL has no contractual rights of access to such documentation, BNFL shall use reasonable endeavours to obtain said information or to seek an alternative means of providing BEG with the assurance it requires.

(k)	BEG shall ensure that all matters raised during audits and visits at BNFL suppliers’ premises are communicated to and via BNFL for action.

(l)	Where BEG can reasonably demonstrate that a quality shortfall has operational or safety implications, BNFL shall provide or arrange access to BNFL’s suppliers’ premises in order for BEG to assure itself that all relevant manufacturing processes are adequately controlled.

(m)	In the above context, suppliers shall be deemed to include sub-contractors, and sub-sub-contractors where BNFL has rights of access for BEG. Where BNFL does not have such rights, it shall use all reasonable endeavours to secure such access and shall report to BEG on its progress in so securing.

4.	MANUFACTURING PLANS

BNFL shall prepare manufacturing plans or process outlines which identify the manufacturing sequence, and Quality Control Plans or Inspection Schedules as the case may be in support of the Contract Specification identified in Appendix 3 of this Agreement. These manufacturing plans or process outlines shall be submitted to BEG for information and the said Quality Control Plans or Inspection Schedules shall be made available to BEG at Springfields.

5.	AUDIT BY BNFL

(a)	BNFL shall provide BEG on an annual basis with its intended schedule of internal audits in respect of Fuel supplied under this Agreement, and a Quality Audit Programme in respect of suppliers in accordance with Paragraph 3(b).

(b)	Audits conducted by BNFL internally at Springfields and externally on sub-contractors shall be recorded in such a manner that the relevant documentation constitutes evidence of the audit activities and findings. Corrective action, if necessary, shall be taken by BNFL or its sub-contractors in accordance with Agreed timescales to address the audit findings.

BNFL/BEG COMMERCIAL IN CONFIDENCE

(c)	All audit records shall be available to BEG at Springfields for review.

(d)	BEG shall be allowed to participate in internal audits conducted by BNFL at Springfields. BEG shall provide BNFL with reasonable notice (normally four weeks) of BEG’s intention to participate in such an audit. BEG shall at least one week in advance of the said audit provide details of its representatives.

6.	BEG AUDIT

(a)	BEG shall be allowed to conduct formal audits in order to satisfy itself of the implementation of BNFL’s Quality Assurance Programme. A corrective action programme shall be Agreed and implemented in respect of any deficiencies revealed by any such audit. The results of said corrective actions shall, if deemed by BEG to be required, be re-audited by BEG.

(b)	BNFL shall provide the necessary facilities, including access, which may be required by BEG to conduct a quality audit, provided that BEG has given BNFL reasonable notice of its intention to conduct such an audit. Any such notice shall also state the programme and scope for the audit. The precise timing of any such audit shall be by mutual Agreement and such Agreement shall not unreasonably delay the commencement and conduct of a quality audit. BEG shall provide details of its representatives prior to arrival at Springfields.

(c)	BNFL shall provide the necessary facilities, including access and appropriate documents for review at Springfields which may be required by BEG for auditing purposes.

(d)	BNFL shall ensure that documentation is in place such that BEG can satisfy itself as to the effectiveness with which BNFL is implementing its quality assurance arrangements both at Springfields and at sub-contractors’ sites.

7.	INSPECTION/SURVEILLANCE

(a)	BEG shall be allowed to monitor the implementation of BNFL’s Quality Control Plans or their equivalent and any related documents. Monitoring shall be by means of surveillance of activities associated with the manufacture of BEG’s products at Springfields. Corrective action shall be Agreed and implemented in respect of any deficiencies revealed by any such monitoring activities.

(b)	Where BEG wishes a representative to conduct regular surveillance of BNFL activities, then, subject to the necessary security clearances, the representative will be issued with a P3 pass permitting access to the Springfields site at any time. BNFL employees will be available to answer surveillance questions during their normal working hours. Attendance by BNFL staff outside their normal working hours may be arranged in advance between the BEG and BNFL. Any such monitoring activity shall in no way prevent or delay BNFL’s manufacturing operations.

(c)	BNFL will accept a request for a repeat of any tests it performs and shall carry out that request subject to Agreement of satisfactory terms and conditions.

8.	RECORDS

BEG and BNFL have Agreed to a lifetime records schedule which is set out in the Quality Assurance Programme referred to in Paragraph 2(a) of this Appendix 7.

9.	QUALITY RELEASE

(a)	Before delivery of any Fuel consignment, BNFL shall provide a document confirming that the Fuel meets the requirements of the Contract Specification identified in Appendix 3, said document shall be authorised in accordance with the Quality Assurance Programme.

BNFL/BEG COMMERCIAL IN CONFIDENCE

(b)	Where the said Fuel is not compliant with the Contract Specification but has been accepted by BEG pursuant to Paragraph 10 of this Appendix, BNFL shall ensure that the said records on release/despatch shall identify clearly as a minimum those Fuel Elements to which the relevant concession approval applies, together with a reference to the relevant concession approval granted by BEG pursuant to Paragraph 10.

(c)	BNFL shall be responsible for issuing all records identified on the record schedule specified in Paragraph 8 of this Appendix, as may be required on release/despatch of the Fuel consignment and make these available to BEG prior to or with each Fuel consignment delivered to BEG and make available to BEG verification information as Agreed verifying that the Fuel is compliant with the Contract Specification. For the avoidance of doubt, the said verification information shall be part of the aforementioned record schedule.

10.	NON CONFORMANCES

(a)	A non-conformance with the Contract Specification is defined in Section 3 of the Contract Specification. Non-conformances shall be dealt with as set out below. The procedures described in this Paragraph 10 shall not relieve BNFL of any of its obligations under the quality assurance programme.

(1)	BNFL shall establish and maintain an auditable procedure to manage non-conformances. Relevant staff shall be authorised to accept or to reject non-conformances in accordance with the requirements stated within BNFL’s quality assurance system. All rejected non-conformances shall be submitted to BEG for information. All accepted non-conformances shall be submitted to BEG as a concession application for approval.

(2)	Where BNFL is seeking BEG’s approval of a concession application, pursuant to sub-paragraph (1) of this Paragraph 10, such requests shall be made in writing by BNFL. BNFL shall provide supporting information as detailed in sub-paragraph 4 sub-sub-paragraphs (i) to (iv) of this Paragraph 10 below as soon as reasonably possible in order for BEG to come to an informed decision. All approvals shall be made in writing. Where appropriate, BEG and BNFL shall Agree the timescale on which sentencing of the concession application is required. BNFL shall provide any additional information, as requested by BEG, on a timescale consistent with that Agreed for sentencing the concession application.

(3)	BEG shall have the right to refuse approval of any concession application submitted giving reasons therefor, which shall be accepted by BNFL.

(4)	BNFL shall keep full records relating to non-conformances to cover inter alia:

i.	the description of the non-conformance,

ii.	in the case of Fuel or Ancillary Components, the quantity of Fuel Elements or Ancillary Components as the case may be subject to the said non-conformance, the Fuel Element identification numbers and the AGR Power Station or Stations to which they relate, or

iii.	in the case of materials or components used in the manufacture of Fuel or Ancillary Components, the quantity of material or number of components subject to the said non-conformance as the case may be and wherever possible, the quantity of Fuel Elements and/or Ancillary Components, and the AGR Power Station or Stations to which they relate, and

iv.	adequate verified technical information to enable BEG to judge whether or not the said Fuel can be accepted, and determine the limits and conditions (if any) which should be attached to its use.

BNFL/BEG COMMERCIAL IN CONFIDENCE

(5)	All non-conformances and decisions on classification, including records, shall be retained by BNFL in accordance with the Agreed record schedule and shall be available for review at Springfields by BEG in order for it to be satisfied that BNFL is acting in a proper and responsible manner.

(6)	BNFL shall maintain a list of all non-conformances and submit it to BEG for information on a quarterly basis.

(7)	BEG shall have the right to:

i)	undertake surveillance of manufacturing processes at Springfields and/or subcontractors’ premises for the purposes of making an informed decision on whether or not to approve concession applications and to confirm that the procedures in place for reviewing and sentencing concession applications, prior to submission to BEG for approval, are satisfactory and being worked to. Such surveillance shall be exercised in a reasonable manner and shall be limited to those plants and processes appropriate to the non-conformance event. Surveillance of subcontractors shall be undertaken only in conjunction with BNFL staff and to the extent that BNFL are able to secure such access with their suppliers. In cases where BNFL does not have contractual right of access to suppliers it shall use all reasonable endeavours to secure such access for BEG and shall use all reasonable endeavours to ensure that such rights are incorporated into its contract with suppliers on contract review; and

ii)	audit the system in place at BNFL for the purpose of reviewing, categorising and notifying BEG of the concession applications, including confirmation of the competence of the staff employed in making decisions on BNFL’s behalf.

Such rights are without prejudice to BEG’s existing contractual rights of access to BNFL and its subcontractors.

(8)	In the event that such surveillance/audit shows in BEG’s reasonable opinion that BNFL is not acting in accordance with the procedures, including BNFL’s Quality Assurance System, referred to in Clause 6, BNFL shall forthwith and in consultation with BEG, identify and implement corrective actions to ensure compliance within an Agreed timescale. BNFL shall identify and bond any Fuel and any affected Fuel components at Springfields which is subject to any concession application pending implementation of corrective action. No further concession applications shall be processed until BEG are satisfied that adequate procedures have been implemented.

(9)	In the event that BEG approves BNFL’s concession application for the said Fuel, it shall be deemed to be compliant with the Contract Specification but notwithstanding the provisions of Clause 12 shall apply, and BEG shall be entitled to recover its direct costs as provided for in Clause 13.4. BNFL shall notify BEG when all Fuel to which BEG has granted a concession has been delivered to the relevant AGR Power Station.

(10)	In the event that BEG is unable to approve BNFL’s concession application, it shall nevertheless be entitled to recover its direct costs as provided for in Clause 13.4. All costs incurred by BNFL in applying for a concession for non-compliant Fuel shall be borne by BNFL.

(11)	Notwithstanding Paragraph 10(a) of this Appendix, BNFL recognises the undesirability of supplying to BEG Fuel which is non-compliant with the Contract Specification. It shall therefore use its endeavours, through inter alia application of continuous improvement methods to control its processes and those of its suppliers, to minimise the incidence of non-compliances with the objective of eliminating non-compliances as soon as reasonably practicable.

BNFL/BEG COMMERCIAL IN CONFIDENCE

11.	REVIEW

(a)	The quality management arrangements described by the Quality Assurance Programme shall be reviewed by BEG and BNFL at intervals of not more than one year to ensure that adequate quality assurance arrangements are maintained in order that BEG continues to receive Fuel which conforms with the Contract Specification.

(b)	The scope of the review referred to in Paragraph 11(a) shall be Agreed prior to the said review.

This Appendix 7 shall not apply to the Uranic Elements Supply Component of this Agreement prior to the passage of Uranium Material through the gates of the Springfields site.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 8

[NOT USED]

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 9

EFFICIENCY AND EFFECTIVENESS

This Appendix sets down areas relating to the supply of Fuel which have been identified to date by BEG and BNFL as providing the potential for efficiency and effectiveness improvements and cost savings beyond those forming the basis upon which the charges specified in Clause 4 have been calculated.

Category 1:

The following issues have been discussed in detail and subject to the satisfactory resolution of a number of issues BEG and BNFL agree that mutual benefits can be secured. Subsequent Annexes (as indicated) set out the key issues currently identified as requiring resolution and an indication of the timescales for implementation.

•	Leadtime Reductions (see Annex 3).

•	Recycle of BEG’s reprocessed uranium ex THORP (ORP) (see Annex 4).

•	Redesign of AGR Fuel brace (see Annex 5).

Category 2:

Areas which have not been discussed in detail but which BEG and BNFL are Agreed could potentially secure benefits but require considerable further development and as such timescales for implementation and benefits cannot be estimated at the present time:

•	Reduction in number of design variants

•	Improved processes and organisational structures and elimination of non-value added activity

•	Gadolinium doping of Fuel (sleeve coating or pellet doping)

•	Uranics specification and procurement

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 9

ANNEX 1

[NOT USED]

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 9

ANNEX 2

[NOT USED]

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 9

ANNEX 3

REDUCTION IN FUEL ORDERING LEADTIME

BNFL and BEG shall seek to improve Fuel ordering lead times and associated level of uranic stock in process with the objective of reducing the cost of capital in respect of enriched uranium forming part of the Fuel manufacturing process.

BNFL and BEG agree that the introduction of the Central Store as part of finished Fuel stocks optimisation will facilitate the reduction in lead times referred to above through inter-alia smoother deliveries to AGR Power Stations and smoother Fuel manufacturing throughput.

The key issues requiring resolution are as follows:

1.	Establish OFC monthly maximum capability.

2.	Agree monthly Fuel range.

3.	Establish BEG capability in respect of Fuel orders forecasting capability.

4.	Financing of forecast errors and/or premiums for short leadtime.

5.	Agreement on forecast accuracy commercial issues.

6.	Rundown of OFC buffer stocks.

7.	Agreement on level of and payment for additional costs associated with an increase in the number of Assay changes.

8.	Agree interim arrangements that order is placed 3rd week of 5th Month for a 4-Month leadtime and 3rd week of 4th Month for 3-Month leadtime.

9.	Implement 3-Month leadtime, including agreement on terms and conditions to apply.

An indicative implementation programme is set out below. It is noted that this programme is outdated; BNFL and BEG will work to develop jointly a revised programme.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Uranic Lead-time Reduction Implementation Programme, 1997

Task	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
OFC, Consent to operate paper preparation
NII grant consent to operate
OFC reaches full capacity
OFC Change of Assay work completed
Maximum monthly capacity calc
BNFL & BEG agree interim monthly order range
Maximum monthly capacity review
BNFL & BEG agree monthly order range

BNFL, Calculate forecast accuracy costs
BEG demonstrate improved forecast accuracy
BNFL & BEG agree forecast accuracy issues

BNFL runs fuel stocks down to 2 weeks buffer
BNFL runs pins stocks down to 10,000

Trial Run 1
BEG ceases placing orders at 7 months LT
BEG takes back hex for 5th and 6th month ##
BNFL attempts to run at 4 Months LT
1st 4 Month LT order placed on 3rd wk of 5th Month
Surplus hex released from pseudo wip for BEG use

Trial Run 2
BEG ceases placing orders at 4 Months LT
BEG takes back hex for 4th Month ##
BNFL attempts to run at 3 Months LT
1st 3-Month LT order placed on 3rd wk of 4th Month
Surplus hex released from pseudo wip for BEG use

##	BEG retains the hex stock for cover as pseudo wip

BNFL/BEG COMMERCIAL IN CONFIDENCE

Uranic Lead-time Reduction Implementation Programme, 1998

Task	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
OFC, Consent to operate paper preparation
NII grant consent to operate
OFC reaches full capacity
OFC Change of Assay work completed
Maximum monthly capacity calc
BNFL & BEG agree interim monthly order range
Maximum monthly capacity review
BNFL & BEG agree monthly order range

BNFL, Calculate forecast accuracy costs
BEG demonstrate improved forecast accuracy
BNFL & BEG agree forecast accuracy issues

BNFL runs fuel stocks down to 2 weeks buffer
BNFL runs pins stocks down to 10,000

Trial Run 1
BEG ceases placing orders at 7 Months LT
BEG takes back hex for 5th and 6th Month ##
BNFL attempts to run at 4 Months LT							Trail 1
1st 4-Month LT order placed on 3rd wk of 5th Month
Surplus hex released from pseudo wip for BEG use

Trial Run 2
BEG ceases placing orders at 4-Months LT
BEG takes back hex for 4th Month ##
BNFL attempts to run at 3 months LT
1st 3-Month LT order placed on 3rd wk of 4th Month
Surplus hex released from pseudo wip for BEG use

##	BEG retains the hex stock for cover as pseudo wip

BNFL/BEG COMMERCIAL IN CONFIDENCE

Uranic Lead-time Reduction Implementation Programme, 1999

Task	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct
OFC, Consent to operate paper preparation
NII grant consent to operate
OFC reaches full capacity
OFC Change of Assay work completed
Maximum monthly capacity calc
BNFL & BEG agree interim monthly order range
Maximum monthly capacity review
BNFL & BEG agree monthly order range

BNFL, Calculate forecast accuracy costs
BEG demonstrate improved forecast accuracy
BNFL & BEG agree forecast accuracy issues

BNFL runs fuel stocks down to 2 weeks buffer
BNFL runs pins stocks down to 10,000

Trial Run 1
BEG ceases placing orders at 7 Months LT
BEG takes back hex for 5th and 6th Month ##
BNFL attempts to run at 4 Months LT
1st 4-Month LT order placed on 3rd wk of 5th Month
Surplus hex released from pseudo wip for BEG use

Trial Run 2
BEG ceases placing orders at 4 months LT
BEG takes back hex for 4th month ##
BNFL attempts to run at 3 months LT					Trial 2
1st 3 month LT order placed on 3rd wk of 4th month
Surplus hex released from pseudo wip for BEG use

##	BEG retains the hex stock for cover as pseudo wip

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 9

ANNEX 4

RECYCLE OF THORP REPROCESSED URANIUM IN AGR FUEL

ISSUES TO BE RESOLVED

BEG and BNFL shall seek to establish a supply of AGR Fuel utilising a proportion of BEG’s ex-THORP reprocessed uranium with the objective of saving avoidable costs and reducing BEG’s cost of uranics and providing BNFL with additional recycled uranium business.

1.	Confirm MDU raw data

- Spec level to mimic MDU content of baseload material

2.	Confirm THORP output predictions

- Correct for level of MDU used. Comparison with actual analysis ex-THORP

3.	Crude assessment using 0.25ppb U232 as nominal spec limit, if Items 1 and 2 are not possible.

- Material usage in total. Overall savings. Material usage by year. Savings year by year.

4.	Confirm estimate of benefits.

5.	Develop and agree cost model including mutual cost savings/benefits.

6.	Safety Case Assessments

- In reactor case

- Station operations case

- BNFL transport case

- BNFL operations case

7.	Establish the most beneficial/practical blending point.

8.	Testing of blending logistics with the appropriate facility.

9.	Assessment of benefits/practicalities/pitfalls of using third party conversion to start project early.

10.	Refine crude estimate identified at 4.

11.	Conclude outstanding commercial issues including terms and conditions to apply.

12.	Define implementation date.

An indicative implementation programme is set out below. Notwithstanding this programme, BNFL shall, subject to agreement of commercial terms, use all reasonable endeavours to secure conversion of BEG’s reprocessed uranium on the earliest possible timescales.

BNFL/BEG COMMERCIAL IN CONFIDENCE

ANNEX 4

RECYCLE OF THORP REPROCESSED URANIUM IMPLEMENTATION PROGRAMME

Activity	Mar	Apr	Apr	May	May	Jun	Jun	Jul	Jul	Aug	Aug	Sep	Sep
1. Confirm MDU raw data
Establish U232 level to mimic
Establish MDU content of baseload
2. Confirm THORP output predictions
Adjust NAMAG report figures to include initial MDU levels
New THORP product analysis available
Compare predictions with actual analysis results ex THORP
3. Crude assessment using 0.25 ppb
Overall usage and savings calculation
Yearly usage and savings calculation for 7/4/97
4. Develop cost model
5. Safety Case assessments
6. Establish the most beneficial/practical blending point
7. Testing of blending logistics with appropriate facility
8. Assessment of the benefits/practicalities/pitfalls of using third party
Conversion to start project early (ie in advance of Line 3 start up)
9. Conclude known commercial issues where appropriate
10. Refine assessment (3) and input to cost model
11. Conclude outstanding commercial issues
12. Confirm Line 3 operational dates
13. British Energy reserve capacity in Line 3
14. Define implementation date/phasing

Fabrication Milestones

OFC ORP capable (deliveries)	January	1999

First possible AGR ORP fuel (using third party conversion)	June	2000

First possible AGR ORP fuel (using Line 3 conversion) min delay	March	2001

First possible AGR ORP fuel (using Line 3 conversion) 12 mths delay	January	2002

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 9

ANNEX 5

MACHINED BRACE

ISSUES TO BE RESOLVED

BEG and BNFL shall seek to establish an improved design of AGR Fuel brace that, compared with the current design, has reduced parasitic neutron absorption properties and is simpler and quicker to manufacture, whilst ensuring the Fuel Element integrity is preserved at all stages of its life cycle. The key issues requiring resolution are as follows:

1.	Agree a full understanding of current brace fretting mechanism subject to which BEG and BNFL shall:

2.	Undertake a joint risk analysis study of rimmed machined braces.

3.	Agree programme/timescales for achieving financial benefit of rimmed machine brace.

4.	[Not Used]

5.	[Not Used]

6.	Agree commercial terms to apply.

7.	[Not Used]

An indicative implementation programme will be Agreed when the current brace fretting mechanism is understood.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 10

MATERIALS ACCOUNTING PROCEDURE

1.	BLEND STATEMENT

a.	BNFL shall provide by 7 April, 7 July, 7 October and 7 January, in each Year a draft blending statement giving details of all blending operations undertaken. This statement shall be known as the Enriched Uranium Blend Statement and shall be in the form shown in Table 1 of this Appendix.

b.	The statement provided on the said 7 April, 7 July, 7 October and 7 January shall relate to blending operations for the preceding three calendar months ended 31 March, 30 June, 30 September and 31 December respectively.

c.	These statements will be Agreed and formally issued within 10 Working Days of the draft being issued.

2.	RESIDUE RECOVERY STATEMENT

a.	BNFL shall provide by 31 October in each Year a draft residue recovery statement giving details of all residue recovery operations undertaken. This statement shall be known as the Residue Recovery Statement and shall be in the form shown in Table 2 of this Appendix.

b.	This statement shall relate to residue recovery operations for the preceding twelve calendar months ended 30 September.

c.	This statement will be Agreed and formally issued within 10 Working Days of the draft being issued.

3.	ENRICHED URANIUM BREAKDOWN STATEMENT (PIV)

a.	BNFL shall provide by 31 October in each Year a draft uranium breakdown statement based on the September Physical Inventory Verification audit carried out by Euratom on behalf of the International Atomic Energy Agency. This statement shall be known as the Enriched Uranium Breakdown Statement (PIV) and shall be in the form shown in Table 3 of this Appendix.

b.	This statement shall relate to the position on the preceding 30 September.

c.	This statement will be Agreed and formally issued within 10 Working Days of the draft being issued.

4.	ENRICHED URANIUM BREAKDOWN STATEMENT

a.	BNFL shall provide by 30 April, 31 July and 31 January in each Year a draft uranium breakdown statement giving details of the chemical form of Enriched Uranium Materials held by BNFL for the purpose of supplying Fuel to BEG under this Agreement at Springfields. This statement shall be known as the Enriched Uranium Breakdown Statement and shall be in the form shown in Table 4 of this Appendix.

b.	The statement provided on the said 30 April, 31 July and 31 January shall relate to the position on the preceding 31 March, 30 June and 31 December respectively.

BNFL/BEG COMMERCIAL IN CONFIDENCE

c.	These statements will be Agreed and formally issued within 10 Working Days of the draft being issued.

5.	ENRICHED URANIUM STATEMENT (WIP)

a.	BNFL shall provide by 7 April, 7 July, 7 October and 7 January, in each Year a draft statement of Enriched Uranium Material (other than the allowance for Process Losses made available by BEG pursuant to Clause 3.3) and the excess Enriched Uranium Material referred to in Clause 3.5 held by BNFL for the purpose of supplying Fuel to BEG under this Agreement at Springfields. This statement shall be known as the Enriched Uranium Statement (WIP) and shall be in the form shown in Table 5 of this Appendix.

b.	The statement provided on the said 7 April, 7 July, 7 October and 7 January shall relate to the position on the preceding 31 March, 30 June, 30 September and 31 December respectively.

c.	The statement provided on the said 7 October shall be revised by BNFL to include residue recovery operations referred to in Paragraph 2(a) of this Appendix and any adjustment Agreed between BEG and BNFL following the Physical Inventory Verification audit referred to in Paragraph 3(a) of this Appendix. This revised statement shall be provided by 31 October.

d.	These statements will be Agreed and formally issued within 10 Working Days of the draft being issued.

6.	ENRICHED URANIUM OBLIGATION STATEMENT

a.	BNFL shall provide by 30 April, 31 July, 31 October and 31 January in each Year a draft enriched uranium obligation statement giving details of Enriched Uranium Material held by BNFL for the purpose of supplying Fuel to BEG under this Agreement at Springfields by obligation code. This statement shall be known as the Enriched Uranium Obligation Statement and shall be in the form shown in Table 6 of this Appendix.

b.	The statement provided on the said 30 April, 31 July, 31 October and 31 January shall relate to the position on the preceding 31 March, 30 June, 30 September and 31 December respectively.

c.	These statements will be Agreed and formally issued within 10 Working Days of the draft being issued.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 10

TABLE 1

ENRICHED URANIUM BLEND STATEMENT

BRITISH NUCLEAR FUELS PLC

WESTINGHOUSE UK FUEL BUSINESS

SPRINGFIELDS

BLENDING FOR QUARTER              20            /

% U 235	IN kgU	OUT KgU	BLENDING COMPONENTS
			%	%	%	%	%

TOTALS

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 10

TABLE 2

RESIDUE RECOVERY STATEMENT

BRITISH NUCLEAR FUELS PLC

WESTINGHOUSE UK FUEL BUSINESS

SPRINGFIELDS

RESIDUE RECOVERY FOR              20            /

% U 235	IN KgU	OUT kgU	ASSAYS
			%	%	%	%	%

TOTALS

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 10

TABLE 3

ENRICHED URANIUM BREAKDOWN STATEMENT (PIV)

AS AT             /            / 20

BRITISH NUCLEAR FUELS PLC

WESTINGHOUSE UK FUEL BUSINESS

SPRINGFIELDS

Units = kgU
U ACCOUNT % U235	UF6 Not in WIP (1A)	UF6 in WIP (1B)	UNINVOICED FUEL (2)	INVOICED FUEL (3)	UO2 POWDER (4)	GRANULES TO FUEL PINS (5)	CLEAN RESIDUES (6)	DIRTY RESIDUES (7)	IRREC RESIDUES (8)	TOTAL STOCK (9)
IA miscellaneous 0.000% Assay 0.007% Assay Sub total
IA 0.712—0.749 0.712% Assay 0.713% Assay 0.714% Assay Sub total
IA 0.750—0.799 0.750% Assay 0.790% Assay Sub total
IA 0.800—0.849 0.800% Assay 0.848% Assay Sub total

IA 5.00—5.049 5.500% Assay 5.015% Assay Sub total
IA over 5.049 5.544% Assay 5.548% Assay Sub total

REPORT TOTALS

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 10

TABLE 4

ENRICHED URANIUM BREAKDOWN STATEMENT

AS AT             /            /20

BRITISH NUCLEAR FUELS PLC

WESTINGHOUSE UK FUEL BUSINESS

SPRINGFIELDS

											Units = kgU
U ACCOUNT % U235		UF6 Not in WIP (1A)	UF6 in WIP (1B)	UNINVOICED FUEL (2)	INVOICED FUEL (3)	UO2 POWDER (4)	GRANULES TO FUEL PINS (5)	IMMEDIATELY USEFUL MATERIAL (6)	CLEAN RESIDUES (7)	DIRTY RESIDUES (8)	IRREC RESIDUES (9)	TOTAL STOCK (10)
misc
0.712	0.749
0.750	0.799
0.800	0.849
0.850	0.899
0.900	0.949
0.950	0.999
1.000	1.049
1.050	1.099
1.100	1.149
1.150	1.199
1.200	1.249
1.250	1.299

4.600	4.649
4.650	4.699
4.700	4.749
4.750	4.799
4.800	4.849
4.850	4.899
4.900	4.949
4.950	4.999
5.000	5.049
5.050	5.099
9.450	9.499
9.500	9.549

REPORT TOTALS

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 10

TABLE 5

ENRICHED URANIUM STATEMENT (WIP)

AS AT             /            /20

BRITISH NUCLEAR FUELS PLC

WESTINGHOUSE UK FUEL BUSINESS

SPRINGFIELDS

									Units = kgU
U ACCOUNT % U235		OPENING BALANCE __/__/20__ (1)	RECEIPTS TO FABRICATION (2)	MISC RECEIPTS (3)	MISC ISSUES (4)	BLENDING ADJUSTMENTS (5)	FUEL ISSUES (6)	OTHER ADJ (7)	FABRICATION LOSSES (8) [ ]%	CLOSING BALANCE __/__/20__ (9)
misc
0.712	0.749
0.750	0.799
0.800	0.849
0.850	0.899
0.900	0.949
0.950	0.999
1.000	1.049
1.050	1.099
1.100	1.149
1.150	1.199

4.450	4.499
4.500	4.549
4.550	4.599
4.600	4.649
4.650	4.699
4.700	4.749
4.750	4.799
4.800	4.849
4.850	4.899
4.900	4.949
4.950	4.999
5.000	5.049
5.050	5.099
9.450	9.499
9.500	9.549

REPORT TOTALS

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 10

TABLE 6

ENRICHED URANIUM OBLIGATION STATEMENT

AS AT             /            /20

BRITISH NUCLEAR FUELS PLC

WESTINGHOUSE UK FUEL BUSINESS

SPRINGFIELDS

Units = kgU/gU235

	CODE C		CODE A		CODE S		CODE N		CODE P		CODE D		TOTALS
	U	U-235	U	U-235	U	U-235	U	U-235	U	U-235	U	U-235	U	U-235
OPENING STOCK / /20
UF6 RECEIPTS
RECEIPT OF REACTOR RETURNS
UF6 ISSUES
FUEL DELIVERIES
LOSSES AS % OF INVOICING
ISSUES OF INVOICED & REACTOR RETURNS

CLOSING STOCK / /20

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 11

EXAMPLE STATEMENT OF FUEL/COMPONENTS DELIVERED

TO STORE ON BEHALF OF BEG AT SPRINGFIELDS

BRITISH NUCLEAR FUELS PLC

WESTINGHOUSE UK FUEL BUSINESS

SPRINGFIELDS

STATION:

PART NUMBER	DESCRIPTION	TOTAL INVOICED STOCK TO DATE B/F	DELIVERED FROM STOCK LAST MONTH	INVOICED INTO STOCK LAST MONTH	TOTAL INVOICED STOCK

TOTAL:

DISTRIBUTION:	AUTHORISED BY:
DATE :
AUTHORISED BY CUSTOMER :
DATE :

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 12

EXAMPLE AGR FUEL DELIVERY PLAN

STATION	WEEK 1					WEEK 2					WEEK 3					WEEK 4
AGR	M	T	W	T	F	M	T	W	T	F	M	T	W	T	F	M	T	W	T	F
Dungeness B						X	Y
Hartlepool								X
Heysham 1		X
Heysham 2														X
Hinkley B												X	Y
Central Store	C

1.	Where orders are placed in the form of AGR Power Station orders and BEG(UK) AGR Power Station orders along with a replenishment order for the Central Store:

(a)	X is the contractual delivery arrival date at the AGR Power Station;

(b)	Y is the date of the return journey from the AGR Power Station to Springfields;

(c)	C is the contractual delivery date at the Central Store;

(d)	Where contractual deliveries to AGR Power Stations are redirected to the Central Store to provide additional flexibility for BEG, then the contractual delivery date to the Central Store shall be the date on which the delivery would have been made to the AGR Power Station; and

(e)	In the case of Hartlepool, Heysham 1 and Heysham 2 AGR Power Stations, the return journey is made on the same Day as the contractual delivery arrival date.

2.	Where, in order to streamline their Fuel ordering processes, BEG and BEG(UK) wish to place aggregate orders:

(a)	BEG shall provide to BNFL, at the time of Fuel ordering, an indicative schedule of intended deliveries to its AGR Power Stations and replenishment deliveries to the Central Store. Until the third week of the sixth Month preceding the Month of delivery, BEG may vary this schedule at its discretion. Delivery dates under this schedule shall be determined in accordance with the table above.

(b)	Deliveries on dates different from those contemplated in the table above may be scheduled by agreement between BEG and BNFL.

(c)	BNFL and BEG shall each use reasonable endeavours to develop revised delivery schedules which meet BEG’s requirements for Fuel deliveries and BNFL’s requirement for level manufacturing rates. For the avoidance of doubt, BNFL agrees that where a request from BEG results in a delivery being delayed within the Month this shall be acceptable to BNFL.

3.	Where an order involves the use of more than one vehicle, the remaining Fuel shall be delivered on the same Day the following week, subject to prior agreement from the relevant AGR Power Station.

BNFL/BEG COMMERCIAL IN CONFIDENCE

4.	The AGR Fuel Delivery Plan will be updated as BEG ceases to load Fuel into any Reactor. Revised AGR Fuel Delivery Plans will be issued annually following the cessation of such Fuel loading to at least one of the Reactors.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 13

AGREED FORM OF DEED OF NOVATION

Dated

(1) BRITISH ENERGY GENERATION LIMITED

(2) BRITISH NUCLEAR FUELS plc

(3) BRITISH ENERGY plc

(4) [NUCO PLC]

DRAFT

DEED OF NOVATION

in respect of an Agreement dated [            ] for the

Supply of Fuel for Use in

Advanced Gas Cooled Reactors

BNFL/BEG COMMERCIAL IN CONFIDENCE

CONTENTS

Clause		Page No:
1.	Interpretation

2.	Commencement

3.	Novation

4.	Conditions Precedent

5.	Waiver

6.	Notices

7.	Counterparts

8.	Law

BNFL/BEG COMMERCIAL IN CONFIDENCE

THIS DEED OF NOVATION is made the [    ] Day of [                         ] 20[            ]

BETWEEN:

1. BRITISH ENERGY GENERATION LIMITED a company incorporated in England and Wales whose registered office is at Barnett Way, Barnwood, Gloucestershire, GL4 3RS (BEG which term shall include its successors in title and permitted assigns);

2. BRITISH NUCLEAR FUELS plc, a company incorporated in England and Wales whose registered office is at Risley, Warrington, Cheshire, WA3 6AS (BNFL which term shall include its successors in title and permitted assigns);

3. BRITISH ENERGY plc, a company incorporated in Scotland (Company Number SC162273) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (BE which term shall include its successors in title and permitted assigns); and

4. [NUCO plc] a company incorporated in England and Wales (registered no. [            ]) whose registered office is at [                         ] (NUCO).

WHEREAS:

A.	By an agreement relating to the supply of Fuel for Use in Advanced Gas Cooled Reactors from 1 April 2006 (the AGR Fuel Supply Agreement) dated [ ] 2003 made between BEG, BNFL and BE, BEG Agreed to purchase and BNFL Agreed to sell Fuel required for the operation of BEG’s AGR Power Stations.

B.	The Parties to this Deed have Agreed that NUCO should assume the rights, liabilities and obligations of BEG under the AGR Fuel Supply Agreement and that BEG should be released from its liabilities and obligations under the AGR Fuel Supply Agreement on the terms and conditions set out herein.

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

1.1 Unless the context otherwise requires, words and expressions defined in the AGR Fuel Supply Agreement shall bear the same meanings respectively when used herein.

1.2 Headings in this Deed are for ease of reference only and shall not be taken into consideration in the interpretation or construction of this Deed.

1.3 In this Deed a term defined in the plural includes the singular and vice versa and clause headings are for ease of reference only.

COMMENCEMENT

2. This Deed shall take effect as at and from [                         ] (the Effective Date).

NOVATION

3.1 As of and with effect from the Effective Date and subject to the provisions of Clause 3.2:

(a)	BNFL hereby releases and discharges BEG from all BEG’s obligations, duties and liabilities under the AGR Fuel Supply Agreement arising [on or] after the Effective Date;

BNFL/BEG COMMERCIAL IN CONFIDENCE

(b)	NUCO agrees and undertakes to assume the rights and obligations, duties and liabilities of BEG under the AGR Fuel Supply Agreement arising [on or] after the Effective Date and to perform the AGR Fuel Supply Agreement in all respects as if it had originally been named in the AGR Fuel Supply Agreement as a party in place of BEG; and

(c)	BNFL and BE consent to and accepts the assumption by NUCO of BEG’s rights and obligations, duties and liabilities under the AGR Fuel Supply Agreement.

3.2 Without prejudice to the rights of NUCO under the AGR Fuel Supply Agreement, the Parties to this Deed agree that BEG and BNFL shall have the same rights and remedies against each other pursuant to this Clause as each would have had under the AGR Fuel Supply Agreement in respect of losses, liabilities or claims suffered or incurred or brought against or payments due to each other in respect of or attributable to the period prior to the Effective Date as if BEG had remained BEG under the AGR Fuel Supply Agreement and NUCO shall not be responsible to BNFL in respect of any such losses, liabilities or claims nor shall BNFL exercise any set-off or counterclaim in respect of any such losses, liabilities or claims against NUCO.

3.3 This Deed shall not in any way affect the liabilities of, or the rights and remedies of BNFL as against, BE under the AGR Fuel Supply Agreement.

[CONDITIONS PRECEDENT

4. On or before the Effective Date, the following conditions shall be fulfilled:

[                         ].]

WAIVER

5. Each of the Parties to this Deed acknowledges that nothing contained in the foregoing provisions of this Deed shall operate as a waiver of any of the rights or remedies of any of the Parties to the AGR Fuel Supply Agreement other than with regard to those matters to which it expressly relates.

NOTICES

6.1(a) any notice or other communication to be given by one Party to another under or in connection with the matters contemplated by this Deed shall be addressed to the recipient and sent to the address or facsimile number of such other Party given pursuant to this Deed for the purpose and marked for the attention of the person so given or such other address, telex number and/or facsimile number and/or marked for such other attention as such other Party may from time to time specify by notice given in accordance with this Clause 6 to the Party giving the relevant notice or communication to it the address and details of each of the Parties for the purposes of this Clause 6 are at the date of this Deed as follows:

(i)	in the case of BEG: [ ]:

Address:	British Energy Generation Limited
Barnett Way
Barnwood
Gloucester GL4 3RS

Fax No: 01452 654378

For the attention of: Head of Fuel Supply

BNFL/BEG COMMERCIAL IN CONFIDENCE

(ii)	in the case of BNFL: [ ]:

Address:	British Nuclear Fuels plc
Westinghouse UK Fuel Business
Springfields
Salwick
Preston
Lancashire
England PR4 0XJ

Fax No: 01772 762233

For the attention of: Business Manager Oxide, AGR Fuel

(iii)	in the case of BE: [ ]:

Address:	British Energy plc
3 Redwood Crescent
Peel Park
East Kilbride, G74 5PR

Fax No: 01355 594022

For the attention of: Company Secretary

(iv)	in the case of NUCO: [ ]:

Address: [ ]

Fax No: [ ]

(b) Any notice or other communication to be given by a Party to another Party under, or in connection with the matters contemplated by this Deed shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post or telex or facsimile, and shall be deemed to have been received:

(i)	in the case of delivery by hand, when delivered; or

(ii)	in the case of first class prepaid post, on the second Day following the Day of posting; or

(iv)	in the case of facsimile, on acknowledgement of the addressee’s facsimile receiving equipment (where such acknowledgement occurs before 1700 hours on the Day of acknowledgement) and in any other case on the Day following the Day of acknowledgement.

6.2 Clause 24.3 of the AGR Fuel Supply Agreement shall be amended by substituting the following for the correspondence details of BEG:

“NUCO:	[ ]

Address:	[ ]

BNFL/BEG COMMERCIAL IN CONFIDENCE

Fax: [                         ]

For the attention of: [                         ]”.

COUNTERPARTS

7. This Deed may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same deed. For the purposes of this paragraph, the delivery of a facsimile copy of an executed counterpart of this Deed shall be deemed to be valid execution and delivery thereof provided that the Party so delivering a facsimile copy hereby undertakes to deliver an original copy of this Deed forthwith following such facsimile transmission.

LAW

8. This Deed shall be governed by and construed in accordance with English law.

BNFL/BEG COMMERCIAL IN CONFIDENCE

IN WITNESS WHEREOF the Parties hereto have caused this Deed to be duly executed as their Deed the day and year first before written.

Executed as a Deed by

[                         ]

for and on behalf of

BRITISH ENERGY GENERATION LIMITED

Director

Secretary

The Common Seal of

BRITISH NUCLEAR FUELS plc

was hereunto affixed in the presence of

Director

Secretary/Director

Executed as a Deed by

[                         ]

for and on behalf of

BRITISH ENERGY plc

Director

Secretary

Executed as a Deed by

[                         ]

for and on behalf of

[NUCO plc]

Director

Secretary

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 14

AGREED FORM OF DEED OF AMENDMENT

Dated [                         ]

(1) BRITISH ENERGY GENERATION LIMITED

(2) BRITISH NUCLEAR FUELS plc

(3) BRITISH ENERGY plc

DEED OF AMENDMENT

BNFL/BEG COMMERCIAL IN CONFIDENCE

THIS DEED OF AMENDMENT is made the [        ] Day of [                         ]

BETWEEN:

(1) BRITISH ENERGY GENERATION LIMITED, a company incorporated in England and Wales whose registered office is at Barnett Way, Barnwood, Gloucestershire, GL4 3RS (BEG which term shall include its successors in title and permitted assigns);

(2) BRITISH NUCLEAR FUELS plc, a company incorporated in England and Wales whose registered office is at Risley, Warrington, Cheshire, WA3 6AS (BNFL which term shall include its successors in title and permitted assigns); and

(3) BRITISH ENERGY plc, a company incorporated in Scotland whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (BE which term shall include its successors in title and permitted assigns).

WHEREAS:

(A)	On [ ] 2003 BEG, BE and BNFL entered into an agreement relating to the Supply of Fuel for Use in BEG’s Advanced Gas Cooled Reactors from 1 April 2006 (the Agreement).

(B)	The Parties wish to enter into this Deed of Amendment to make certain amendments to the Agreement with regard to [ ].

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

1.1 Unless the context otherwise requires or unless otherwise defined in this Deed of Amendment, words and expressions defined in, or to be construed in accordance with, the Agreement shall have the same meaning and construction when used in this Deed of Amendment.

1.2 Words importing persons or Parties shall include firms, corporations and any organisation having legal capacity.

1.3 Words importing the singular only also include the plural and vice versa where the context requires.

1.4 Headings in this Deed of Amendment are for ease of reference only and shall not be taken into consideration in the interpretation or construction of this Deed of Amendment.

COMMENCEMENT

2. This Deed of Amendment shall take effect as at and from [                         ].

AMENDMENTS TO THE CONTRACT

3.1 The following amendments shall be made to the Agreement to reflect the changes described in Recital B.

[                         ]

3.2 Save as herein amended the Agreement (including for the avoidance of doubt, the liabilities of, and the rights and remedies of BNFL as against, BE) shall continue in full force and effect.

BNFL/BEG COMMERCIAL IN CONFIDENCE

INCONSISTENCY

4. In the event of any inconsistency between this Deed of Amendment and provisions contained in or incorporated into the Agreement this Deed of Amendment shall prevail.

GOVERNING LAW

5. This Deed of Amendment shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF the Parties hereto have caused this Deed of Amendment to be duly executed as their Deed the day and year first before written.

Executed as a Deed by

[                         ]

for and on behalf of

BRITISH ENERGY GENERATION LIMITED

Director

Secretary

The Common Seal of

BRITISH NUCLEAR FUELS plc

was hereunto affixed in the presence of

Director

Secretary/Director

Executed as a Deed by

[                         ]

for and on behalf of

BRITISH ENERGY plc

Director

Secretary

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 15

AGR BURNABLE POISON CABLE FLEXIBILITY

Under the Existing Fuel Supply Agreement the Parties agreed to trial certain methods for introducing further flexibilities to the Fuel ordering process and the Parties proposed to operate revised arrangements for a trial period from 1 April 2003. In the event that the Parties are continuing to operate such trial arrangements as at the commencement of the Fuel Supply Period, the provisions of this Appendix 15 shall apply. In the event that the Parties are not operating such trial arrangements at the commencement of the Fuel Supply Period, the Parties shall continue to operate the arrangements in force immediately prior to the commencement of the Fuel Supply Period.

1.	Subject to both BEG(UK) and BEG giving two months advance notice to BNFL, the arrangements detailed herein may be reversed and the arrangements as stated in the Agreement of 3 June 1997, reinstated.

2.	Unless and until both BEG and BEG(UK) give notice of reversal under the provisions of Clause 1 hereof, the following shall continue in effect.

3.	When placing a firm order for Fuel pursuant to Clause 7 of this Agreement, BEG shall provide the combination in terms of number of cables and their gadolinium density for each Fuel Element applicable to that order.

4.	BEG shall be entitled to amend the said cable combination at any time up to the third Friday of the third month prior to delivery up to a maximum additional overall cable requirement of 1400 cables applying to all 7 advanced gas-cooled reactor power stations operated by BEG and BEG(UK) combined, with no limitation on changes from cabled to uncabled or vice versa. BEG shall use all reasonable endeavours to provide the most accurate information in terms of cabling requirements.

5.	Recognising that BEG in the past has amended its cable requirements at the third week of the third Month prior to delivery and that due to unforeseen circumstances stations may need to change cable requirements after this date, BEG shall also be entitled up to two calendar months prior to delivery to increase or decrease cables, up to a further maximum additional overall cable requirement of 1400 cables applying to all 7 advanced gas-cooled reactor power stations operated by BEG and BEG(UK) combined, with a maximum net change at any time during each delivery period from cabled to uncabled, or vice versa, limited to four stringers worth of Stage 3 Fuel Elements and four stringers worth of Stage 1c Fuel Elements.

6.	BNFL will use all reasonable endeavours to meet BEG’s reasonable requirements above and beyond the flexibility provided in this Appendix.

7.	The invoicing arrangements for the stockholding shall be in accordance with the following:

An overall combined charge per month of £1413 in July 2002 money values which includes all charges for the combined AGR burnable poison flexibility services to BEG under this Appendix 15 and to BEG(UK) and under Appendix 15 of the BEG(UK) Agreement.

Charges are to be escalated in accordance with Appendix 6.

Charges are to cover all financing, storage and administration costs.

Invoices will be issued quarterly to BEG.

BNFL/BEG COMMERCIAL IN CONFIDENCE

8.	The aforementioned arrangements shall be reviewed periodically by the Parties until at least 1 April 2006 after which BEG and BEG(UK) are required to provide a minimum of two months notice of their requirement to revert to the arrangements as stated in the Agreement dated 3 June 1997.

9.	In the event that BEG and BEG(UK) request to revert to a reduced flexibility arrangement in accordance with Paragraph 1 of this Appendix and recognising that BNFL has bought additional components to provide flexibility at two months and that no orders or forecasts exist for the 28 fuel elements worth of 8-toroid Dungeness B cable components, BEG shall at its sole discretion either:

(a)	continue to pay charges of up to £202 per month in July 2002 money values adjusted pro rata on the stock at the end of the month in question to cover the continued financing, storage and administration costs of the 8-toroid Dungeness B components until they are consumed; or

(b)	purchase 28 top braces and 28 centre braces at a total cost of £433 per brace in July 2002 money values escalated to the month of purchase in accordance with Appendix 6.

If BEG chooses option (b) above then BNFL shall offset such unit charges against the appropriate Bo charges pertaining to the next delivery of 8-toroid Fuel Elements with such rebate being escalated in accordance with Appendix 6.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 16

AGREED PRINCIPLES: CENTRAL FUEL STORE AT SPRINGFIELDS

BEG and BNFL shall maintain a Central Store, to reduce stocks of finished Fuel at AGR Power Stations above those required to meet BEG’s stocking policy and reduce stocks held by BNFL.

“Where Fuel is manufactured and delivered to the Central Store on behalf of BEG and subsequently delivered from the Central Store to a BEG(UK) AGR Power Station; or, where Fuel is manufactured and delivered to the Central Store on behalf of BEG(UK) and subsequently delivered from the Central Store to a BEG AGR Power Station; then the relevant remedies, warranty and limitation of liability provisions of the fuel supply agreement relating to the Fuel in question will be those contained in the fuel supply agreement(s) of the party taking ultimate delivery from the Central Store to its AGR Power Station.”

For the avoidance of doubt, BNFL’s liabilities under the arrangements above shall not be changed by any action of Clause 8.3 of this Agreement or of clause 8.3 of the BEG(UK) Agreement.

BEG and BNFL have agreed the following principles:

1.	BEG shall be invoiced for Fuel (Bo, Uo and Vo) following delivery into the Central Store, subject to Paragraph 2 below.

2.	BEG shall be free to bypass the Central Store and instead specify that Fuel should be delivered directly to its AGR Power Station.

3.	Tripartite BEG/BEG(UK)/BNFL planning meetings shall take place on a monthly basis to discuss, inter alia:

i.	BEG/BEG(UK)’s delivery requirements;

ii.	the Central Store stock levels; and

iii.	replenishment schedules.

4.	BEG shall use all reasonable endeavours to assist BNFL to smooth production whilst not prejudicing its own commercial requirements.

5.	BEG shall express any requirements they have for BNFL to adjust production rates to satisfy their requirements. Such views shall not be unreasonably disregarded by BNFL.

6.	For the purposes of ordering leadtimes, delivery will be deemed to be into the Central Store, subject to paragraph 2. above.

7.	Delivery destination for Fuel existing in the Central Store shall be specified by BEG one month ahead with provision for the occasional shorter period of notice by agreement with BNFL and subject to payment of any reasonable and demonstrable additional costs, if the period of notice given is less than one month. For the avoidance of doubt, subject to paragraph 2, BEG cannot request Fuel to be delivered to an AGR Power Station until it is physically in the Central Store.

8.	Further arrangements regarding Fuel order details and timescales shall be Agreed as part of the agreement on the operation of the Central Store.

9.	Ownership of the Fuel (including associated uranics) in the Central Store as between BEG and BEG(UK) shall be agreed between them. Risk in the Fuel shall pass to BEG or BEG(UK) as

BNFL/BEG COMMERCIAL IN CONFIDENCE

agreed between them when the Fuel passes into the Central Store and they shall make appropriate insurance arrangements. Said risk shall revert to BNFL when the Fuel passes out through the door of the Central Store.

10.	BEG and BNFL shall work together, in good faith, to agree ways to reduce or eliminate the documentation flowing from the current operation of Clause 8.3 and/or to simplify the same.

11.	Operating costs and any capital expenditure for the duration of the contract related to the Central Store shall be borne by BNFL. BNFL shall be responsible for day to day management of the Central Store.

12.	The maximum capacity of the Central Store shall be 1000 elements in respect of all 7 BEG/BEG(UK) advanced gas-cooled reactor power stations. The allocation of said capacity shall be as agreed between them.

13.	Current liquidated damages arrangements shall be retained in their entirety and be applicable to both delivery to the store and delivery to stations in accordance with a delivery programme Agreed with BNFL, except in the case of delivery to station where there will be 50% of the current rate for Fuel which has been supplied from the Central Store. Late delivery into the Central Store would result in liquidated damages being incurred at the rate of 100% of the current rate for Fuel.

14.	Subject to paragraph 11 above, BEG and BNFL shall bear its own costs of implementing the Central Store.

15.	Costs of any changes in transport requirements beyond the current frequency shall be Agreed on a case by case basis.

16.	BEG and BNFL agree to co-operate to continuously work to identify improvements to the process and utilisation of the Central Store to their mutual benefit.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 17

CHARGES FOR ANCILLARY COMPONENTS

1.	Prices for the supply of Ancillary Components (as listed in Annex 1) shall be derived by adding a combined 20% engineering, procurement and warranty charge to the buying in price of externally sourced components. The prices charged to BEG shall be reviewed annually.

2.	The price for the supply of Ancillary Components to BEG shall be determined as follows:

Sales Price equals Buying-in Price of Externally Sourced Components multiplied by 1.2

Where:

Sales Price is the price charged to BEG in Clause 5.1.3 and:

Buying-in Price of Externally Sourced Components is the total amount paid (whether in respect of fixed or variable costs) by BNFL for externally sourced components.

3.	Commencing in January 2005 BNFL shall provide annually to BEG information it has determined sufficient to procure externally sourced components and to enable BEG to understand the structure and magnitude of the Buying-in Price of Externally Sourced Components for each Ancillary Component. The package of information to be provided in respect of each Ancillary Component shall be as follows:

•	The duration of the current purchase contracts.

•	BNFL’s proposals regarding purchase beyond the current purchase contract.

•	The component purchase pricing structure and price levels that apply under the current purchase contract, subject to BNFL obtaining permission from the supplier to pass on this information.

•	Anticipated changes in the manufacturing route or location.

•	The procedure that BNFL will employ to put in place a purchase contract beyond the current purchase contract for new procurements.

•	Substantial capacity and/or capital investment which may be required to maintain continuity of supply or capability.

4.	Any proposed payments in respect of capital investment which may be required to maintain continuity of supply or capability to external suppliers that exceed the higher of £50,000 or half the annual Buying-in Price of an Externally Sourced Component shall be notified to BEG in advance.

5.	BEG and BNFL shall meet on an annual basis prior to April each year (commencing in 2005) to review the following:

•	The Buying-in Price of Externally Sourced Components which will apply for the following financial year.

5.1	Prior to April 2005 and prior to April 2006 the values to be reviewed are those which relate to financial year 2006.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 17

ANNEX 1

TABLE OF ANCILLARY COMPONENTS

Part No.	Description	Station
015062	Tie Bar	DNB
015145	Locking Ring	DNB
311245	Spring Collet Assembly	DNB
316863	Top Spacer Assembly	DNB
322422	Intermediate Spacer Assembly	DNB
322423	Bottom Spacer Assembly	DNB
342650	Bottom Support Assembly	DNB

019445	Tie Bar	HRA/HYA
017641	Tie Bar Nut	HRA/HYA
011495	Retaining Sleeve	HRA/HYA
017642	Secondary Lifting Screw	HRA/HYA
011493	Split Taper Collet	HRA/HYA
336606	Top Reflector Assembly	HRA/HYA
404643	Top Reflector Assembly for use with GIPFA Plug Unit	HRA/HYA
226300	Vented Bottom Support and Reflector Assembly	HRA/HYA

021963	Tie Bar	HPB/HYB
009009	Tie Bar Retaining Collet	HPB/HYB
009010	Tie Bar Retaining Sleeve	HPB/HYB
325247	Adjusting Screw	HPB/HYB
326533	Top Reflector Assembly	HPB/HYB
022951	Finned Upper Stabilising Brush Assembly	HPB/HYB
325248	Anti Gapping Unit	HPB/HYB
015178	E Seal	HPB/HYB

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 18

THE SHARING OF BENEFITS RESULTING FROM DESIGN CHANGES

1.	Fuel Design Changes

These are changes that alter the design of Fuel such that Fuel burn-up can be improved and thereby provide benefits in one or more of the following forms:

•	reduced uranium requirement.

•	reduced Fuel fabrication.

•	reduced New Spent Fuel management services.

The guiding principle on Fuel design change benefits sharing will be:

For each Fuel design change not covered by section 2 below, all benefits arising from reduced requirements for uranium, Fuel fabrication and spent fuel management services will be recorded in a joint account (the Joint Account) (dedicated to the design change) which will accumulate such benefits for an Agreed period of time (Agreed Period). The Joint Account will then be used to provide reimbursement to a party for a demonstrated cost or loss (reasonably incurred and agreed in advance between the parties), which was directly and solely attributable to the particular Fuel design change in question. At the end of the Agreed Period, the accumulated net benefit will be shared between BEG and BNFL in direct proportion to the agreed relative commercial risks taken by them in implementing the change.

BEG and BNFL may also consider the sharing of further benefits following on from the Agreed Period. In this event BEG and BNFL shall consider the sharing of any further benefits as they arise from the irradiation of such Fuels provided that they have been supplied under the Fuel supply agreement(s) prior to the closure of the final AGR Power Station. Where mechanisms which do not require cash transfer can be identified, these will be applied to provide settlement.

Each proposed project will be reviewed at a very early stage to confirm whether this principle can be applied. Where the principle cannot be applied, Agreement on an alternative will be sought. Where such an alternative cannot be Agreed, the project will not proceed.

It is agreed that this principle should be applied to the optimised can wall project, with costs lying where they fall and therefore not affecting this project’s particular joint account, the net benefit of which is to be shared equally between BEG and BNFL. The method for calculating the benefits arising is to be Agreed.

2.	Alterations within the Current Design Framework

These are changes that alter the configuration of the Fuel within the current design framework, for example, altering uranium Assays or burnable poison cable configurations, such that Fuel burn-up can be improved and thereby provide benefits in the following forms:

•	reduced Fuel fabrication.

•	reduced New Spent Fuel management services.

•	increased Reactor availability.

The guiding principle on current design framework benefits sharing will be:

BEG and BEG(UK) will retain all benefits from all alterations within the current design framework that may lead to reduced requirements for Fuel fabrication or New Spent Fuel

BNFL/BEG COMMERCIAL IN CONFIDENCE

management services, or to increased Reactor availabilities. BNFL will be compensated for any Agreed and substantiated increased costs (reasonably incurred and Agreed in advance) that it was not possible to mitigate by working jointly.

It is agreed that this principle should be applied to the implementation of Fuel with U235 weight percent Assay of greater than 2.67% and 3.42% for positioning in the inner and outer zones respectively with a maximum Assay of 3.78% achieved in 2001.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 19

LIST OF DOCUMENTS FOR TERMINATION CONDITIONS

PART A: AGREEMENTS BETWEEN BNFL AND BEG

1.	BACK-END AGREEMENTS

1.1 The Agreement for New Spent Fuel Management Services to be entered into between BNFL, BEG and BE.

1.2 Deed of Amendment to be entered into between BNFL and BEG relating to the agreement for the Storage and Reprocessing of Irradiated Oxide Fuel and Related Services between BNFL and Nuclear Electric plc dated 31 March 1995, as amended and novated.

1.3 Deed of Amendment to be entered into between BNFL and BEG relating to the agreement for Spent Fuel Management Services between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended.

1.4 Deed of Amendment to be entered into between BNFL and BEG relating to the agreement for Oxide Flask Maintenance between BNFL and Nuclear Electric plc dated 31 March 1996, as amended and novated.

1.5 Deed of Amendment to be entered into between BNFL and BEG relating to the new agreement for Oxide Flask Maintenance between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended.

1.6 Deed of Amendment to be entered into between BNFL and BEG relating to the agreement for Rail Transport Services of Irradiated Nuclear Fuel in the United Kingdom between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended.

1.7 Deed of Amendment to be entered into between BNFL and BEG relating to the agreement for Oxide Miscellaneous Services between BNFL and Nuclear Electric plc dated 31 March 1996, as amended and novated.

2.	FRONT-END AGREEMENT

2.1 Deed of Amendment and Guarantee between BNFL, BEG and BE dated the same date as this Agreement, relating to the Agreement for the Supply of Fuel for Use in Advanced Gas Cooled Reactors between BNFL and Nuclear Electric Limited dated 3 June 1997, as amended.

PART B: AGREEMENTS BETWEEN BNFL AND BEG(UK)

1.	BACK-END AGREEMENTS

1.1 The Agreement for New Spent Fuel Management Services to be entered into between BNFL, BEG(UK) and BE.

1.2 Deed of Amendment to be entered into between BNFL and BEG(UK) relating to the agreement for the Storage and Reprocessing of Irradiated Oxide Fuel and Related Services between BNFL and Scottish Nuclear Limited dated 30 March 1995, as amended, and to the agreement for the Long Term Storage of Irradiated Oxide Fuel and Related Services dated 30 March 1995 between BNFL and Scottish Nuclear Limited, as amended.

BNFL/BEG COMMERCIAL IN CONFIDENCE

1.3 Deed of Amendment to be entered into between BNFL and BEG(UK) relating to the agreement for Oxide Flask Maintenance between BNFL and Scottish Nuclear Limited, dated 29 March 1996, as amended.

1.4 Deed of Amendment to be entered into between BNFL and BEG(UK) relating to the new agreement for Oxide Flask Maintenance Services between BNFL and Scottish Nuclear Limited, dated 3 June 1997, as amended.

1.5 Deed of Amendment to be entered into between BNFL and BEG(UK) relating to the agreement for Rail Transport Services of Irradiated Nuclear Fuel in the United Kingdom between BNFL and Scottish Nuclear Limited, dated 3 June 1997, as amended.

1.6 Deed of Amendment to be entered into between BNFL and BEG(UK) relating to the agreement for Oxide Miscellaneous Services between BNFL and Scottish Nuclear Limited, dated 29 March 1996, as amended.

2. FRONT-END AGREEMENTS

2.1 Deed of Amendment and Guarantee between BNFL, BEG(UK) and BE dated the same date as this Agreement, relating to the Agreement for the Supply of Fuel for Use in Advanced Gas Cooled Reactors between BNFL and Scottish Nuclear Limited dated 30 March 1995, as amended.

2.2 Agreement for the Supply of Fuel for Use in Advanced Gas Cooled Reactors from 1 April 2006 between BNFL, BEG(UK) and BE dated the same date as this Agreement.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 20

CALCULATION OF OUTTURN ELECTRICITY PRICE

Intention

BNFL and BEG agree that it is their intention to establish a price index that reflects the baseload wholesale electricity price that the BEG Group’s advanced gas-cooled reactor generation would be exposed to, subject to a specified treatment of any future environmental legislation. This price index (the Outturn Electricity Price or OEP) will be used to calculate rebates and surcharges on contractual payments for Fuel and receipt of spent Fuel and so provide the BEG Group with a partial hedge of the electricity price risk associated with its advanced gas-cooled reactor output.

The price is calculated on the basis of publicly available market price indicators, with a weighting of 75% to contracts sold for a season during the preceding six months, and the remaining 25% to contracts sold on a month-ahead basis. For the Year commencing on 1 April 2003, an annual pricing mechanism shall be used in place of the seasonal calculation, so as to ensure consistency of value with the Heads of Terms.

BNFL and BEG will establish a means of calculating, before all of the data are available that are required to calculate the Outturn Electricity Price for a particular Year, a forecast of the Outturn Electricity Price for that Year (Forecast Outturn Electricity Price).

1.	THE OUTTURN ELECTRICITY PRICE

Definitions

Actual Level of AGR Generation – defined in section 3.

Additional AGR Environmental Value – for any Year, the additional effective price achievable by baseload advanced gas-cooled reactor generation beyond that captured in Initial Outturn Electricity Price, that arises directly from Environmental Legislation. The calculation of such achievable price shall take into account the potential to access the most favourable price across different market segments (including for the avoidance of doubt sales directly to consumers), net of the incremental costs of accessing such market segments to achieve such prices or any other costs imposed on nuclear generation associated with such Environmental Legislation. For the avoidance of doubt, the Additional AGR Environmental Value may only be a positive number or zero.

Agreed Price Reporter – A Price Reporter whose prices BNFL and BEG have agreed or the Expert has determined should be included in making the calculations required in this contract.

Average Price for the Month – the arithmetic mean of the Daily Price for the Month across all Trading Days that fall predominantly within the period from the start of the previous Pricing Month to its end.

Average Price for the Season – the arithmetic mean of the Daily Price for the Season across all Trading Days that fall predominantly within the period from the start of the previous Pricing Season to its end.

Average Price for the Year – for any Year, the arithmetic mean across all Trading Days within the two Pricing Seasons that fall predominantly within the previous Year and across both Pricing Seasons that fall predominantly within the Year, of the Daily Price for the Season for the two Pricing Seasons that fall predominantly within the Year.

Daily Price for the Month – for any Trading Day, the volume-weighted mean across all Agreed Price Reporters of the prices of contracts traded on that Trading Day for baseload electricity for a particular

BNFL/BEG COMMERCIAL IN CONFIDENCE

Pricing Month. In the event that no such trades are reported by any Agreed Price Reporter for that Trading Day, the arithmetic mean of the bid and offer prices quoted on that day across all Agreed Price Reporters for the relevant Pricing Month shall be used in place of the mean of the prices of contracts traded.

Daily Price for the Season – for any Trading Day, the volume-weighted mean across all Agreed Price Reporters of the prices of contracts traded on that Trading Day for baseload electricity for a particular Pricing Season. In the event that no such trades are reported by any Agreed Price Reporter for that Trading Day, the arithmetic mean of the bid and offer prices quoted on that day across all Agreed Price Reporters for the relevant Pricing Season shall be used in place of the mean of the prices of contracts traded.

Environmental Legislation – any carbon tax, exemption of nuclear generation from the Climate Change Levy, or any other climate change related measure put in place by HMG subsequent to 29 November 2002 which affects the value of nuclear generation (but for the avoidance of doubt excluding any changes in rates payable by BEG or BEG(UK)).

Fuel Contract Equivalent Electricity Volume – for the period where BEG and BEG(UK) taken together are loading Fuel to 4 or more advanced gas-cooled reactor power stations the Fuel Contract Equivalent Electricity Volume shall be 5 TWh. For the period where BEG and BEG(UK) taken together are loading Fuel to 3 or fewer AGR power stations the Fuel Contract Equivalent Electricity Volume shall be set on the basis of recommendations of the joint team established to study the end of life optimisation programme, as contemplated in Part B of Appendix 5 of this Agreement.

Initial Outturn Electricity Price – (a) for the Year ending 31 March 2004, the sum of 0.75 times the Average Price for the Year and 0.25 times the arithmetic mean of each Average Price for the Month for the twelve Pricing Months falling predominantly within that Year; and (b) for each subsequent Year, the sum of 0.75 times the arithmetic mean of each Average Price for the Season for the two Pricing Seasons falling predominantly within that Year and 0.25 times the arithmetic mean of each Average Price for the Month for the twelve Pricing Months falling predominantly within that Year.

Outturn Electricity Price – for any Year, the Initial Outturn Electricity Price plus the Additional AGR Environmental Value minus (the Prior Contract Value Pass-through divided by (the sum of 50% of the Actual Level of AGR Generation and the Fuel Contract Equivalent Electricity Volume)).

Price Reporter – an organisation which regularly publishes price indices and/or traded prices that are generally accepted to correspond closely with the fair price obtainable in the market for baseload wholesale electricity contracts in the English and Welsh market (or following the introduction of the British Electricity Trading and Transmission Arrangements (BETTA), the English, Welsh and Scottish market) covering Pricing Seasons and Pricing Months.

Pricing Month – a period of time for delivery of electricity, usually either 4 or 5 weeks in length, that corresponds to the delivery period for electricity contracts referred to as “months” in the reports compiled by the Agreed Price Reporters.

Pricing Season – a period of time for delivery of electricity, usually 26 weeks in length, that corresponds to the delivery period for electricity contracts referred to as “seasons” (either summer or winter) in the reports compiled by the Agreed Price Reporters.

Prior Contract Value Pass-through – for any Year, the financial equivalent of all benefits arising from Environmental Legislation passed from any company within the BEG Group to third parties other than BNFL as a result of contracts already in force as at 29 November 2002.

Trading Day – any day, other than a Saturday, a Sunday, Christmas Day, Good Friday, or a day which is a bank holiday in England within the meaning of the Banking and Financial Dealings Act 1971.

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.	THE FORECAST OUTTURN ELECTRICITY PRICE

Definitions

Forecast AGR Generation in Year – The sum of Forecast BEG AGR Generation in Year and Forecast BEG(UK) AGR Generation in Year.

Forecast BEG AGR Generation in Year – The latest forecast provided by BEG to BNFL of the total metered generation delivered by the AGR Power Stations to the electricity transmission system within the current Year. This will be on a basis consistent with any external announcements of forecast advanced gas-cooled reactor generation adjusted to be net of transmission losses as applicable.

Forecast BEG(UK) AGR Generation in Year – The latest forecast provided by BEG to BNFL of the total metered generation delivered by the BEG(UK) AGR Power Stations to the electricity transmission system within the current Year. This will be on a basis consistent with any external announcements of forecast advanced gas-cooled reactor generation adjusted to be net of transmission losses as applicable.

Forecast Average Price for the Month – (a) The Forecast Average Price for the Month for a Pricing Month that falls wholly or partly in the past shall equal the Average Price for the Month for that Pricing Month. (b) The Forecast Average Price for the Month for Pricing Months that fall wholly in the future (but excluding the first Pricing Month that falls wholly in the future) shall equal the Spot Balance of Season Price for the Pricing Season in which the Pricing Month falls. (c) The Forecast Average Price for the Month for the first Pricing Month that falls wholly in the future shall equal:

((d * (Arithmetic mean of the Daily Price for the Month calculated over the first d Trading Days for which data are available of the current Pricing Month)) + ((n-d)*(the Daily Price for the Month calculated on Trading Day d of the current Pricing Month for which data are available)))/(n)

where d is the number of Trading Days for which data are available at the point of calculation and n is the total number of Trading Days in the current Pricing Month

Forecast Average Price for the Season – (a) Prior to the start of the Pricing Season the Forecast Average Price for the Season shall equal

((D’ * (Arithmetic mean of the Daily Price for the Season on the first D’ Trading Days for which data are available of the previous Pricing Season)) + ((N’-D’)*(the Daily Price for the Season calculated on Trading Day D’ of the previous Pricing Season for which data are available)))/(N’)

where D’ is the number of Trading Days for which data are available at the point of calculation and N’ is the total number of Trading Days in the previous Pricing Season;

and (b) during a Pricing Season, the Forecast Average Price for the Season for that Pricing Season shall equal the Average Price for the Season for that Pricing Season.

Forecast Average Price for the Year – Prior to the start of the Year the Forecast Average Price for the Year shall equal the arithmetic mean of the Year Ahead Forecast Season Price for the two Pricing Seasons falling predominantly within the Year. During the Year the Forecast Average Price for the Year shall equal the Average Price for the Year.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Forecast Environmental Adjustment – the latest estimate as provided by BEG, or as determined by an Expert, of the expected difference between Outturn Electricity Price and Initial Outturn Electricity Price for any Year.

Forecast Initial Outturn Electricity Price – (a) for the Year ending 31 March 2004, the sum of 0.75 times the Forecast Average Price for the Year and 0.25 times the arithmetic mean of each Forecast Average Price for the Month for the twelve Pricing Months falling predominantly within that Year; and (b) for each subsequent Year, the sum of 0.75 times the arithmetic mean of each Forecast Average Price for the Season for the two Pricing Seasons falling predominantly within that Year and 0.25 times the arithmetic mean of each Forecast Average Price for the Month for the twelve Pricing Months falling predominantly within that Year.

Forecast Outturn Electricity Price – the sum of Forecast Initial Outturn Electricity Price and Forecast Environmental Adjustment.

Spot Balance of Season Price – The arithmetic mean across all Agreed Price Reporters of the bid-offer midpoints for the period starting on the first Trading Day of the second Pricing Month falling wholly in the future or the first Trading Day of the Pricing Season, whichever is the later, and ending on the last Trading Day of the Pricing Season. The period mid points should be constructed from the finest granularity bid-offer data available from each Agreed Price Reporter.

Year Ahead Forecast Season Price – The Year Ahead Forecast Season Price for a Pricing Season falling predominantly in a given Year shall equal

((D * (Arithmetic mean of the Daily Price for the Season on the first D Trading Days for which data are available of the two Pricing Seasons that fall predominantly within the previous Year)) + ((N-D)*(the Daily Price for the Season calculated on Trading Day D of the two Pricing Seasons that fall predominantly within the previous Year for which data are available)))/(N), where D is the number of Trading Days for which data are available at the point of calculation and N is the total number of Trading Days in the two Pricing Seasons that fall predominantly within the previous Year

3.	THE ACTUAL LEVEL OF AGR GENERATION

The Actual Level of AGR Generation shall represent the total amount of electricity delivered by the AGR Power Stations and the BEG(UK) AGR Power Stations in the Year to the point on the electricity transmission system at which the Outturn Electricity Price is determined.

BNFL and BEG agree that the calculations below shall be used:

For England and Wales Stations:

Actual Level of BEG AGR Generation in England and Wales =

Where:

i = BM Units belonging to Reactors in the AGR Power Stations that have not permanently ceased generation

j = Settlement Periods in Year

QMij=BMU Metered Volume for BMU i in Settlement Period j

BNFL/BEG COMMERCIAL IN CONFIDENCE

TLMij=BMU Transmission Loss Multiplier for BMU i in Settlement Period j

For Scottish Stations:

Actual Level of BEG(UK) AGR Generation in Scotland =

Where:

i= BM Units over the England and Wales system as a whole

j= Settlement Periods in Year

k = BM Units belonging to Reactors in the BEG(UK) AGR Power Stations that have not permanently ceased generation

QMij+ = BMU Metered Volume for exporting BMU i in Settlement Period j

QMij- = BMU Metered Volume for importing BMU i in Settlement Period j

a= the percentage share from time to time determined of the total net system losses attributable to the BM Units that belong to delivering trading units (as those terms are used in paragraph T2 of the Balancing and Settlement Code) for Settlement Period j, which as at the date hereof is 45%.

Vjk= GNN Station output of Reactors in the BEG(UK) AGR Power Stations in Settlement Period j.

GNN Station output represents the electricity sent to the grid net of what is used on the power station site.

Actual Level of AGR Generation = Actual Level of BEG AGR Generation in England and Wales + Actual Level of BEG(UK) AGR Generation in Scotland.

Where appropriate, the terms above shall be used in the sense in which they are used in the Balancing and Settlement Code.

In the event that the allocation of transmission losses is varied, or BETTA is introduced, or the ownership of any of the AGR Power Stations or the BEG(UK) AGR Power Station changes, or any of the terms above ceases to be available to either or both of BNFL and BEG, then such parties shall agree such changes to the above calculation to give effect to the principle outlined in the definition of Actual Level of AGR Generation. In the event that BNFL and BEG are unable to reach agreement on such changes, then the matter shall be referred to an Expert for determination.

In the event that some or all of the items of data required to calculate the Actual Level of AGR Generation is not available to BNFL, BEG shall provide BNFL with such items of data that BNFL reasonably requires within 5 Trading Days of BNFL requesting said items of data.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Protocol

Agreed Price Reporters

BNFL and BEG shall from time to time agree who shall represent the Agreed Price Reporters. Initially the Agreed Price Reporters shall be:

•	Argus European Energy Report

•	The Heren Report – European Daily Electricity Markets

There shall always be at least one and not more than five Agreed Price Reporters. If BNFL and BEG are unable to agree on the Price Reporters then the matter will be referred to an Expert who will be required to determine which Price Reporters shall be the Agreed Price Reporters. BNFL and BEG may agree to exclude or adjust a price quoted from one or more Agreed Price Reporters. Any corrections issued by the Agreed Price Reporters after the initial publication of their reports shall be taken into account in these calculations. BNFL and BEG may agree to exclude or adjust such corrections.

In the event that the relevant reported market prices become unavailable from any Agreed Price Reporter on either a temporary or permanent basis, or that such prices have ceased to be appropriate for use (e.g. due to illiquidity underlying such index) such that the Outturn Electricity Price calculated by this methodology has ceased to provide a fair reflection of the baseload wholesale electricity prices that the BEG Group’s advanced gas-cooled reactor generation would be exposed to (subject to the specified treatment of any future environmental legislation), BNFL and BEG shall agree a suitable alternative, and/or an adjustment to the overall mechanism for the establishment of the Initial Outturn Electricity Price, such that the commercial basis of the agreement is not altered.

In the event of any market developments or other changes, the effect of which is to render any part of the calculation of Outturn Electricity Price unworkable or inappropriate, BNFL and BEG will negotiate in good faith to reach an agreement on such changes as are required to preserve the original economic intent. In the event that BNFL and BEG are unable to reach agreement on such changes, then the matter shall be referred to an Expert for determination.

Environmental Legislation

In the event that BNFL and BEG are unable to reach agreement on the existence of any Environmental Legislation or the treatment of any of the calculations associated with such Environmental Legislation then the matter shall be referred to an Expert for determination. The scope of any Expert determination shall include all aspects of the process of deriving Outturn Electricity Price from Initial Outturn Electricity Price except where both BNFL and BEG explicitly waive this condition.

Provision of Estimates

BEG shall make good faith estimates of the Forecast Environmental Adjustment as required to meet the timescales of invoicing. In the absence of such an estimate for any particular invoice, the last estimate provided or determined for that Year shall be used, where the initial estimates of Forecast Environmental Adjustment for each Year in the contract are deemed to be zero. In the event of any dispute by BNFL of the level of, or requirement for, such an estimate that is not resolved within 10 Trading Days of the dispute being raised, either BNFL or BEG may refer the matter to an Expert for determination.

BEG shall make good faith estimates of the Forecast AGR Generation in Year as required to meet the timescales of invoicing. In the event of any dispute by BNFL of the level of such an estimate that is not resolved within 10 Trading Days of the dispute being raised, either BNFL or BEG may refer the matter to an Expert for determination.

BNFL/BEG COMMERCIAL IN CONFIDENCE

Expert Determination

If any matter is referred to an independent expert (the Expert) in accordance with this Appendix, the Expert shall be appointed by agreement between BNFL and BEG. If BNFL and BEG fail to agree upon that appointment within 10 Trading Days of either BNFL or BEG notifying the other of its decision to refer the matter to an Expert, the President of the Law Society of England and Wales may appoint the Expert on the application of the relevant Party.

The Expert shall have power to make amendments to this Agreement binding on the Parties consistent with any relevant requirements, purposes or restrictions concerning those amendments expressly provided for in this Agreement. The Parties agree that it is their intention that in the absence of their ability to agree any required amendments to this Agreement, this Agreement should continue and not come to an end or be deemed to be void or voidable in accordance with the doctrine of frustration or any other legal theory. Accordingly, if the Expert is unable to decide upon any amendments based on the express or implied intentions of the Parties, the Expert shall be entitled to have regard to the way in which similar issues or amendments are addressed or are proposed to be addressed by other electricity industry participants and to substitute the Expert’s own view of what is reasonable in all the circumstances.

The Expert shall act as an expert and not as an arbitrator and shall give his or her determination in writing. In the absence of fraud or manifest error, the determination of the Expert shall be final, conclusive and binding upon the Parties.

The Expert shall determine the procedure to be followed by the Expert for the purpose of making a determination provided that the Parties shall use their respective reasonable endeavours to ensure that he or she makes his or her determination within 20 Trading Days of being appointed. Each of the Parties shall bear one half of the costs of the Expert unless the Expert determines otherwise. Pending the determination of any amendments to this Agreement by the Parties or the Expert, the Parties shall continue to the extent possible to perform their obligations under this Agreement.

Audit

In the event that BNFL is wholly reliant on information provided by BEG to enable BNFL to calculate or check BEG’s calculations of any of the factors required to calculate the Outturn Electricity Price, the Forecast Outturn Electricity Price, or the Actual Level of AGR Generation, BEG shall at all times upon reasonable notice allow BNFL’s auditors, its officers, agents and other persons authorised by BNFL in writing (or, at BEG’s request, an independent auditor agreed between the Parties or appointed by the Expert in the event that the Parties cannot agree) to have access to inspect the basis on which BEG has provided such information. BEG shall keep such books and records as BNFL may reasonably require for the purpose of verifying said information. The records detailed in this clause shall be retained by BEG and made readily available upon reasonable notice for inspection by BNFL, its officers appointed agents or independent auditor as applicable for a minimum period of 2 Years from the date of the record.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 21

PRICING PRINCIPLES

1.	General

1.1	Enriched Uranium Material delivered from each of the Inventory Tranche, Contract Tranche or Market Tranche shall be disaggregated into the Uranic Elements. The method of disaggregation shall be as described in Part F of Appendix 31.

1.2	The quantity deemed to be derived from each tranche for each Uranic Element shall be calculated in accordance with paragraph 1 of Part C, Appendix 5.

1.3	The total amount to be charged to BEG for Uo in any month will be:

Uo= (CIxr +CCxr+ CMxr) *PL

Where:

CCxr means the charge for each Uranic Element x in month r from the Contract Tranche.

CIxr means the charge for each Uranic Element x in month r from the Inventory Tranche.

CMxr means the charge for each Uranic Element x in month r from the Market Tranche.

PL is the factor which accounts for the allowance for Process Losses referred to in Appendix 5 Part C paragraph 1.1, which at the date of this Agreement shall be [            ]*

2.	Inventory Tranche

2.1	Initial Stocks

2.1.1	An [ ]* for each Uranic Element shall be determined by dividing the [ ]* for that Uranic Element by the quantity of that Uranic Element of the Initial Stocks. The resulting value will be expressed as £ per Uranic Element and shall be calculated as follows:

[            ]*

2.1.2	Prior to the Remaining Stocks being delivered to BNFL pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks, the quantity of each Uranic Element delivered from the Inventory Tranche in any month shall be multiplied by the [ ]* for that Uranic Element when determining the amount to be charged for any Fuel delivery until completion of the sale of the Remaining Stocks and the delivery of such stocks to BNFL under the Deed for the Sale and Purchase of Natural and Enriched Uranium and shall be calculated as follows:

[            ]*

2.2	Remaining Stocks (if any) and Interim Sale Uranium (if any)

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.2.1	On delivery of the Remaining Stocks (if any) and Interim Sale Uranium (if any) to BNFL pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks:

(a)	a Revised Stock Purchase Price for each Uranic Element in any month shall be calculated [ ]*

(b)	a Revised Stock Quantity for each Uranic Element in any month shall be calculated

[            ]*

2.2.2	[ ]*

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

2.2.3	After the Interim Sale Uranium (if any) or the Remaining Stocks (if any) have been delivered to BNFL pursuant to the Deed for the Sale and Purchase of Enriched and Natural Uranium Stocks, the quantity of each Uranic Element delivered from the Inventory tranche in any month will be multiplied by the [ ]* for that Uranic Element when determining the amount to be charged for any Fuel delivery, until such time as the relevant Uranic Element comprised in the Remaining Stocks is reduced to zero and shall be calculated as follows:

[            ]*

3.	Contract Tranche

3.1	In respect of the Contract Stocks, a [ ]* for each Uranic Element will be determined by dividing [ ]* The resulting value will be expressed as £ per Uranic Element and shall be calculated as follows:

[            ]*

3.2	The Contract Stock Quantity for each Uranic Element in any month will be determined as the aggregate of the quantities of all deliveries of the Uranic Elements under the Contracts, the Pass-Through Contracts and the Additional Pass-Through Contracts under which such Uranic Elements are supplied, less the quantity of each Uranic Element supplied from the Contract Tranche for that Uranic Element to the date of such determination.

3.3	The Contract Stock Purchase Price for each Uranic Element in any month will be determined as [ ]*

3.4	The quantity of the Uranic Element delivered from the Contract Tranche in any month will be multiplied by the [ ]* for that Uranic Element at that date when determining the amount to be charged for any Fuel delivery until such time as each relevant Uranic Element comprised in the Contract Stocks is reduced to zero and shall be calculated as follows:

[            ]*

4.	Market Tranche

4.1	In respect of Market Stocks, a [ ]* for each Uranic Element will be established by dividing the Market Stocks Price for that Uranic Element by the quantities of Market Stocks of that Uranic Element. The resulting value will be expressed as £ per Uranic Element and shall be calculated as follows:

[            ]*

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

[            ]*

4.2	The quantity of Market Stocks for each Uranic Element in any month will be determined as the aggregate of the quantities of all deliveries under the New Contracts or New Uranics Commitments for that Uranic Element at any time, less the quantity of each Uranic Element supplied from the Market Stocks for that Uranic Element to the date of such determination.

4.3.	The Market Stocks Price for each Uranic Element in any month will be determined as [ ]*

4.4	The quantity of the Uranic Element delivered from the Market tranche in any month will be multiplied by the [ ]* for that Uranic Element at that date when determining the amount to be charged for any Fuel delivery until such time as each Uranic Element comprised in the Contract Stocks is reduced to zero, and shall be calculated as follows:

[            ]*

5.	Currency Conversion

The conversion rate for any currency to its Pounds Sterling Equivalent (as defined in Appendix 26) will be the spot rate as published by the Financial Times within two Working Days of the receipt of the invoice from a supplier for relevant goods and services (or such rate as may be Agreed between BEG and BNFL in the event that such rate or publication is discontinued).

* Confidential treatment requested.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 22

SECURITY OF SUPPLY POLICY

1.	The Security of Supply Policy shall take into account the following considerations:

1.1	a reasoned analysis of security of supply in the whole supply chain based on contracts and stocks specifically allocated by BNFL for the supply of Fuel to BEG under this Agreement, commencing with procurement through to finished Fuel stocks in the Central Store in relation to Fuel orders and addressing the probability of interruption at each separate stage;

1.2	the level of uranic stocks required to safeguard:

1.2.1 the continuity of delivery into the fabrication process; and

1.2.2 generation;

1.3	the level of stocks required to protect against any reasonable risk of disruption in respect of the items in paragraph 1.2;

1.4	information on the level of stocks, BNFL’s own global uranic stocks and BNFL’s access to other security stocks and contracts portfolio, together with the terms under which such security stocks could be made available to BEG in the event that it is called upon. This will allow BEG to decide upon reducing its level of security stocks;

1.5	supply source diversity;

1.6	corporate risk of each relevant supplier;

1.7	a schedule of critical security measures; and

1.8	mismatched lead times for fabrication and Enrichment.

2.	The Security of Supply Policy may have due regard to the items listed in paragraph 1 of Appendix 25.

3.	The target level of inventory including all Uranium Material will be “n” months of forward Fuel requirements and “n” will be decided by BEG, provided that “n” shall not exceed the policy levels set out in the Side Letter Agreement dated the same date as this Agreement between BEG and BNFL.

4.	The Security of Supply Policy shall also take into account other considerations, including quality assurance and environmental issues, to the extent that they are relevant notwithstanding that such considerations may not be listed in paragraph 1 above.

5.	The list of items in paragraph 1 above may be amended upon the request of either BEG or BNFL to the Uranics Review Board, which will consider such request and agree or reject the proposed amendments. Upon agreement of the proposed amendments, BEG and BNFL shall conclude the amendments to this Appendix in writing, which amendments shall take immediate effect.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 23

URANICS REVIEW BOARD

1.	The Uranics Review Board shall comprise two representatives of each of BEG and BNFL appointed by BEG and BNFL respectively.

2.	The primary role of the Uranics Review Board is to review and recommend the draft Security of Supply Policy for the approval of the Board of Directors of BEG. The Uranics Review Board may also consider such information or requests from either BEG or BNFL which BEG or BNFL are permitted to put before the Uranics Review Board for acceptance under this Agreement.

3.	The Uranics Review Board shall meet annually, on or before the last Working Day in January in each relevant Year. The purpose of the meeting shall be to accept (if necessary, subject to such modifications as shall be agreed with BEG and BNFL) or reject the draft Security of Supply Policy proposed by BEG under Clause 3.6 or BNFL under paragraph 7 of Appendix 24. The Uranics Review Board shall also meet at other times as required by this Agreement.

4.	The Uranics Review Board shall decide its own order of business for its annual and other meetings referred to in paragraph 3 above.

5.	The Uranics Review Board shall issue detailed minutes of meetings within 3 Working Days of any meeting. The original copies of such minutes will be held by the Uranics Review Board, and a copy of such minutes shall be sent to each of BEG and BNFL promptly after such minutes are issued.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 24

REVIEW OF SECURITY OF SUPPLY POLICY

1.	Two weeks prior to the last Working Day in January in each relevant Year, BEG shall submit to the Uranics Review Board a draft Security of Supply Policy in writing for the procurement of uranic supplies and for the assurance of security of supply. The draft Security of Supply Policy shall address the issues listed in Appendix 22 - Security of Supply Policy.

2.	The Uranics Review Board shall consider the draft Security of Supply Policy submitted by BEG at its annual meeting, and shall either accept (subject to such modifications as may be proposed by it) or reject the draft Security of Supply Policy.

3.	If the Uranics Review Board accepts the draft Security of Supply Policy in the form proposed by BEG or subject to such modifications as may be proposed by it, the draft Security of Supply Policy shall become the final Security of Supply Policy.

4.	The Uranics Review Board is deemed to have rejected the draft Security of Supply Policy if it does not accept the draft Security of Supply Policy on or before the last Working Day in February of each relevant Year.

5.	If the Uranics Review Board rejects the draft Security of Supply Policy (or is deemed under paragraph 4 to have rejected the draft Security of Supply Policy), BNFL shall be entitled to present to the Uranics Review Board its own draft Security of Supply Policy by no later than the last Working Day of the second week of February of each relevant Year, which the Uranics Review Board shall either accept (subject to such modifications as may be proposed by it) or reject the draft Security of Supply Policy.

6.	If the Uranics Review Board rejects the draft Security of Supply Policy pursuant to paragraph 5 above, the failure to agree the draft Security of Supply Policy shall be referred to Arbitration pursuant to Clause 27. Notwithstanding the timescales as set out in Clause 27, but subject to the following conditions: the Arbitrator shall present a determination by no later than the last working day in March of the relevant Year. Upon receipt of the decision of the Arbitrator, the draft Security of Supply Policy subject to any modifications proposed by the Arbitrator shall become the final Security of Supply Policy.

7.	Each new final Security of Supply Policy referred to in Clauses 3 and 6 shall replace any previous final Security of Supply Policy in its entirety.

8.	If either BNFL or BEG have reasonable grounds to believe at any time that the final Security of Supply Policy requires amendment to meet the objectives of this Agreement, either party may propose such amendment for the Uranics Review Board for consideration. If such amendments are accepted by the Uranics Review Board, the final Security of Supply Policy will be amended in accordance with the amendments accepted by the Uranics Review Board with effect from the date of acceptance by the Uranics Review Board.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 25

STOCK AND PROCUREMENT STRATEGY CONSIDERATIONS

1.	The Stock and Procurement Strategy will consider the following amongst other considerations. A reasoned analysis of the optimum contract portfolio designed to minimise the prices of delivering Uranic Elements to BEG in each year and to provide the optimum level of supply security. The portfolio shall be specified in terms of the following, with reasons given for inclusion or exclusion of possible recommendations:

1.1	prices and price mechanism options;

1.2	geographical origins and options;

1.3	corporate origin and options;

1.4	safeguards obligations and options;

1.5	trade restrictions;

1.6	quantity options;

1.7	advance and deferment options;

1.8	interpretability based on reactor performance;

1.9	Uranic Elements form and form options;

1.10	delivery and delivery options;

1.11	currency and currency options; and

1.12	all other relevant distinguishing characteristics.

2.	The analysis referred to in paragraph 1 shall take account of existing stocks, BNFL’s existing contract portfolio, forecast stocks, the condition of manufacturing at Springfields, and all other relevant factors including (but not limited to):

2.1	access to supply markets;

2.2	relative costs of holding stocks;

2.3	long term contract coverage;

2.4	supply source diversity;

2.5	corporate risk of each relevant supplier;

2.6	fabrication lead times;

2.7	management of operational stocks;

2.8	UOC, Conversion Services and Enrichment risks;

2.9	trade restrictions;

2.10	logistics issues; and

2.11	fabrication catch-up times.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 26

PRICING REVIEW

The following definitions shall apply in this Appendix 26:

1. New Uranics Commitment	means New Contracts and New Uranics Commitments;

2. Monthly New Supply Cost	means the sum of the Monthly New UOC Cost, Monthly New UF6 Cost, Monthly New Enriched UF6 Cost, Monthly New Conversion Services Cost and the Monthly New Enrichment Cost in any month;

3. Monthly New Supply Value	means the sum of the Monthly New UOC Value, Monthly New UF6, Monthly New Enriched UF6 Value, Monthly New Conversion Services Value and the Monthly New Enrichment Value in any month;

4. Monthly New UOC Cost	means the price paid or to be paid in Pounds Sterling Equivalent by BNFL for the delivery of the applicable quantity of UOC to BNFL pursuant to a New Uranics Commitment in any month;

5. Monthly New UF6 Cost	means the price paid or to be paid in Pounds Sterling Equivalent by BNFL for the delivery of the applicable quantity of UF6 to BNFL pursuant to a New Uranics Commitment in any month;

6. Monthly New Enriched UF6 Cost	means the price paid or to be paid in Pounds Sterling Equivalent by BNFL for the delivery of the applicable quantity of Enriched UF6 to BNFL pursuant to a New Uranics Commitment in any month;

7. Monthly New Conversion Services Cost	means the price paid or to be paid in Pounds Sterling Equivalent by BNFL for the delivery of the applicable quantity of Conversion Services to BNFL pursuant to a New Uranics Commitment in any month;

8. Monthly New Enrichment Cost	means the price paid or to be paid in Pounds Sterling Equivalent by BNFL for the delivery of the applicable quantity of Enrichment to BNFL pursuant to a New Uranics Commitment in any month;

9. Monthly New UOC Value	means the sum calculated in Pounds Sterling Equivalent by multiplying each Relevant Market Price to each applicable quantity of UOC delivered to BNFL pursuant to a New Uranics Commitment in any month;

10. Monthly New UF6 Value	means the sum calculated in Pounds Sterling Equivalent by multiplying each Relevant Market Price to each applicable quantity of UF6 delivered to BNFL pursuant to a New Uranics Commitment in any month;

BNFL/BEG COMMERCIAL IN CONFIDENCE

11. Monthly New Enriched UF6 Value

means the sum calculated in Pounds Sterling Equivalent by multiplying each Relevant Market Price to each applicable quantity of Enriched UF6 delivered to BNFL pursuant to a New Uranics Commitment in any month;

12. Monthly New Conversion Services Value

means the sum calculated in Pounds Sterling Equivalent by multiplying each Relevant Market Price to each applicable quantity of Conversion Services delivered to BNFL pursuant to a New Uranics Commitment in any month;

13. Monthly New Enrichment Value

means the sum calculated in Pounds Sterling Equivalent by multiplying each Relevant Market Price to each applicable quantity of Enrichment delivered to BNFL pursuant to a New Uranics Commitment in any month;

14. Relevant Market Price	has the meaning given to that term in paragraph 0 of this Appendix 26; and

15. Pounds Sterling Equivalent

means the cost or value stated in 1 April 2003 money values after conversion from another currency in accordance with paragraph 7 of this Appendix 26 and adjusted in accordance with the provisions of paragraph 6 of this Appendix 26.

16. TTLT U3O8 (R)	means the Restricted Long Term U3O8 Price in US$ per lb U3O8 published by TradeTech LLC;

17. TTST U3O8 (R)	means the Exchange Value in US$ per lb U3O8 published by TradeTech LLC;

18. UX U3O8 (R)	means the Spot U3O8 Price in US$ per lb U3O8 published by Ux Consulting Company LLC;

19. RN U3O8 (R)	means the maximum price specified in the Uranium Spot Market Price Range in US$ per lb U3O8 published by RWE Nukem Inc;

20. RN U3O8 (UR)	means the minimum price specified in the Uranium Spot Market Price Range in US$ per lb U3O8 published by RWE Nukem Inc;

21. TTLT CS (Europe)	means the European Long Term Conversion Services Price in US$ per kgU published by TradeTech LLC;

22. TTST CS (Europe)	means the European Spot Conversion Services Price in US$ per kgU published by TradeTech LLC;

BNFL/BEG COMMERCIAL IN CONFIDENCE

23. UX CS (Europe)	means the European Spot Conversion Services Price in US$ per kgU published by Ux Consulting Company LLC;

24. RN CS (Europe)	means the maximum price specified in the Spot Conversion Price Range in US$ per kgU published by RWE Nukem Inc;

25. TTST CS (UR)	means the North American Spot Conversion Services Price in US$ per kgU published by TradeTech LLC;

26. UX CS (UR)	means the North American Conversion Services Price in US$ per kgU published by Ux Consulting Company LLC;

27. RN CS (UR)	means the minimum price specified in the Spot Conversion Price Range in US$ per kgU published by RWE Nukem Inc;

28. TTLT SWU (R)	means the Long Term SWU Price in US$ per SWU published by TradeTech LLC;

29. TTST SWU (R)	means the Restricted Spot SWU Price in US$ per SWU published by TradeTech LLC;

30. UX SWU (R)	means the Restricted Spot SWU Price in US$ per SWU published by Ux Consulting Company LLC;

31. RN SWU (R)	means the maximum price specified in the Separative Work Spot/Secondary Price Range in US$ per SWU published by RWE Nukem Inc;

32. UXRU Discount	means the Spot U3O8 discount in US$ per lb from the Restricted U3O8 price in US$ per lb published by Ux Consulting Company LLC to calculate the price for Unrestricted U3O8;

33. TTST SWU (UR)	means the Unrestricted Spot SWU Price in US$ per SWU published by TradeTech LLC

34. UX SWU (UR)	means the Unrestricted Spot SWU Price in US$ per SWU published by Ux Consulting Company LLC

35. RN SWU (UR)	means the minimum price specified in the Separative Work Spot/Secondary Price Range in US$ per SWU published by RWE Nukem Inc;

1.	BNFL shall calculate the following items in relation to deliveries to BEG of each of UOC, UF6, Enriched UF6, Conversion Services and Enrichment during each month:

1.1	the Monthly New Supply Cost;

BNFL/BEG COMMERCIAL IN CONFIDENCE

1.2	the Monthly Supply Value;

1.3	the Execution Effectiveness Ratio brought out by dividing the sum of the Monthly New Supply Costs (in pounds sterling) for the immediately preceding 12 months by the sum of the Monthly Supply Values (in pounds sterling) for the immediately preceding 12 months; and

1.4	Where quantities of any good or service are excluded in the calculation of Monthly Supply Value under paragraph 1.2 of this Appendix due to the unavailability of the relevant price indicators applicable to such goods or services, such quantities if any shall also be excluded from the calculation in paragraph 1.1 of Part B of this Appendix. In any event, the quantities of any good or service used for the calculations in paragraphs 1.1 and 1.2 of this Appendix shall only be included if they are identical in respect of such good or service and if a relevant value can be applied pursuant to paragraph 4 of this Appendix.

2.	BNFL shall provide the calculations under paragraph 1 of this Appendix to BEG on or before the last Working Day in each month immediately following the month to which the calculations are based, together will sufficient detail as may be necessary for BEG to satisfy itself of the correctness of the calculations and the information and assumptions upon which the calculations are based. BEG shall act reasonably in making any decision with regard to the detail and accuracy of the calculation.

3.	The Relevant Market Prices are intended to reflect the prices that a reasonably competent procurer of Uranic Elements would be capable of achieving by the competent execution of the Security of Supply Policy. The Relevant Market Prices are also intended to reflect the prices pertaining to the month in which the commitment of any future delivery was executed by BNFL taking into account (where relevant):

3.1	the geographical origin of the Uranic Elements;

3.2	relevant nuclear safeguards obligation code;

3.3	trade restrictions; and

3.4	any other relevant matter that is reflected in published or otherwise obtainable prices.

4.	Subject to the provisions of paragraph 5 of this Appendix 26, the following market prices (the Relevant Market Prices) shall apply:

BASE ESCALATED CONTRACTS WITH FLOOR AND CEILING

Commodity and Service

Applicable Relevant Price

(The levels of Floors and Ceilings shall be deemed to be as agreed between the parties in the final Security of Supply Policy, prior to BNFL entering into any New Uranics Commitments, as being reasonable in all the circumstances prior to BNFL entering into any New Uranics Commitments.)

New UOC (Restricted) “UOC(R)”	Arithmetic Mean of TTLT U3O8 (R) and ((TTST U3O8 (R) + UX U3O8 (R) + RN U3O8

BNFL/BEG COMMERCIAL IN CONFIDENCE

(R)) divided by 3)

New Conversion Services (Restricted) “CS(R)”	Arithmetic Mean of (TTLT CS (Europe) and ((TTST CS (Europe) + UX CS (Europe) + RN CS (Europe) divided by 3)

New Enrichment (Restricted) “SWU(R)”	Arithmetic Mean of (TTLT SWU (R) and ((TTST SWU (R) + UX SWU (R) + RN SWU (R)) divided by 3)

New UOC (Unrestricted) “UOC(UR)”	Arithmetic Mean of ((TTLT U3O8 (R) less the UXRU Discount and (((TTST U3O8 (R) + UX U3O8 (R)) each less the UXRU Discount) + RN U3O8 (RU) divided by 3))

New Conversion Services (Unrestricted) “CS(UR)”	Arithmetic Mean of (TTLT CS (UR) + ((TTST CS (UR) + UX CS (UR) + RN CS (UR)) divided by 3))

New Enrichment (Unrestricted) “SWU(UR)”	Arithmetic Mean of ((TTST SWU (UR) + TTLT SWU (R) - TTST SWU (R)) + ((TTST SWU (UR) + UX SWU (UR) + RN SWU (UR)) divided by 3))

MARKET RELATED CONTRACTS WITH FLOOR AND CEILING

Commodity and Service

Applicable Relevant Price

(The levels of Floors and Ceilings shall be deemed to be as agreed between the parties in the final Security of Supply Policy as being reasonable in all the circumstances prior to BNFL entering into any New Uranics Commitments.)

New UOC (Restricted) “UOC(R)”	Arithmetic Mean of TTST U3O8 (R) + UX U3O8 (R) + RN U3O8 (R)

New Conversion Services (Restricted) “CS(R)”	Arithmetic Mean of TTST CS (Europe) + UX CS (Europe) + RN CS (Europe)

New Enrichment (Restricted) “SWU(R)”	Arithmetic Mean of TTST SWU (R) + UX SWU (R) + RN SWU (R)

New UOC (Unrestricted) “UOC(UR)”	Arithmetic Mean of (TTST U3O8 (R) + UX U3O8 (R)) each less UXRU Discount + RN U3O8 (UR)

New Conversion Services (Unrestricted) “CS(UR)”	Arithmetic Mean of TTST CS (Europe) + UX CS (Europe) + RN CS (Europe)

New Enrichment (Unrestricted) “SWU(UR)”	Arithmetic Mean of (TTST SWU (UR) + UX SWU (UR) + RN SWU (UR)

BNFL/BEG COMMERCIAL IN CONFIDENCE

SPOT CONTRACTS

New UOC (Restricted) “UOC(R)”	Arithmetic Mean of TTST U3O8 (R) + UX U3O8 (R) + RN U3O8 (R)

New Conversion Services (Restricted) “CS(R)”	Arithmetic Mean of TTST CS (Europe) + UX CS (Europe) + RN CS (Europe)

New Enrichment (Restricted) “SWU(R)”	Arithmetic Mean of TTST SWU (R) + UX SWU (R) + RN SWU (R)

New UOC (Unrestricted) “UOC(UR)”	Arithmetic Mean of (TTST U3O8 (R) + UX U3O8 (R)) each less UXRU Discount + RN U3O8 (UR)

New Conversion Services (Unrestricted) “CS(UR)”	Arithmetic Mean of TTST CS (Europe) + UX CS (Europe) + RN CS (Europe)

New Enrichment (Unrestricted) “SWU(UR)”	Arithmetic Mean of TTST SWU (UR) + UX SWU (UR) + RN SWU (R)

EXERCISE OF CONTRACT OPTIONS

New UOC (Restricted) “UOC(R)”	TTLT U3O8 (R)

New Conversion Services (Restricted) “CS(R)”	TTLT CS (Europe)

New Enrichment (Restricted) “SWU(R)”	TTLT SWU (R)

New UOC (Unrestricted) “UOC(UR)”	TTLT U3O8 (R) less UXRU Discount

New Conversion Services (Unrestricted) “CS(UR)”	TTLT CS (UR)

New Enrichment (Unrestricted) “SWU(UR)”	(TTST SWU(UR) + TTLT SWU(R)—TTST SWU(R))

OTHER PRICING MECHANISMS

Other Price Mechanisms	Methodology to be agreed between the parties as may be reasonable at the time.

4.1	The evaluation of each of the market prices shall be for the month end immediately prior to the month of execution of New Uranic Commitment unless stated otherwise.

4.2	For the purpose of calculating the value of UF6 for any mechanism, the relevant value for UOC will be multiplied by 2.61286, and added to the relevant value of Conversion Services.

4.3	For the purpose of calculating the value of Enriched UF6 for any mechanism, the Feed Factor and SWU Factor will be calculated in accordance with Appendix 31 Part G. The calculation of the value of any item of Enriched UF6 will be in accord with Appendix 31 Part F where BVUF6 is the value of UF6 for any mechanism (where the relevant value for UOC will be multiplied by 2.61286, and added to the relevant value of Conversion Services and the result multiplied

BNFL/BEG COMMERCIAL IN CONFIDENCE

by the Feed Factor) and BVSWU is the value of SWU for any mechanism (where the relevant value for SWU will be multiplied by the SWU Factor) for any Assay.

5.	If in the reasonable opinion of either BEG or BNFL more than one of the spot or long term price indicators referred to in paragraph 4 of this Appendix are discontinued, or no longer reflect the spot or long term market price for the Uranic Elements to which they relate, BNFL and BEG shall give notice to the other and request a meeting to discuss and select a replacement indicator or a new method for determining such spot or long term price. If BNFL and BEG cannot agree on a replacement indicator(s) or a new method within sixty (60) days after the date of the notice referred to above, either BEG or BNFL may, at any time thereafter, submit a selection of new indicator(s) or a new method for determining spot or long term price to Arbitration pursuant to Clause 27.

6.	All charges, sums and other monetary values contained in this Appendix are stated in 1 April 2003 money values (unless expressly provided otherwise) and shall be escalated in accordance with the provisions of Appendix 6.

7.	The conversion rate for any currency to Pounds Sterling Equivalent will be at the spot rate as published by the Financial Times two days following the date of execution of each New Uranics Commitment (or such rate as Agreed between BEG and BNFL in the event that such rate or publication is discontinued).

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 27

PORTFOLIO MANAGEMENT REPORT AND MONTHLY

UPDATE TO THE PORTFOLIO MANAGEMENT REPORT

1.	The Portfolio Management Report shall include the following information in relation to the supply to BEG of Uranic Elements under this Agreement:

1.1	a monthly forecast for the following 3 year period in respect of invoiced Fuel and procured Uranic Elements;

1.2	an annual forecast for the remaining lives of the AGR Power Stations and the PWR Power Station;

1.3	a valuation of Uranium Material held by BNFL for the purpose of supplying Fuel and Uranium Material for PWR fuel to BEG;

1.4	a summary of planned and actual supplies into and out of the stocks held by BNFL pursuant to this Agreement in respect of each component of uranics or Enrichment and Conversion Services;

1.5	a summary of Uranic Elements transactions in accordance with the Stock and Procurement Strategy;

2.	In respect of the items listed in paragraph 1 above, BNFL shall also include in the Portfolio Management Report information relating (but not limited to) the origin of the Uranic Elements supplied or to be supplied by BNFL to BEG under this Agreement, relevant safeguards obligation codes of all Uranic Elements supplied under this Agreement, and applicable Euratom Supply Agency contract numbers.

3.	The items listed in paragraphs 1 and 2 above may be amended upon agreement between BEG and BNFL. Upon agreement as to the proposed amendments, BEG and BNFL shall conclude the amendments to this Appendix in writing, which amendments shall take immediate effect.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 28

AMENDMENTS ON TERMINATION OF THE URANICS SUPPLY COMPONENT OF THIS

AGREEMENT

1.	General

This Appendix lists the amendments to this Agreement which shall take effect where the Uranics Term ends on the date specified in Clause 2.28, as referred to in Clause 2.4.3.

2.	Amendments

2.1	Recitals (G) and (H) shall be deleted.

2.2	The following definitions shall be inserted:

“Certified UF6 means Enriched UF6 which has been received by BNFL and for which a certificate of analysis has been issued pursuant to clause 7 of the Agreement for the Provision of Services Relating to the Transportation and Storage of Enriched UF6 and Tails UF6 dated 31 March 1995, or has a self certification certificate issued by either TENEX, Urenco, Eurodif or USEC;”

Eurodif means Eurodif SA, 116 Avenue Aristide, Briand, Bagneux, France;

Operational Stock means that operational account referred to in Clause 8 of the Agreement for the Provisions of Services Relating to the Transportation and Storage of Enriched UF6 and Tails dated 31 March 1995 as amended;

USEC means the United States Enrichment Corporation.”

2.3	The definitions of Enriched Uranium Material and UF6 shall be deleted and replaced as follows:

“Enriched Uranium Material means products belonging to BEG created during the processing of enriched Fuel including but not limited to UF6, UO2 and UOC powders, Fuel Pellets and process residues;”

“UF6 means uranium hexafluoride;”

2.4	Clauses 2.2 and 2.36 shall be deleted.

2.5	Clauses 3.3 to 3.16 (inclusive) shall be deleted and replaced with:

“3.3	BNFL shall provide all materials other than Enriched UF6 and Process Float, and all services necessary to manufacture and deliver Fuel to AGR Power Stations, throughout the Fuel Supply Period.

3.4

BNFL shall maintain a WIP account for Enriched UF6 or other Enriched Uranium Material for the purposes of carrying out services under this Agreement. BEG shall make available to BNFL at Springfields, sufficient Enriched UF6 or other Enriched Uranium Material to allow BNFL to fulfil the relevant order together with an additional 10% of the said material for Process Float and an allowance for Process Losses of 0.3% of the said material less the Enriched Uranium Material made available as Process Float with the order for Fuel placed pursuant to Clause 7.6

BNFL/BEG COMMERCIAL IN CONFIDENCE

previous to the said order, two months following the placing of an order for Fuel pursuant to Clause 7.6 or in the event that the Fuel ordering leadtimes have been reduced pursuant to Clause 7.8, by the third week of the third Month preceding the date the delivery is due pursuant to Clause 12.1 whichever is the earlier. Subject to Clause 3.4.4, the allocations of uranium for the supply of Fuel at the higher Assays of 3.07% and 3.78% shall be managed as follows:

3.4.1	WIPi, kg-U = 43.0* (1 + Process Float % + Process Losses %) * S(FE Order)i;

Where S(FE order)i is the total number of Fuel Elements at Assay i% for which uranium is required to be allocated in accordance with Clause 3.4;

3.4.2	Each month the Enriched Uranium Materials’ quantities for the most recent month’s Fuel orders to be included in the WIP requirement will be adjusted as follows:

(a)	For 3.78% Fuel – increase mass requirement by 20%.

(b)	For 3.07% Fuel – a mass equal to the increase in mass at 3.78%.

(c)	For 3.42% Fuel – decrease mass requirement by mass increases made at 3.78% and 3.07% in (a) and (b) above.

(d)	For 2.67% Fuel – no change.

3.4.3	BEG entitlement to such additional allocations at 3.78% and 3.07% in the WIP account at Springfields shall be equivalent to the quantity and Assay that would result if such materials were blended together.

3.4.4	Where BEG is not utilising the Assays referred to in Clause 3.4.2, then within one month of the date of expiry or early termination of the Uranics Term, BNFL and BEG shall Agree the basis upon which BEG shall make Enriched Uranium Material available to BNFL, provided that the basis upon which BEG shall make Enriched Uranium Material available to BNFL shall be consistent with the basis upon which BNFL utilised Enriched Uranium Material during the Uranics Term.

3.5	The Enriched UF6 specified in Clause 3.4 shall be made available by BEG to BNFL at Springfields either as Certified UF6, as UF6 prior to certification as Certified UF6, or as otherwise Agreed and in standard international 30B transport containers or other such containers as may be Agreed. The said Enriched UF6 or Enriched Uranium Material referred to in Clause 3.4 shall be made available to BNFL by means of a written instruction from BEG which shall specify the Enriched UF6 or Enriched Uranium Material to be transferred from BEG’s Operational Stock account at BNFL to BEG’s AGR WIP account at BNFL.

3.6	On termination of the Fuel Supply Period BNFL shall return to BEG in a prompt manner and in accordance with an Agreed programme Enriched Uranium Material and Process Float in a form suitable for Fuel fabrication.

3.7	Any loss of separative work due to blending and residue recovery shall be dealt with in accordance with the procedures described in Appendix 4.

3.8	BEG and BNFL shall meet regularly to exchange information conducive to the smooth running of this Agreement. Either BNFL or BEG shall have the right to call for a meeting and shall give the other, unless otherwise Agreed, at least three weeks’ notice of such a meeting. Such information shall include inter alia:

BNFL/BEG COMMERCIAL IN CONFIDENCE

3.8.1	BNFL’s production programmes for BEG products;

3.8.2	notification of possible BNFL supply difficulties;

3.8.3	BEG’s predictions of Fuel requirements;

3.8.4	BEG’s future requirements for Fuel design changes; and

3.8.5	quality assurance related matters.

For the avoidance of doubt, such information exchange shall in no way prejudice the operations, terms and conditions contained elsewhere in this Agreement.

3.9	BNFL shall provide BEG with statements of Enriched Uranium Material holdings at the frequency and within the timescales defined in Appendix 10.

3.10	BNFL shall be liable for risk of damage to or loss of Enriched UF6 or Enriched Uranium Material made available by BEG under Clause 3.4. In the event of such damage or loss, BNFL shall forthwith and at BEG’s request either replace the damaged or lost material with material of equivalent quantity, specification and quality, or reimburse BEG for the actual cost of the damaged or lost material.”

2.6	Clause 4.1 shall be deleted and replaced with:

“4.1	Charges for Fuel Elements (other than Instrumented Fuel) of Existing Designs on the Approved Product List within the quantity range described in Clause 7.1 shall be comprised of two charging components, a fixed annual component (Ao) and a variable component (Bo). Ao and Bo are specified in Appendix 5 and will be dependent on the selected range described in Clause 7. The said charges set down in Appendix 5 are subject to escalation from 1 July 2002 or Financial Year 2003, as appropriate, in accordance with the formulae set out in Appendix 6 and shall cover all the costs and liabilities associated with providing the said Fuel Elements (including, for the avoidance of doubt, those associated with the manufacture, storage and transport, decommissioning, treatment and disposal of all Waste) except where specifically provided for elsewhere in this Agreement or other agreements with BEG.”

2.7	Clause 5.1.2 shall be deleted and replaced with:

“5.1.2	BNFL shall submit invoices to BEG on or before the last Sunday of the month for the per Fuel Element charge (Bo) in respect of each Fuel Element delivered in respect of Fuel deliveries during the month to which the invoices relate and BEG shall pay the said invoices on or before the twentieth Day of the following month or the first Working Day thereafter.”

2.8	Sub-clauses 7.6.2 to 7.6.7 (inclusive) shall be deleted.

2.9	The following words appearing at the end of Clause 9.2 shall be deleted:

“This Clause shall not apply to the Uranic Elements Supply Component of this Agreement.”

2.10	The following words appearing at the end of Clause 12.7 shall be deleted:

BNFL/BEG COMMERCIAL IN CONFIDENCE

“This Clause 12.7 shall not apply in the event that, and to the extent that, BNFL demonstrates to the reasonable satisfaction of BEG that its inability to deliver Fuel to BEG is solely and directly caused by the forecasts provided by BEG pursuant to Clause 7.6.2 resulting in insufficient Enriched UF6 being available for the manufacture of Fuel for delivery to BEG in accordance with this Agreement.”

2.11	Clause 13.1 shall be deleted and replaced with:

“13.1	If, as soon as reasonably practicable, before irradiation BEG demonstrates or BNFL advises that any Fuel Element or Ancillary Component does not comply with the Contract Specification unless such non-compliance is caused by the negligence or wilful default of BEG, its servants or agents or as a result of deterioration of the Fuel resulting from storage at BEG sites after unpacking then unless BEG grants approval to accept said non-conforming Fuel under a concession pursuant to Paragraph 10 of Appendix 7, BNFL shall at its discretion, and as soon as reasonably practicable, either:

13.1.1	rectify the Fuel Element or Ancillary Component either at Springfields or, subject to BEG’s approval, at the relevant AGR Power Station. All such rectification shall be in conformance with the quality assurance arrangements specified in Appendix 7 or such other arrangements as may be approved by BEG in such a manner so that it complies with the Contract Specification; or

13.1.2	replace the Fuel Element or Ancillary Component provided that it has been returned to BNFL;

and subject to Clause 13.4 shall bear the cost of rectification or replacement as the case may be including any uranic recovery costs PROVIDED THAT, subject to the consent of BEG, BNFL may, in respect of any Fuel Element or Ancillary Component returned to them under this Clause and instead of the alternatives set out in Clauses 13.1.1 and 13.1.2, credit with a sum which shall, in the case of a Fuel Element, take into account the charge which would have been payable for and appropriate to the Fuel Element if it had been due for delivery on the date on which it was so returned or, in the case of an Ancillary Component, take into account the charge which would have been payable for the Ancillary Component if it had been due for delivery as aforesaid. For the avoidance of doubt BNFL shall be responsible for the recovery of the Enriched UO2 content of the Fuel so affected including any Process Losses and shall carry out such recovery in a timely manner and shall credit such recovered Enriched UO2 to BEG’s Operational Stock account at Springfields. If for reasons solely attributable to BNFL, BNFL, does not recover the Enriched UO2 content of the Fuel it shall forthwith credit BEG with an amount of UO2 in the same form as if BNFL had recovered the said UO2. In the event that BNFL elects to rectify or replace Fuel as specified in Clauses 13.1.1 and 13.1.2, it shall be deemed not to have been delivered until such rectification or replacement has been carried out and the Fuel delivered to BEG. Accordingly, the provisions of Clause 12.7 shall apply.”

2.12	The following words appearing at the end of Clause 15 shall be deleted:

“The provisions of this Clause 15 shall not apply to the Uranic Elements Supply Component of this Agreement except where:

(a)	they relate to proposed changes to all or part of the Uranic Elements Supply Component of this Agreement which could have an impact on all or part of the process of manufacturing of Fuel Elements by BNFL; or

BNFL/BEG COMMERCIAL IN CONFIDENCE

(b)	they relate to proposed changes to all or part of the process of manufacturing of Fuel Elements by BNFL which could have an impact on all or part of the Uranic Elements Supply Component of this Agreement.”

2.13	Clause 23.2 shall be deleted.

2.14	Clause 27.5 shall be deleted.

2.15	Appendix 4 shall be deleted and replaced with:

BNFL/BEG COMMERCIAL IN CONFIDENCE

“APPENDIX 4

SWU LOSS PROCEDURE

1.	BLENDING

In order to meet the requirements of BEG with regard to Fuel Assay, BNFL may have to undertake isotopic blending of uranium dioxide powder. This requirement may arise as a result of one of the following circumstances:

(i)	BEG requires that its stocks of enriched material at Springfields (be it UF6, U02 or recovered U308) are utilised, to reduce in process stocks;

(ii)	Insufficient UF6/U02 at the required Assay is available on site;

In cases where a blending operation will result in a SWU loss of 0.5% or less then BNFL shall not be required to inform BEG in advance of blending taking place.

Where a blending operation will result in a SWU loss of greater than 0.5% then BNFL shall be required to obtain the prior approval of BEG for the blending operation to be undertaken, such approval not being unreasonably withheld. Any such request by BNFL shall be in writing and BEG shall reply to it within seven days of receipt thereof. BNFL’s request shall be submitted not less than seven days before the intended commencement of blending operations.

BNFL shall provide BEG with an Enriched Uranium Blend Statement at the frequency and within the timescales defined in Appendix 10 of this Agreement.

2.	RESIDUE RECOVERY

As part of the fabrication process, BNFL undertakes activities to allow production residues to be recovered for use in subsequent Fuel manufacture. Within the recovery operations, there will be a need to process enriched materials from different sources and hence mixing will take place.

The following procedure shall take place.

In cases where a residue recovery operation will result in a SWU loss of 0.5% or less then BNFL will not be required to inform BEG in advance of a residue recovery operation taking place.

Where a residue recovery operation will result in a SWU loss of greater than 0.5% then BNFL shall be required to obtain the prior approval of BEG for the residue recovery operation to be undertaken, such approval not being unreasonably withheld. Any such request by BNFL shall be in writing and BEG shall reply to it within seven days of receipt thereof. BNFL’s request shall be submitted not less than seven days before the intended commencement of residue recovery operations.

BNFL shall provide BEG with a Residue Recovery Statement at the frequency and within the timescales defined in Appendix 10.”

2.16	Part C of Appendix 5 shall be deleted.

2.17	The following words appearing at the end of Appendix 7 shall be deleted:

“This Appendix 7 shall not apply to the Uranic Elements Supply Component of this Agreement prior to the passage of Uranium Material through the gates of the Springfields site.”

2.18	The words “by BNFL for the purpose of supplying Fuel to BEG under this Agreement” appearing in paragraphs 4a, 5a and 6a of Appendix 10 shall be deleted and replaced with:

BNFL/BEG COMMERCIAL IN CONFIDENCE

“on BEG’s behalf”

2.19	The following shall be deleted from paragraph 1 of Appendix 16:

“, Uo and Vo”.

2.20	Appendixes 21-27 (inclusive), 29, 30 and 32 shall be deleted.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 29

TERMS OF SUPPLY OF ENRICHED UF6 TO THE PWR POWER STATION

1	General

1.1	This Appendix sets out the terms and conditions under which BNFL shall provide Enriched UF6 and Incidental Services to BEG as referred to in Clause 3.4.

1.2	When BEG requires any delivery of Enriched UF6 to a PWR fabricator, BNFL shall supply to BEG Enriched UF6 for the purposes of fabrication into fuel for use in the PWR Power Station during the Uranics Term in accordance with the provisions of this Appendix.

1.3	BEG and BNFL agree and acknowledge that in supplying Enriched UF6 to BEG, BNFL’s cash flow will remain neutral with regard to Enrichment.

2.	Ordering Procedure

2.1	Within one month of the date of this Agreement and on or before 1 April each year thereafter, BEG will provide to BNFL a plan in writing detailing BEG’s forward indicative requirements for the supply of Enriched UF6 to the PWR Power Station for the following 10 years containing the following information:

2.1.1	the approximate month in each year in which Enriched UF6 (if any) is required to be delivered to BEG (or its nominated PWR fabricator);

2.1.2	the approximate Assay of the required Enriched UF6; and

2.1.3	the approximate quantity of Enriched UF6 required per Assay.

2.2	On or before 6 months prior to the commencement of the year in which delivery of a quantity of Enriched UF6 is due to take place pursuant to paragraph 2.1 (but in any event not less than 12 months prior to the month in which such delivery is to take place), BEG shall give written notice to BNFL identifying:

2.2.1	the month in which Enriched UF6 is required to be delivered to BEG;

2.2.2	the approximate Assay of the Enriched UF6;

2.2.3	the approximate quantity of Enriched UF6 required per Assay; and

2.2.4	whether the Enriched UF6 to be made available by BNFL to BEG shall be:

(a)	delivered to BEG (or its nominated PWR fabricator); or

(b)	made available for collection by BEG (or its nominated PWR fabricator).

2.3	Where BEG notifies BNFL that it shall collect the Enriched UF6 and supply the required overpacks and cylinders in accordance with paragraph 2.2.4(b):

2.3.1	BEG shall not pay, and BNFL shall not invoice BEG for, any sums for the provision of Incidental Services (Vo);

2.3.2	BNFL shall notify BEG, at least 110 days prior to the final delivery date, the location where BEG (or its nominated PWR fabricator) shall collect such Enriched UF6 and the

BNFL/BEG COMMERCIAL IN CONFIDENCE

date on which the required number of cylinders and over-packs is required to be delivered by BEG to BNFL;

2.3.3	following receipt of BNFL’s notice pursuant to paragraph 2.3.2, BEG shall notify BNFL of the date on which BEG will make available the required number of overpacks and cylinders to BNFL; and

2.3.4	BEG shall reimburse BNFL for all direct costs reasonably incurred by BNFL (if any) as a result of the arrival of cylinders and overpacks after the date specified by BEG in the notice referred to in paragraph 2.3.4.

2.4	On or before 7 months prior to the month of delivery notified in accordance with paragraph 2.2 BEG shall provide a final notice in writing to BNFL of the following:

2.4.1	the actual Assay of the required Enriched UF6;

2.4.2	the actual quantity of Enriched UF6 required per Assay;

2.4.3	the location to which BNFL shall deliver the Enriched UF6; and

2.4.4	BEG’s transport requirements.

2.5	The date on which delivery is to be made shall be notified by BEG to BNFL in writing no later than 2 months prior to the delivery month notified pursuant to 2.2 above.

3	Transport

3.1	All of the required Enriched UF6 delivered by BNFL pursuant to this Appendix shall be delivered:

3.1.1	to BEG (or its nominated PWR fabricator) or made available for collection by BEG (or its nominated PWR fabricator) at a location to be notified by BNFL to BEG pursuant to paragraph 2.3.2; and

3.1.2	in standard, international 30B transport containers or such other containers as may be agreed by Agreed by BEG and BNFL conforming to the latest version of the American National Standard for Packaging Uranium Hexafluoride for Transport (ANSI N14.1 - latest revision) and to all relevant safety and other regulations relating to the use of containers as transport containers and pressure vessels. Such containers shall be delivered by BNFL to BEG (or its PWR fabricator as the case may be) clean and free from contamination and undamaged.

3.2 BEG shall notify BNFL of its transport requirements in accordance with the provisions of paragraph 2 above.

3.3	The cost of any applicable transport services provided by BNFL to BEG shall be invoiced to BEG in accordance with paragraph 2 of Part C of Appendix 5.

4	Delivery

4.1	BNFL shall use all reasonable endeavours to ensure delivery of the required Enriched UF6 is made within 2 weeks after the date notified to BNFL pursuant to paragraph 2.4.

4.2	BNFL shall notify BEG immediately upon discovering that delivery may not be effected on the date of delivery notified pursuant to paragraph 2.4. In notifying BEG that the delivery

BNFL/BEG COMMERCIAL IN CONFIDENCE

date may not be achieved, BNFL shall advise BEG of the date on which delivery may be effected. Within 5 Working Days of such notice, BNFL and BEG shall meet to discuss the new date of delivery proposed by BNFL, which BEG may accept or reject.

4.3	If BEG does not agree to amend the date of delivery in accordance with paragraph 4.2, BNFL shall make available (at no additional cost to BEG) sufficient UF6 for delivery in accordance with the notice referred to in paragraph 2.3 within 4 weeks from the date notified to BNFL pursuant to paragraph 2.4.

4.4	In the event that BNFL is unable to deliver the required quantity of Enriched UF6 for fabrication into PWR fuel, BEG shall use reasonable skill and reasonable diligence in procuring the required quantity of Enriched UF6 on its own account and BNFL shall promptly reimburse all BEG’s direct and reasonable costs, including but not limited to the cost of purchasing replacement Enriched UF6 and that portion of the Administration Charge (if any) relating to the replacement Enriched UF6 purchased by BEG pursuant to this paragraph.

4.5	Title to Enriched UF6 delivered by BNFL pursuant to this Appendix shall pass from BNFL to BEG upon payment by BEG of the cost of such Enriched UF6. Risk to such Enriched UF6 shall pass to BEG upon delivery or book transfer, and delivery for invoicing purposes will be deemed to occur upon book transfer or:

4.5.1	when collected by BEG or BEG’s PWR fabricator at the enricher’s facility, when the lifting gear is detached from the 30B cylinder containing such Enriched UF6;

4.5.2	when delivered by BNFL at the fabricator’s facility, when the lifting gear is attached to the 30B cylinder containing such Enriched UF6; or

4.5.3	when collected by BEG or BEG’s PWR fabricator at the Russian port of St Petersburg, F.O.B. (as defined in Incoterms 2000) the Russian port of St. Petersburg.

4.6	Where BEG is responsible for the collection of the Enriched UF6 and chooses to use a transporter other than BNFL, and such collection has the potential to give rise to the risk of incurring liability falling outside the jurisdiction of the Convention on Third Party Liability in the Field of Nuclear Energy signed on 29 July 1960, as amended (the Paris Convention), then BNFL’s agreement to release the Enriched UF6 pursuant to this Appendix will be conditional on BNFL and BEG agreeing nuclear liability provisions.

5	Specification

5.1	Unless otherwise notified, all Enriched UF6 delivered pursuant to this Appendix shall conform to the “Standard Specification (ASTM C996-96) for Uranium Hexafluoride Enriched to less than 5% 235U enriched from commercial natural UF6 and not derived from reprocessed UF6” or such other specification to be Agreed between BEG and BNFL.

5.2	BNFL warrants that all Enriched UF6 delivered pursuant to this Appendix meets the specification referred to in paragraph 5.1.

5.3	If Enriched UF6 delivered by BNFL pursuant to this Appendix is rejected by BEG’s PWR fabricator due to a failure of such Enriched UF6 to conform to such specification, BEG shall give notice to BNFL and BNFL shall use reasonable endeavours to immediately make available to BEG replacement Enriched UF6 in accordance with the notice referred to in paragraph 2.4, and in any event within one month of receiving notice from BEG that the Enriched UF6 has been rejected by BEG’s PWR fabricator.

BNFL/BEG COMMERCIAL IN CONFIDENCE

5.4	If BNFL is unable to deliver replacement Enriched UF6 in accordance with paragraph 5.3, BEG shall use reasonable skill and reasonable diligence in procuring the required quantity of Enriched UF6 on its own account and BNFL shall promptly reimburse all BEG’s direct and reasonable costs, including but not limited to the cost of purchasing replacement Enriched UF6 and that portion of the Administration Charge (if any) relating to the replacement Enriched UF6 purchased by BEG pursuant to this paragraph.

5.5	In the event that BEG notifies BNFL that it wishes BNFL to supply all or part of any of the required Enriched UF6 to the PWR Power Station to be Enriched UF6 in whole or in part derived from reprocessed UF6, BEG will provide BNFL with 24 months notice in writing of its first delivery to its PWR fabricator of such Enriched UF6. Following such notice, BEG and BNFL will consult with the other in good faith in order to determine whether BNFL is capable of delivering such Enriched UF6 to BEG. Upon BEG and BNFL’s Agreement on the terms of such delivery, BNFL shall deliver the required Enriched UF6 to BEG (or its PWR fabricator) in accordance with this Appendix (as may be amended by the Agreement of BEG and BNFL pursuant to this paragraph).

6	Invoicing and Payment

6.1	The cost of Enriched UF6 delivered in accordance with this Appendix and any applicable transport costs shall be invoiced by BNFL on the date of delivery date via the charges Uo and Vo.

6.2	Payment for such charges will be made by BEG to BNFL in accordance with the provisions of Clause 5.2.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 30

SPECIAL TERMS

Special Terms means the provisions listed below in respect of the following Contracts:

1.	Consolidated Contract 54-02/00001-115 between Tenex and BEG and dated 1 September 2002 (as amended), (the Tenex Contract):

1.1	Clauses 2.4 and 2.5 (obliges Supplier to Purify, Convert and Enrich reprocessed uranium (ORP) and for Customer to pay for these services);

1.2	Clause 3.3 (option for Customer to receive deliveries of Equivalent Natural Uranium);

1.3	Clause 3.4 (option for Customer to deliver Depleted UF6 and Oxide Reprocessed Uranium (ORP) or combination of Enriched Uranium and Equivalent Natural Uranium);

1.4	Clause 3.5 (product derived from ORP to be segregated by Supplier. Right for Customer to substitute ORP for up to 30% of total quantity of feed in any year.) and the last paragraph in Clause 3.6 (ii) (regarding physical delivery of ORP);

1.5	Clause 3.8 (Notices for delivery of Depleted UF6 as Feed);

1.6	Clause 3.10 (procedure for issue of Final Binding Notice where ORP is Delivered as part of Feed Uranium);
1.7	Clause 3.19 (specifications of Assay of Final Product in the form of Equivalent Natural Enriched);

1.8	Clause 4 (Customer option to take Tails);

1.9	Clause 5.6 (Customer right to take 10tonneU Final Product derived from ORP for lead test assembly);

1.10	Clause 5.7 (purchase price provision for Equivalent Natural Uranium derived from Depleted UF6);

1.11	Clause 8.1 (specification of the origin of Enrichment Conversion and purification services);

1.12	Clause 10.3 (in event of sustained Force Majeure, provision for return of ORP already converted into UF6);

1.13	Clause 10.4 (in event of sustained Force Majeure, provision for payment for / cancellation, return of some of the non-standard services and ORP already converted into UF6);

1.14	Clause 13 (security of supply provision allowing substitution of stocks);

1.15	Appendix 1, Paragraphs 1.3, 1.4, 2.1, 2.2 and 3.1) (specifications for non-standard materials i.e. ORP as UO3, Equivalent Natural Uranium, Tails);

BNFL/BEG COMMERCIAL IN CONFIDENCE

1.16	Appendix 2, (weighing and sampling, including ORP);

1.17	Appendix 4, Paragraph 1.2 (transport containers for Depleted UF6);

1.18	Appendix 4, Part II (transport containers for ORP);

1.19	Appendix 4, Part III (ORP packaging); and

1.20	Appendix 5 (Price calculations in respect of uranium enriched to over 1.6% and which is derived from Depleted UF6).

Capitalised terms used in this paragraph have the meaning as set out in the Tenex Contract.

2.	Uranium Enrichment Contract No. 93/275 between BEG and Urenco dated 4 November 1993 (as amended) (the Urenco Contract) - article 1.3 (emergency back-up supply).

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 31

VALUATION MECHANISM

Part A - General

1.	This Appendix sets out the mechanism for determining the Initial Termination A Stocks Purchase Price and the Remaining Termination A Stocks Purchase Price or the Termination B Purchase Price (as the case may be), as well as the price of BNFL Interim Sale Uranium as referred to in Clause 2.23.2.

2.	Terms used in this Appendix are defined in Parts F and G.

Part B - Initial Stocks Termination A Purchase Price

1.	In this Part B, TPIS means the Initial Termination A Stocks Purchase Price in pounds sterling.

2.	The Initial TPIS = TPWIP + TPEUF

Part C - Price to be paid in respect of BNFL Interim Sale Uranium

1.	The value of an individual sale of BNFL Interim Sale Uranium (if any) under Clause 2.23.2 shall be determined in accordance with paragraph 3 of Part E of this Appendix.

2.	The value in pounds sterling of enriched uranium contained in Fuel purchased by BEG under this Agreement after the Initial Termination A Stocks Completion Date and prior to the Remaining Termination A Stocks Completion Date or the Second Remaining Termination A Stocks Completion Date (if any), shall be the sum of all UF6 and SWU values in pounds sterling determined in accordance with the derivation of Uo under this Agreement in any given month m.

Part D - Remaining Termination A Stocks Purchase Price

The Remaining Termination A Stocks Purchase Price shall be the sum of the value of WIP in pounds sterling determined in accordance with paragraph 4 of Part F of this Appendix, the value of Enriched UF6 in pounds sterling determined in accordance with paragraph 3 of Part E of this Appendix, the value of UF6 in pounds sterling determined in accordance with paragraph 2 of Part F of this Appendix, and the value of UOC in pounds sterling determined in accordance with paragraph 1 of Part F of this Appendix on the Remaining Termination A Stocks Completion Date or if any, the Second Remaining Termination A Stocks Completion Date (as the case may be).

Part E – Termination B Purchase Price

The Termination B Purchase Price shall be the sum of the value of WIP in pounds sterling determined in accordance with paragraph 4 of Part F of this Appendix, the value of Enriched UF6 in pounds sterling determined in accordance with paragraph 3 of Part F of this Schedule, the value of UF6 in pounds sterling determined in accordance with paragraph 2 of Part F of this Appendix, and the value of UOC in pounds sterling determined in accordance with paragraph 1 of Part F of this Appendix on each Termination B Completion Date.

Part F- Component Values of UOC, UF6, Enriched UF6 and WIP

1.	UOC

1.1	The conversion formula for converting lbs UOC in the form of U3O8 into kg U as UOC is:

WUOC = WUL / 2.59978

BNFL/BEG COMMERCIAL IN CONFIDENCE

1.2	The total price in pounds sterling of UOC is:

PUOC = WUOC x BVUOC

Where:

WUOC means the weight of UOC in kg U transferred by BNFL to BEG.

WUL means the total weight of UOC in lbs U3O8 transferred by BNFL to BEG.

PUOC means the price to be paid in pounds sterling by BEG to BNFL for UOC.

BVUOC means the book value of UOC per kg U as UOC.

2.	UF6

2.1	The total price in pounds sterling of UF6 is:

PUF6 = WUF6 x BVUF6

Where:

PUF6 means the price to be paid in pounds sterling by BEG to BNFL for UF6.

WUF6 means the weight of UF6 in kg U transferred by BNFL to BEG.

BVUF6 means the book value of UF6 per kg U as UF6.

2.2	The amount of UOC needed to produce UF6 shall be deemed to be:

WUOC = WUF6/0.995

2.3	The weight of conversion shall be:

WCON = WUF6

Where WCON is the weight of conversion.

3.	Enriched UF6

The total price in pounds sterling of Enriched UF6 shall be calculated as follows:

PEUFx = (WEUFx x BVSWU x SFx) +(WEUFx x BVUF6 x FFx)

and:

TPEUF = S1[z] PEUFx

Where:

PEUFx means the price in pounds sterling for Enriched UF6 at a specific Assay number x.

WEUFx means the weight in kg U of Enriched UF6 at a specific Assay number x transferred by BNFL to BEG.

BNFL/BEG COMMERCIAL IN CONFIDENCE

BVSWU means the book value of SWU per kg SWU.

SFx and FFx shall each have the meaning ascribed to it in Part G for Assay number x.

x shall be assigned as a number between 1 and z which uniquely represents 1 discrete Assay in Enriched UF6 (determined to 3 decimal places) which BNFL is selling and BEG is buying.

z shall be the total number of discrete Assays of Enriched UF6 (determined to 3 decimal places) which BNFL is selling and BEG is buying.

TPEUF means the total price in pounds sterling of Enriched UF6.

4.	WIP

The total price in pounds sterling of WIP shall be calculated as follows:

WFWIPx = WWIPx x FFx

WSWIPx = WWIPx x SFx

and:

TFWIP = S1yWFWIPx

TSWIP = S1yWSWIPx

and:

TPWIP = (TFWIP x BVUF6) + (TSWIP x BVSWU)

Where:

WWIPx means the weight in kg U of WIP at a specific Assay number x transferred by BNFL to BEG.

WFWIPx means the equivalent weight of UF6 in WIP in kg U at a specific Assay number x.

WSWIPx means the equivalent weight of SWU in WIP in kg at a specific Assay number x.

TSWIP means the total equivalent weight of SWU in WIP in kg.

TPWIP means the total price of WIP in pounds sterling.

TF WIP means the total equivalent weight of Feed in WIP in kgU.

BVUF6 has the meaning in paragraph 2.1 of this Part F.

BVSWU has the meaning in paragraph 3 of this Part F.

SFx and FFx shall have the meaning ascribed to it in Part G of this Appendix for Assay number x.

x shall be assigned as a number between 1 and y which uniquely represents 1 discrete Assay in WIP (determined to 3 decimal places) which BNFL is selling and BEG is buying.

BNFL/BEG COMMERCIAL IN CONFIDENCE

y shall be the total number of discrete Assays in WIP (determined to 3 decimal places) which BNFL is selling and BEG is buying.

Part G - Feed Factor and SWU Factor

1.	The feed material component or uranium feed per unit of Enriched UF6 or WIP (the Feed Factor) shall be calculated as follows:

Where:

FF is the Feed Factor.

Xp is the Enriched UF6 or WIP Assay (wt% U235).

Xw is the Tails Assay (wt% U235) and shall be 0.35%.

Xf is the UF6 Assay (equal to 0.711 wt% U235).

2.	The SWU component per unit of Enriched UF6 or WIP (the SWU Factor) shall be calculated as follows:

SF = (V(Xp)—V(Xw))—FF(V(Xf)—V(Xw))

where:

Where:

Xp, Xw, and Xf are as defined in paragraph 1 of Part F above.

ln is the natural logarithm.

3.	For the application of the above formulae in this Appendix 31 and for the purposes of Appendix 30:

3.1	The quantity of UF6 is to be expressed in kgU, and rounded to the nearest gramme (that is, the third decimal place).

3.2	The U235 Assay is expressed in wt% and rounded to the third decimal place.

3.3	The weight percents (wt%) are to be converted to decimal fractions (i.e. ÷ 100) for use in the SWU equations above.

BNFL/BEG COMMERCIAL IN CONFIDENCE

3.4	All intermediate calculations are to be carried to at least eight decimal places.

3.5	The Feed and SWU Factors are to be rounded to the third decimal place.

3.6	The amounts of SWU are to be rounded to the third decimal place (1/1000 SWU).

3.7	Rounding is done by the standard rounding procedure, that is, by rounding each figure up when the following figure is equal to or higher than five (5), and by rounding each figure down when the following figure is less than five (5).

3.8	Assay means the total weight of U235 isotope divided by the total weight of all uranium isotopes expressed as a weight percent (wt%).

3.9	Tails means Depleted UF6 resulting from the Assay process.

3.10	SWU means a unit of measurement for Enrichment.

3.11	Feed means UF6.

3.12	Depleted UF6 means uranium hexafluoride with an Assay lower than in UF6.

BNFL/BEG COMMERCIAL IN CONFIDENCE

APPENDIX 32

WARRANTIES

1.	The same covenants shall be deemed to be given by BNFL in relation to the Termination A Stocks or the Termination B Stocks (as applicable) as are implied under Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

2.	The Termination A Stocks or the Termination B Stocks (as applicable) are free from all Security Interests.

3.	The Termination A Stocks or the Termination B Stocks (as applicable) have not been obtained under or through any arrangement, swap or exchange that violates any laws regarding the importation or use of uranium or which is designed to circumvent any import limits for uranium and are subject to the obligation of use for exclusively peaceful, non-explosive purposes and to all applicable safeguards obligations.

4.	The Termination A Stocks or the Termination B Stocks (as applicable), as identifiable in the following elements shall, in respect of:

4.1	UOC have been accepted for conversion by the relevant converter; and

4.2	UF6 have been accepted for Enrichment by the relevant enricher.

5.	To the best of BNFL’s knowledge, information and belief:

5.1	no party to a Contract or New Contract has given notice of its intention to terminate, or has sought to repudiate or disclaim, the Contract or New Contract;

5.2	no party to a Contract or New Contract is in material breach of the Contract or New Contract; and

5.3	no fact or circumstances exists which might give rise to a material breach.

6.	BNFL has not received any notices of default under the Contracts or New Contracts.

7.	No Contract or New Contract was entered into other than in the usual course of the business of BNFL.

8.	No Contract or New Contract was entered into by BNFL other than by way of a bargain at arm’s length.